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                                                             Exhibit (10)(ii)(D)


                                  OFFICE LEASE




                                 BY AND BETWEEN




                     DAVIS CHURCH OFFICE DEVELOPMENT, L.L.C.
                                  AS LANDLORD,




                                       AND



                            HOUGHTON MIFFLIN COMPANY,
                                    AS TENANT





                               EVANSTON, ILLINOIS
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                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE

1. BASIC LEASE PROVISIONS..................................................    1
   A.  Premises Location...................................................    1
   B.  Rentable Square Feet of the Premises................................    1
   C.  Rentable Square Feet of the Building................................    1
   D.  Tenant's Proportionate Share........................................    1
   E.  Term................................................................    2
   F.  Commencement Date...................................................    2
   G.  Expiration Date.....................................................    2
   H.  Projected Final Delivery Date.......................................    2
   I.  Base Rent...........................................................    2
   J.  Broker(s)...........................................................    2
   K.  Retail Area.........................................................    2
2. LEASE OF PREMISES.......................................................    2
3. DESCRIPTION OF THE PROJECT, BUILDING, PREMISES AND COMMON AREAS.........    2
   A.  The Project.........................................................    2
   B.  The Building........................................................    3
   C.  The Premises; Rentable Square Feet..................................    3
   D.  The Common Areas....................................................    5
4. TERM AND POSSESSION.....................................................    5
   A.  Commencement and Expiration.........................................    5
   B.  Construction of Landlord's Work.....................................    5
   C.  "As Is"; Landlord Warranty..........................................    6
   D.  Early Occupancy.....................................................    6
5. RENT....................................................................    7
   A.  Definitions.........................................................    7
   B.  Components of Rent..................................................   12
   C.  Payment of Rent.....................................................   13
   D.  Audit Rights........................................................   14
   E.  Reimbursement of Excess Expenses....................................   15
   F.  Tax Contests........................................................   15
6. USE.....................................................................   15
7. CONDITION OF PREMISES...................................................   16
8. BUILDING SERVICES.......................................................   16
   A.  Basic Services......................................................   16
   B.  Electricity.........................................................   16
   C.  Telephones..........................................................   16
   D.  Additional Service; Supplemental Air Conditioning Units.............   17
   E.  Failure or Delay in Furnishing Services.............................   18


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ARTICLE                                                                     PAGE


    F.  Holidays...........................................................   18
    G.  Operating Standards................................................   18
9.  RULES AND REGULATIONS..................................................   19
10. CERTAIN RIGHTS RESERVED TO LANDLORD....................................   19
11. MAINTENANCE AND REPAIRS................................................   20
    A.  Tenant's Obligations...............................................   20
    B.  Landlord's Obligations.............................................   21
12. ALTERATIONS............................................................   21
    A.  Requirements.......................................................   21
    B.  Liens..............................................................   22
    C.  Reasonable Consent.................................................   23
    D.  Non-Structural Alterations.........................................   23
    E.  Alterations to Storage Area........................................   24
13. INSURANCE..............................................................   24
    A.  Tenant's Insurance.................................................   24
    B.  Landlord's Insurance...............................................   25
    C.  Risk of Loss.......................................................   26
    D.  General Waiver.....................................................   26
14. TENANT'S RESPONSIBILITIES..............................................   26
    A.  Waiver of Claims...................................................   26
    B.  Indemnity..........................................................   27
    C.  Indemnity by Landlord..............................................   27
    D.  Landlord's Negligence..............................................   27
15. DAMAGE OR DESTRUCTION BY CASUALTY......................................   28
    A.  Termination of Lease, Repair by Landlord...........................   28
    B.  Repair by Tenant...................................................   29
    C.  Abatement of Rent..................................................   30
    D.  Untenantability....................................................   30
    E.  Core and Shell.....................................................   30
16. EMINENT DOMAIN.........................................................   30
    A.  Substantial Taking.................................................   30
    B.  Taking of Part.....................................................   31
    C.  Compensation.......................................................   31
17. ASSIGNMENT AND SUBLETTING..............................................   31
    A.  Prohibitions.......................................................   31
    B.  Continuing Liability...............................................   32
    C.  Notice of Proposed Assignment of Subletting........................   32
    D.  Grounds for Withholding Consent....................................   33
    E.  Excess Rent Payment................................................   34
    F.  Lease Assumption; Subtenant Attornment.............................   34


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ARTICLE                                                                     PAGE


    H.  Corporation, Partnership and Limited Liability Company Transfers...   35
    I.  Permitted Transfers................................................   36
18. SURRENDER..............................................................   36
19. DEFAULTS AND REMEDIES..................................................   37
    A.  Evidence of Default................................................   37
    B.  Right of Re-Entry..................................................   38
    C.  Termination of Right to Possession.................................   38
    D.  Termination of Lease...............................................   39
    E.  Other Remedies.....................................................   39
    F.  Bankruptcy.........................................................   39
    G.  Waiver of Trial by Jury............................................   39
    H.  Venue..............................................................   39
    I.  Landlord Default...................................................   39
20. HOLDING OVER...........................................................   40
21. CERTAIN REGULATORY MATTERS.............................................   40
    A.  Hazardous Substances...............................................   40
    B.  Landlord Responsibility............................................   41
    C.  Americans With Disabilities Act....................................   41
    D.  Environmental Laws.................................................   42
22. ESTOPPEL CERTIFICATE...................................................   42
23. SUBORDINATION..........................................................   43
    A.  Subordination of Lease.............................................   43
    B.  Rights of Successors...............................................   43
    C.  Subordination of Mortgage..........................................   44
24. QUIET ENJOYMENT........................................................   44
25. BROKER.................................................................   44
26. NOTICES................................................................   45
27. BASE BUILDING; TENANT IMPROVEMENTS.....................................   46
    A.  Landlord's Work....................................................   46
    B.  Substantially Complete.............................................   47
    C.  Holdover Costs.....................................................   49
    D.  Milestone Dates....................................................   50
28. MISCELLANEOUS..........................................................   51
    A.  Successors and Assigns.............................................   51
    B.  Entire Agreement...................................................   51
    C.  Time of Essence....................................................   51
    D.  Execution and Delivery.............................................   51
    E.  Severability.......................................................   51
    F.  Governing Law......................................................   51
    G.  Attorneys' Fees....................................................   52


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ARTICLE                                                                     PAGE


    H.  Tenant; Joint and Several Liability................................   52
    I.  Force Majeure......................................................   52
    J.  Captions...........................................................   52
    K.  No Waiver..........................................................   52
    L.  Landlord...........................................................   53
    M.  Landlord Access to Premises........................................   53
    N.  Limitation of Liability............................................   53
29. CERTAIN RIGHTS TO LEASE VACANT SPACE...................................   54
    A.  Exercise...........................................................   54
    B.  Vacant Space Exercise Notice.......................................   54
    C.  Conditions to Exercise.............................................   55
    D.  Terms of Lease.....................................................   55
    E.  Amendment..........................................................   58
30. RIGHT OF FIRST OFFER...................................................   58
    A.  Notice.............................................................   58
    B.  Exercise...........................................................   58
    C.  Entire Space.......................................................   59
    D.  Conditions to Exercise.............................................   59
    E.  Terms of Lease.....................................................   59
    F.  Possession.........................................................   60
    G.  Other Rights.......................................................   61
    H.  First Offer Period.................................................   61
31. EXPANSION OPTIONS......................................................   61
    A.  Exercise Dates.....................................................   61
    B.  Designation of Expansion Space.....................................   62
    C.  Conditions to Exercise.............................................   62
    D.  Addition of Expansion Space........................................   62
    E.  Amendment..........................................................   63
    F.  Possession.........................................................   64
32. RENEWAL OPTIONS........................................................   64
    A.  Exercise...........................................................   64
    B.  Conditions to Exercise.............................................   65
    C.  Base Rent..........................................................   65
    D.  Amendment..........................................................   65
    E.  No Further Extensions..............................................   65
33. MARKET RENTAL RATE.....................................................   65
    A.  Definition.........................................................   65
    B.  Arbitration........................................................   66
34. PARKING................................................................   67
    A.  At-Grade Spaces....................................................   67


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ARTICLE                                                                     PAGE


    B.  Building Parking Garage............................................   67
    C.  Offsite Parking....................................................   69
    D.  Expansion..........................................................   70
35. SIGNAGE................................................................   70
    A.  Tenant's Signage...................................................   70
    B.  Other Exterior Signage.............................................   71
36. RETAIL AREA............................................................   71


EXHIBITS:

EXHIBIT A         -        PREMISES FLOOR PLANS
EXHIBIT B         -        SQUARE FOOTAGE CALCULATIONS
EXHIBIT C         -        BUILDING FLOOR PLANS
EXHIBIT D         -        LEGAL DESCRIPTION
EXHIBIT E         -        PRO FORMA RENTAL RATES
EXHIBIT F         -        CLEANING SPECIFICATIONS
EXHIBIT G         -        OPERATING STANDARDS
EXHIBIT H                  RULES AND REGULATIONS
EXHIBIT I         -        FF&E CATEGORIES
EXHIBIT J         -        PLAN DEVELOPMENT DRAWINGS AND SHELL AND CORE
                           DESCRIPTION
EXHIBIT K         -        WORKLETTER AGREEMENT
EXHIBIT L         -        COMPLETION GUARANTY
EXHIBIT M         -        PARKING LEASE
EXHIBIT N         -        RETAIL SIGNAGE GUIDELINES


                                        v
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                                  OFFICE LEASE


         THIS OFFICE LEASE ("LEASE") is made as of the ____ day of August, 2000 ("LEASE DATE"), between DAVIS CHURCH OFFICE DEVELOPMENT, L.L.C., a Delaware limited liability company ("LANDLORD"), and HOUGHTON MIFFLIN COMPANY, a Massachusetts corporation ("TENANT").

         1. BASIC LEASE PROVISIONS. The basic terms of this Lease are known as the "BASIC LEASE PROVISIONS", which are set forth below:

                  A. PREMISES LOCATION: The portions of Floors 1 and 3 of the Building and all of floors 4, 5 and 6 of the Building, which are depicted on the floor plans for the Premises attached to this Lease as EXHIBIT A ("OFFICE PREMISES"), subject to increase pursuant to any expansion rights of Tenant set forth in this Lease, and the portion of the basement of the Building which is depicted on Exhibit A attached to this Lease ("STORAGE AREA:).

                  B. RENTABLE SQUARE FEET OF THE PREMISES: Initially the Premises shall contain 139,056 Rentable Square Feet, consisting of 137,295 Rentable Square Feet in the Office Premises and 1,761 Rentable Square Feet in the Storage Area, calculated in accordance with the Building Owners and Management Association International Methods of Measurements - ANSI/BOMAZ65.1 1996 ("BOMA"), as modified with respect to the Building and Premises to reflect re-apportioned Building Common Areas in accordance with the methodology utilized in EXHIBIT B attached to this Lease, which contains a summary, on a floor by floor basis of the Rentable Square Feet of the Building and the Rentable Square Feet of the Premises. The Rentable Square Feet of the Office Premises shall be subject to increase in accordance with any expansion rights granted Tenant in this Lease. Tenant acknowledges that Landlord's architect has provided its auto-cad electronic files ("AUTO-CAD FILES") to Tenant's architect confirming the Rentable Square Feet of the Building and Premises shown on EXHIBIT B, and that Tenant's architect and Tenant have confirmed the accuracy of, and approved EXHIBIT B.

                  C. RENTABLE SQUARE FEET OF THE BUILDING: 195,245 Rentable Square Feet, measured in accordance with BOMA, as modified with respect to the Building and Premises to reflect re-apportioned Building Common Areas in accordance with the methodology utilized in EXHIBIT B attached to this Lease, subject to adjustment in accordance with Section 3. A copy of the current floor plans for all floors of the Building are attached to this Lease as EXHIBIT C and a summary of the number of Rentable Square Feet for each floor of the Building is contained in EXHIBIT B.

                  D. TENANT'S PROPORTIONATE SHARE: The percentage obtained from time to time by dividing (i) the Rentable Square Feet of the Office Premises by (ii) an
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         amount equal to the Rentable Square Feet of the Building (excluding the
         Retail Area), subject to adjustment as hereinafter provided. Tenant's Proportionate Share shall initially be Seventy and 32/100 percent (70.32%).

                  E. TERM: Fifteen (15) Years, beginning with the Commencement Date and ending with the Expiration Date (provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Term shall commence on the Commencement Date but shall end on the date which is fifteen (15) years following the first day of the calendar month immediately succeeding the Commencement Date), subject to any extension rights provided in this Lease.

                  F. COMMENCEMENT DATE: April 1, 2002, subject to adjustment as hereinafter provided in Section 4.E, and subject to Tenant's early access rights under the Workletter Agreement (as defined in Section 27) and in Section 4.D.

                  G. EXPIRATION DATE: The date which is fifteen (15) years following the Commencement Date (or if the Commencement Date is a date other than the first day of any calendar month, the date which is fifteen (15) years following the first day of the calendar month immediately succeeding the Commencement Date), subject to adjustment as hereinafter provided.

                  H. PROJECTED FINAL DELIVERY DATE: April 12, 2002.

                  I. BASE RENT: As provided in Section 5.

                  J. BROKER(S): Montero Partners Ltd.

                  K. RETAIL AREA: That portion of the first floor of the office building within which the Premises is located to be utilized for retail uses, located on the ground floor thereof, and consisting of twelve thousand four hundred ninety eight (12,498) Rentable Square Feet, subject to adjustment as hereinafter provided.

         2. LEASE OF PREMISES. Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the Premises described in Section 3.C, to have and to hold the same, with all appurtenances, unto the Tenant for the Term herein specified.

         3. DESCRIPTION OF THE PROJECT, BUILDING, PREMISES AND COMMON AREAS.

                  A. THE PROJECT. The term "PROJECT" means that certain office building project and appurtenant improvements (excluding the Retail
         Area) to be situated on certain land (the "LAND") in the City of Evanston, Illinois, located between Church and Davis


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         Streets, which land is legally described in EXHIBIT D attached to this
         Lease. Landlord's obligations with respect to the construction of the Project are set forth in and governed by Section 27.

                  B. THE BUILDING. The term "BUILDING" means the six story office building to be located at the Project (excluding, however, the Retail Area). Any reference in this Lease to the term Building shall include such office building (other than the Retail Area), the land on which it is located and the Common Areas (as hereinafter defined in Section 3.D), unless the context requires otherwise.

                  C. THE PREMISES; RENTABLE SQUARE FEET.

                           (i) The term "PREMISES" means initially, the "Office
                  Premises" consisting of the portions of the Building located on floors 1, 3, 4, 5 and 6, containing 137,295 Rentable Square Feet as depicted on EXHIBIT A attached to this Lease and the "Storage Area" consisting of the portion of the basement of the Building containing 1,761 Rentable Square Feet, depicted on Exhibit A attached to this Lease. The configuration of the Premises shall be subject to further adjustment pursuant to the expansion rights set forth in this Lease.

                           (ii) Upon completion of the Design Documents (as
                  defined in Section 27.A) Landlord's architect shall forward to Tenant and Tenant's architect the Design Documents, and if the Rentable Square Feet of the Office Premises, Storage Area or Building differs from that set forth in Sections 1.B and 1.C as a result of changes in design of the Building or revised floor plans for the Building, Landlord's architect shall forward to Tenant and Tenant's architect a revised table showing the rentable square footage of each floor within the Building, the total rentable square footage of the Building, and the total rentable square footage of each of the Office Premises and Storage Area, all calculated in accordance with BOMA, as modified with respect to the Building and Premises to reflect re-apportioned Building Common Areas in accordance with the methodology utilized in EXHIBIT B, together with Landlord's architect's Auto-Cad Files for the same, for Tenant and Tenant's architect's verification and approval (such approval not to be unreasonably withheld). As used herein, the term "RENTABLE SQUARE FEET OF THE OFFICE PREMISES" shall mean 137,295 Rentable Square Feet and the term "RENTABLE SQUARE FEET OF THE STORAGE AREA" shall mean 1,761 Rentable Square Feet, or if there are changes necessitated by the Design Documents, that number of rentable square feet in the Office Premises and/or Storage Area as determined by Landlord's architect and set forth in the table delivered to Tenant and Tenant's architect pursuant to the immediately preceding sentence and approved by Tenant and Tenant's architect, calculated in accordance with the methodology utilized in EXHIBIT B, all subject to adjustments for expansion rights provided in this Lease, and subject to adjustments as hereinafter provided. In addition, as used herein, the "RENTABLE SQUARE FEET OF THE BUILDING" shall mean 195,245 Rentable Square Feet, or if there are changes necessitated by the Design


                                        3
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                  Documents, that number of rentable square feet in the Building as determined by Landlord's architect and set forth in the table provided to and approved by Tenant and Tenant's architect pursuant to this Section 3.C (ii), as calculated in accordance with the methodology used in EXHIBIT B and subject to adjustment as hereinafter provided. At the request of Tenant's architect, Landlord's architect shall provide to Tenant's architect copies of shop drawings and such other documentation as Tenant's architect may reasonably require. If the Rentable Square Feet of the Office Premises and/or Storage Area and the Rentable Square Feet of the Building as shown in the Design Documents differs from that set forth in Sections 1.B and 1.C, then upon verification of the revised Rentable Square Feet of the Building and the Rentable Square Feet of the Office Premises and/or Storage Area by Tenant's architect and approval of the revisions by Tenant (such approval not to be unreasonably withheld), Landlord and Tenant shall enter into an amendment to this Lease, designating such square footage as well as the revised Tenant's Proportionate Share (although no changes to Tenant's Proportionate Share shall be required as a resulting of changes to the Rentable Square Feet of the Storage Area).

                           (iii) If after determination of the Rentable Square
                  Feet of the Building and the Rentable Square Feet of the Office Premises and Storage Area pursuant to Section 3.C(ii), additional changes are made to the Design Documents, or any other changes are made to the configuration of the Premises and/or Building, Landlord's architect shall provide Tenant and Tenant's architect with revised calculations of the Rentable Square Feet of the Building and the Rentable Square Feet of the Office Premises and/or Storage Area, along with its Auto-Cad Files evidencing the revisions, for Tenant's architect's verification and for Tenant's approval (not to be unreasonably withheld), and shall also provide Tenant's architect with copies of shop drawings and other changes during construction that relate to such area variances, to enable Tenant's architect to perform the verifications. Upon Substantial Completion (as defined in Section 27), at the request of Landlord or Tenant, Landlord and Tenant shall enter into an amendment to the Lease confirming the Rentable Square Feet of the Building, and the Rentable Square Feet of the Office Premises and/or Storage Area and Tenant's Proportionate Share, as approved by Tenant based on the final configuration of the Building and Premises (if changes have been made after completion of the Design Documents).

                           (iv) If Tenant or Tenant's architect, after review of
                  the Auto-Cad Files and other documents provided by Landlord's architect, disputes whether Landlord's architect has properly determined the Rentable Square Feet of the Building and the Rentable Square Feet of the Premises in accordance with the standards of EXHIBIT B, Tenant shall notify Landlord of the dispute, within five (5) business days following receipt of the applicable determination or redetermination. If Landlord and Tenant are unable to resolve the dispute within fifteen
                  (15) days after Tenant's architect's receipt of the Auto-Cad Files, then the parties shall select a third licensed, reputable architect, with at least ten (10) years experience in office building design in the

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                  Chicago area, who will review the determination of each
                  party's architect and make a determination of the disputed square footage, based on the criteria set forth in this
                  Section 3 and in EXHIBIT B. If Landlord and Tenant cannot agree upon the third architect within five (5) days following Tenant's architect's receipt of the applicable Auto-Cad Files, then Landlord and Tenant may petition the presiding judge of the Circuit Court in Cook County, Illinois, who shall appoint the third architect based upon the criteria set forth above. The third architect's determination shall be binding upon the parties.

                  D. THE COMMON AREAS. The term "COMMON AREAS" means the "BUILDING COMMON AREAS" and "PROJECT COMMON AREAS". The term "BUILDING COMMON AREAS" means the areas of the interior of the Building which are designated by Landlord for use in common by or provide services to the tenants and other occupants of the Building, and their respective employees, agents, customers, invitees and others, as delineated on EXHIBITS B AND C attached hereto. The term "PROJECT COMMON AREAS" means the areas of the Project other than the interior of the Building which are designated by Landlord for use in common by or to provide services to the tenants and other occupants of the Building and their respective employees, agents, customers, invitees and others, and includes, without limitation, private sidewalks, driveways and other areas located outside the Building designated by Landlord as part of the Project Common Areas. Landlord reserves the right to modify, alter and otherwise change the Common Areas from time to time, subject to the terms of Section 27 (i.e., regarding Tenant's right to consent to material Scope Changes as therein defined) and provided that no such changes shall increase or decrease the Rentable Square Feet of the Building or Premises or Tenant's Proportionate Share, without Tenant's prior approval.

         4.       TERM AND POSSESSION.

                  A. COMMENCEMENT AND EXPIRATION. The term of this Lease (sometimes referred to herein as the "TERM") shall be the period of time specified in Section 1. Except as hereinafter provided, the Term shall commence on the Commencement Date (as adjusted pursuant to Section 4.E) and shall expire without notice to Tenant on the Expiration Date, as the same may be extended by renewal options provided herein. If Landlord's Work (as defined in Section 27) has not been Substantially Completed on or before the Projected Final Delivery Date set forth in Section 1, then, except as provided in Sections 27.C. and 27.D., Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. Upon the determination of the actual Commencement Date and Expiration Date of the Term in accordance with this Section 4., at either Landlord's or Tenant's request, Landlord and Tenant shall promptly execute and deliver a commencement certificate confirming the Commencement Date and the Expiration Date.

                  B. CONSTRUCTION OF LANDLORD'S WORK. Landlord will perform or cause to be performed Landlord's Work, which work shall be performed in accordance with the terms of Section 27. When applicable, at Landlord's or Tenant's request, Landlord and

         Tenant shall enter into a written agreement containing Tenant's acknowledgment that the "Substantial Completion" requirements set forth in Section 27 have been meet.

                  C. "AS IS"; LANDLORD WARRANTY. Except for Landlord's obligation to perform Landlord's Work as set forth in Section 27, the warranties hereinafter set forth, any punchlist items determined pursuant to the procedures of the Workletter Agreement and subject to
         Section 7, Tenant shall accept the Premises and Building, except as set forth in this Section 4.C, "as is", and Tenant acknowledges that Landlord has made no representations or warranties as to the condition of the Premises or the Building, express or implied, and that Landlord shall not be required to make any improvements to the Premises or the Building to ready the same for Tenant's occupancy, except as expressly set forth this Lease. Except for Landlord's performance of Landlord's Work, all work desired by Tenant of the Premises to ready the same for Tenant's initial occupancy shall be performed by Tenant in accordance with the terms and conditions of Section 12. The acceptance, by Tenant of the Building "as is", shall not, however, relieve Landlord from any of Landlord's repair or maintenance obligations with respect to the Building under this Lease. Landlord shall, however, procure from its contractors and subcontractors, and make Tenant an intended third party beneficiary of, all warranties received by Landlord from the contractor, subcontractors, and suppliers performing the Tenant Improvements (as defined in Section 27) (collectively, the "CONTRACTOR WARRANTIES") required by the Construction Documents (as defined in the Workletter Agreement) and, in addition, Landlord shall upon Substantial Completion, provide Tenant with a one (1) year warranty with respect to the construction of the Landlord's Work from Landlord which shall be identical in form and substance to the warranty received by Landlord from its general contractor with respect to Landlord's Work ("LANDLORD WARRANTY"). In addition, Landlord shall, at Tenant's request, upon expiration of the Landlord Warranty, assign to Tenant all unexpired Contractor Warranties and shall diligently enforce all Contractor Warranties which have not been assigned to Tenant.

                  D. EARLY OCCUPANCY. In addition to Tenant's rights of early access for installation of FF&E (as hereinafter defined in Section 18) under Section 15 of the Workletter Agreement, the parties anticipate that prior to the Commencement Date, Landlord shall Substantially Complete certain floors within the Premises (each such Substantially Completed floor, "EARLY OCCUPANCY SPACE") in accordance with the construction delivery schedule ("DELIVERY SCHEDULE") attached to the Workletter Agreement as Schedule 2 and that certain of the Floors will be Substantially Completed after the Commencement Date, all as more particularly shown on the Delivery Schedule. If the Early Occupancy Space may be occupied by Tenant and utilized by Tenant for the purposes permitted under this Lease without violating any applicable legal requirements, Tenant may elect to occupy the Early Occupancy Space as of the date the Early Occupancy Space is Substantially Complete. Tenant's occupancy of the Early Occupancy Space prior to the Commencement Date pursuant to this Section 4.D shall be upon and subject to all of the terms and provisions of this Lease, except for the obligation to pay Base Rent (hereinafter defined), Taxes (hereinafter defined) and Excess Expenses (hereinafter defined) for the Early Occupancy Space, provided, however, that Tenant shall reimburse Landlord for all Expenses incurred by Landlord attributable to the


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
                  Early Occupancy Space for the period prior to the Commencement Date, within thirty (30) days following Landlord's written request, accompanied by invoices evidencing the amounts incurred, and provided further, however, that occupancy of any Early Occupancy Space prior to the Commencement Date shall not otherwise affect the determination of the Commencement Date or the Expiration Date.

                  E. ADJUSTMENTS. If Landlord fails to Substantially Complete Landlord's Work for any of the floors within the Premises and to deliver possession thereof to Tenant on or before the projected delivery date ("PROJECTED DELIVERY DATE") for the applicable floor set forth in the Delivery Schedule, for any reason other than Tenant Delay (as defined in Section 27), in addition to Tenant's rights under Sections 27.C and 27.D, if applicable, the Commencement Date shall be extended by the number of days (rounded up or down to the nearest full day) which is equal to (i) the sum, calculated on a floor by floor basis, of the number of days of delay for each floor, multiplied by a fraction which has as its numerator the number of Rentable Square Feet of the floor and its denominator the number of Rentable Square Feet of the Premises, less (ii) the sum, calculated on a floor by basis, of the number of days Landlord Substantially Completes and delivers to Tenant any floor prior to its Projected Delivery Date, multiplied by a fraction which has as its numerator the number of Rentable Square Feet of the floor, and its denominator the number of Rentable Square Feet of the Premises. In no event shall the Commencement Date occur prior to April 1, 2002, regardless of the date of delivery of the Premises, or applicable portions thereof.

         5.       RENT.

                  A. DEFINITIONS. For purposes of this Lease, the following terms shall have the following meanings:

                           (i) "EXPENSES" shall mean any and all direct
                  expenses, costs and disbursements (other than Taxes) incurred by Landlord in connection with the Project and the ownership management, maintenance, operation, replacement and/or repair of the Project, including the Building, the Premises and the Common Areas. Expenses shall also include, without limitation, all expenses allocated to the Building and Project under any declaration of covenants or other recorded instrument to which the Building and Project are from time to time subject and all insurance procured by Landlord with respect to the Building, Tenant Improvements and Project. Expenses shall not include:

                                    (1) costs or other items included within the
                           meaning of the term "TAXES" (as hereinafter defined) or any type of taxes specifically excluded from the definition of "TAXES" hereunder;

                                    (2) any cost or expense to the extent to
                           which Landlord is paid or reimbursed (other than as a payment for Expenses), including but not necessarily limited to, (1) work or service performed for any tenant (including Tenant) at such tenant's cost, (2) the cost of any item for which Landlord is paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds, insurance reimbursements or otherwise, (3) increased insurance assessed specifically to any tenant of the Building,
                           (4) charges (including applicable taxes) for electricity, water and other utilities for which Landlord is entitled to reimbursement from any tenant, and (5) the cost of any HVAC, janitorial or other services provided to tenants on an extra-cost basis after regular business hours;

                                    (3) the cost of installing, operating and
                           maintaining any special service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreation club;

                                    (4) the cost of correcting defects in the
                           design, construction or equipment of the Building, or any latent defect in any of the foregoing discovered throughout the Term of this Lease or of any other work which Landlord is obligated to perform pursuant to this Lease (unless such defect is attributable to any act or omission of Tenant or the result of normal wear and tear or usage);

                                    (5) salaries and bonuses of officers,
                           executives of Landlord and administrative employees above the grade of property manager or building supervisor, and if a property manager or building supervisor or any personnel below such grades are shared with other buildings or has other duties not related to the Building, only the allocable portion of such person or persons salary shall be included in Expenses;

                                    (6) the cost of any work or service
                           performed on an extra-cost basis for any tenant of the Building (including Tenant) or any costs in connection with services or benefits which are provided to or for the benefit of other tenants but not offered to Tenant;

                                    (7) the cost of any work or service
                           performed for any facility other than the Building and/or Project;

                                    (8) the cost, including increased real
                           estate taxes and other operating expenses, related to any additions (as opposed to renovations) to the Building after the original construction;

                                    (9) interest on debt or principal
                           amortization payments or any other payments on any mortgage or any payments under any ground lease;

                                    (10) any fees, costs, and commissions
                           incurred in procuring or attempting to procure other tenants including, but not necessarily limited to brokerage commissions, finders fees, attorneys' fees and expenses, entertainment costs and travel expenses;

                                    (11) any cost included in Expenses
                           representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid on an arms length basis in the absence of such relationship;

                                    (12) any costs of painting or decorating of
                           any interior parts of the Building occupied or occupiable by tenants;

                                    (13) any cost or expense which is applicable
                           to or incurred for the Building Parking Garage (as defined in Section 34) or any costs of personnel used to park cars, collect money or provide special security, and garage management fees;

                                    (14) Landlord's general overhead, provided
                           that Expenses shall include the costs of operating the leasing/management office of the Building (provided that there shall not be more than one (1) such office);

                                    (15) the cost of initial cleaning of, and
                           rubbish removal from, the Building to be performed prior to final completion of the Base Building Work or to the completion of any tenant's space, including Tenant's;

                                    (16) with exception of those items
                           specifically referred to as an inclusion or hereinafter described, the cost of any repairs, alterations, additions, improvements, changes, replacements, compliance expenses or other items which under generally accepted accounting principles are properly classified as capital expenses;

                                    (17) lease payments for rental equipment
                           which would constitute a major capital expenditure if the equipment were purchased (unless such capital expenditure is otherwise specifically included within Expenses);

                                    (18) the cost of acquiring sculptures,
                           paintings and other objects of art;

                                    (19) the cost of advertising or promotion
                           for the Building;

                                    (20) depreciation of the Building or any
                           part thereof;

                                    (21) replacement or contingency reserves;

                                    (22) expenses for renovating tenant space;

                                    (23) accounting and bookkeeping services,
                           except to the extent included in the management fee for the Project;

                                    (24) legal or other professional fees
                           related to leasing, financing, tenant disputes or other services not related to the normal maintenance, cleaning, repair or protection of the Building;

                                    (25) any compensation paid to personnel in
                           retail concessions operated by Landlord;

                                    (26) charitable contributions;

                                    (27) any offsite traffic mitigation
                           requirements including traffic lights;

                                    (28) Any charge for Landlord's income taxes,
                           corporate excise taxes, excess profit taxes or franchise taxes; and

                                    (29) management fees in excess of market
                           rate management fees customarily charged by third party managers for buildings comparable to the Building. Management fees charged pursuant to any arrangement approved by Tenant under Section 8.H, shall be deemed to be "market rate".

         Notwithstanding anything contained in the above definition of Expenses to the contrary:

                  The cost of any capital improvements, repairs, alterations, additions, changes, replacements, or compliance expenses (collectively, "CAPITAL IMPROVEMENTS") to the Building made after construction of the Building which are intended in good faith to reduce Expenses (and are made pursuant to sound management practices) or which are required under any governmental laws, rules, regulations, orders or ordinances which were not applicable to the Building as of the date the City approved the final plans for the construction of the Building, or which are intended to enhance the safety of the Building or its occupants, shall be included in Expenses in the year of installation and subsequent calendar years as hereinafter provided. In any calendar year, the portion includable in Expenses shall be the annual amortization of the cost, using as the amortization period the useful life of the applicable Capital Improvements, together with interest at the rate of ten percent (10%) per annum on the unamortized cost of the applicable Capital Improvements, or if Landlord has financed the Capital Improvements, at the rate charged to Landlord (without mark-up). In the case of loss or damage to the Building due to fire or other casualty, the costs of repairing, restoring or replacing any portion of the Building which constitute Capital Improvements shall be included in Expenses, but only to the extent of deductible or other uncollectible amounts under insurance policies.

                           (ii) "EXCESS EXPENSES" shall mean for any full or
                  partial calendar year during the Term that the Building is not fully leased and occupied by tenants paying rent, the Expenses for such calendar year, multiplied by a fraction which has as its numerator the number of Rentable Square Feet of the Building which have not been leased to Tenant under this Lease and are not being leased to any other party, where such party is in possession and paying rent, including any space which has previously been leased to a third party tenant, where the lease has been terminated prior to its stated expiration, as a result of a default by the tenant thereunder (but excluding any space leased to any third party which has terminated on its stated expiration), with the applicable number of Rentable Square Feet to be determined in accordance with the methodology utilized in EXHIBIT B (such space being referred to herein as the "UNLEASED SPACE") (provided that the Rentable Square Feet of the Unleased Space shall be calculated on a weighted average basis if any such space which was Unleased Space at the beginning of the calendar year for which Excess Expenses are being calculated becomes leased and the tenant thereof is in possession and commences paying rent during such calendar year or if previously leased space becomes Unleased Space as a result of the termination of a lease prior to its stated expiration arising from the tenant's default) and as its denominator the Rentable Square Feet of the Building. Excess Expenses shall no longer accrue or be calculated, and Tenant's obligations with respect to payment thereof under
                  Section 5.B(ii) shall terminate, from and after the date all of the Unleased Space has been initially leased and is occupied by tenants paying rent unless any such lease has terminated prior to the expiration of its stated term as a result of the tenant's default, in which case the space which was the subject of the terminated lease will revert back to, and become Unleased Space but only through the expiration of the stated term of the initial lease.

                           (iii) "LEASE YEAR" shall mean the following
                  designated periods: if the Commencement Date is the first day of a calendar month, the period of twelve (12) consecutive months commencing on the Commencement Date; if the Commencement Date is not the first day of a calendar month, the period commencing with the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term; and, in either case, each consecutive twelve (12) month period (or portion thereof) falling within the Term.

                           (iv) "RENT" shall mean Base Rent, Additional Rent (as
                  hereinafter defined), and any other sums or charges due from Tenant under this Lease.

                           (v) "TAXES" shall mean all taxes, assessments and
                  fees levied upon the Building and/or Land or the property of Landlord located therein, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any taxes, assessments or fees other than costs Tenant is obligated to pay directly pursuant to Section 5.G. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes of Landlord; provided, however, if at any time during the Term, a tax or excise on rental income or any other tax is levied or assessed by any governmental entity, which tax or excise is enacted in lieu of or as a substitute for, in whole or proportionately in part, real estate taxes or other ad valorem taxes, the tax (to the extent it is in lieu of or a substitute for real estate taxes) shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for the applicable year shall be Taxes which are assessed or become a lien during the applicable year (and not Taxes which are due for payment or paid during the applicable year). Tenant shall have the right to contest Taxes to the extent hereinafter provided in Section 5.F.

                  B. COMPONENTS OF RENT. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

                           (i) Annual base rent for the Premises ("BASE RENT")
                  in an amount equal to (a) the product of the number of Rentable Square Feet of the Office Premises multiplied by $16.02 (subject to escalation in accordance with the last sentence of this Section 5.B(i)) plus (b) the applicable annual Storage Area Base Rent (as hereinafter defined), to be paid in equal monthly installments (subject to adjustment for any expansion options provided hereunder and as hereinafter provided ), in advance on or before the first day of each month of the Term, without notice, offset or demand (prorated for any partial calendar month occurring during the Term). The annual "Storage Area Base Rent" shall be an amount per annum equal to: (1) the product of $16.00 and the number of Rentable Square Feet of the Storage Area during the period from the Commencement Date until the expiration of the fifth (5th) Lease Year, (2) the product of $16.50 and the number of Rentable Square Feet of the Storage Area during the period commencing with the sixth (6th) Lease Year and ending on the expiration of the tenth (10th) Lease Year and (3) the product of $17.00 and the number of Rentable Square Feet of the Storage Area during the period commencing with the eleventh
                  (11th) Lease Year and ending on the Expiration Date. On each anniversary of the Commencement Date (except as otherwise provided in Section 32.C), the Base Rent for the Office Premises shall automatically be increased to an amount equal to the product of (c) the Base Rent for the Office Premises for the immediately preceding Lease Year and (d) 1.03.

                           (ii) Additional Rent ("ADDITIONAL RENT") with respect
                  to the Premises (other than the Storage Area) in an amount equal to (a) Tenant's Proportionate Share of Expenses for any calendar year, (b) Tenant's Proportionate Share of Taxes for any calendar year and (c) the Excess Expenses for any calendar year. On or prior to the Commencement Date, or as soon as is reasonably practicable thereafter, with respect to the first calendar year, or portion thereof, of the Term, and thereafter, on or prior to November 1 of each calendar year during the Term, or as soon as reasonably practicable thereafter, for each calendar year of the Term following the first calendar year, Landlord shall estimate and notify Tenant of the amount of Additional Rent due for the following calendar year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during the following calendar year. Such estimate may be revised by Landlord whenever it obtains information relevant to making the estimate more accurate, including, with respect to Excess Expenses, when Landlord enters into any leases for the Unleased Space. On or before April 1 of each calendar year during the Term (or as soon thereafter as is reasonably practicable), Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for the preceding calendar year, a statement of the amount of Additional Rent that Tenant has paid and that was payable for such calendar year, and, if applicable, the amount of the credit that Tenant is entitled to as a result of Excess Expenses previously paid, as determined pursuant to Section 5.E., which credit shall be calculated on a Lease Year (not a calendar year) basis. Tenant acknowledges that actual Taxes for a calendar year may not be determined until after actual Expenses for such calendar year are determined. Accordingly, Tenant acknowledges that Landlord may report the actual Expenses and actual Taxes for a calendar year separately. Within thirty (30) days after receipt of the report or reports, whether or not exception is taken thereto, Tenant shall pay to Landlord the amount of Additional Rent due for the applicable calendar year minus any payments of Additional Rent made by Tenant for the applicable year, it being acknowledged by Tenant that if Landlord separately reports actual Expenses and actual Taxes for a calendar year, Landlord may reasonably allocate Additional Rent paid by Tenant for the applicable calendar year between Expenses and Taxes for the applicable calendar year. If Tenant's estimated payments of Additional Rent exceed the amount due Landlord for the applicable calendar year, Landlord shall apply the excess as a credit against Tenant's other rental obligations under this Lease or promptly refund the excess to Tenant if the Term has already expired (except that Landlord may first offset the excess against any claim for rental or other damages resulting from any default of Tenant hereunder), in either case without interest to Tenant.

                  C. PAYMENT OF RENT. As used in this Lease, the term Rent shall mean the Base Rent, Additional Rent, and any Excess Expenses payable by Tenant to Landlord pursuant to Sections 5.A. and 5.B. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar month, respectively, the Rent for the month in which this Lease so begins or ends shall be prorated accordingly, and if this Lease commences or ends on a day other than the first day or last day of a calender year, respectively, the Additional Rent for the year in which the Lease so begins or ends shall be prorated accordingly based on the number of days in such calendar year falling within the Term (and the monthly installments shall be adjusted accordingly); and (ii) all Rent shall be paid to Landlord without offset or deduction (except as expressly provided herein), and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) any sum due from Tenant to Landlord or due from Landlord to Tenant (as the case may be) which is not paid within five (5) days after Tenant's receipt of written notice that the same is due shall bear interest from the date due until the earlier of

         (a) the date which is thirty (30) days following Tenant's receipt of written notice or (b) the date paid, at the annual rate of two percentage (2%) points above the rate then most recently announced by Bank One in Chicago, Illinois as its prime or corporate base lending rate ("PRIME RATE"), from time to time in effect, provided further that if the payment is not made on or before the thirtieth (30th) day following Tenant's receipt of written notice that the same is due, from and after the thirtieth (30th) day until the date the delinquent amount is paid, the sum shall bear interest at the annual percentage rate of three percentage points (3%) above the Prime Rate from time to time in effect, but in either case, in no event shall the delinquent amount bear interest at a rate that is higher than the maximum rate permitted by law (the "DEFAULT RATE"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after Tenant's receipt of written notice that the same is due equal to three percent (3%) of the payment (provided, however, that the late charge shall only be assessed one time for each delinquent payment under this Lease); (v) if this Lease terminates prior to the determination of any Additional Rent, Tenant's agreement to pay any Additional Rent not yet determined and Landlord's obligation to refund any Additional Rent collected in excess of the amounts due from Tenant shall survive the termination of this Lease (provided that if Tenant is then in default, Landlord may offset the amounts necessary to cure the default or to otherwise satisfy Landlord's damages on account thereof against Landlord's obligation to refund sums to Tenant for over-payment of Additional Rent); (vi) Landlord may at any time with no less than twelve (12) months prior notice to Tenant change the fiscal year of the Building; (vii) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the later of
         (a) ten (10) business days after delivery of an invoice therefor and
         (b) the due date listed on the statement to Tenant showing the amount is due; and (viii) if Landlord fails to give Tenant an estimate of Additional Rent prior to the beginning of any calendar year, Tenant shall continue to pay Additional Rent at the rate for the previous calendar year until Landlord delivers the estimate, at which time Tenant shall pay retroactively the increased amount (or deduct from subsequent payments of Additional Rent any decreased amount) with respect to all previous months of such calendar year.

                  D. AUDIT RIGHTS. Tenant shall have the right, at its expense (except as expressly set forth below), to have its "REPRESENTATIVES" (hereinafter defined) audit Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within three (3) years following the furnishing to Tenant of the annual statement(s) of Expenses or Taxes (as the case may be). Unless Tenant shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for the exception as to a particular item within three (3) years after Tenant's receipt of Landlord's annual statement covering Expenses or Taxes (as the case may be), Landlord's statement of Expenses or Taxes, as applicable, shall be considered as final and accepted by Tenant. For purposes of this Lease, the term "REPRESENTATIVES" shall mean either a nationally recognized independent certified public accounting firm licensed to do business in the State of Illinois, or another accounting firm reasonably acceptable to Landlord, or any other real estate professionals (with one or more certified public accountant(s) on staff ) experienced in management of first-class office buildings and reasonably acceptable to Landlord. If any audit determines that

         Landlord's annual statement of Expenses or Taxes overstated Tenant's Additional Rent attributable to Expenses or Taxes from the actual amount so required hereunder for any calendar year by an amount in excess of three percent (3%), Landlord shall be responsible for the prompt payment of reasonable audit fees incurred by Tenant under this
         Section 5.D.; otherwise, Tenant shall be responsible for the costs of the audit and, in addition, Tenant shall pay Landlord, within five (5) business days after Landlord's demand therefor, an amount equal to all of Landlord's reasonable costs and expenses incurred relative to the audit performed by Tenant. Landlord shall maintain its books and records in Chicago, Illinois (or such other location in the Chicago metropolitan area as Landlord may designate), showing Taxes and Expenses, which books and records shall be maintained for a period of not less than three (3) years following the date Landlord delivers to Tenant its annual statement(s) of Taxes and Expenses for the applicable year. The books and records shall be available for review by Tenant and/or Tenant's Representatives at all reasonable times within the foregoing three (3) year period, upon Tenant's reasonable prior request therefor to Landlord.

                  E. REIMBURSEMENT OF EXCESS EXPENSES. If during any Lease Year after the Commencement Date, Landlord actually receives triple net income (after all rent abatement and other concessions are taken into account) from leases of the space which constituted Unleased Space as of the Commencement Date, in excess of the pro forma triple net income for the applicable year (which amount shall be adjusted pro rata for the first Lease Year, if the Commencement Date is other than the first day of a calendar month) set forth in EXHIBIT E attached to this Lease (the "EXCESS"), Landlord shall on an annual basis, in connection with the delivery of the report described in Section 5.b(ii), if and to the extent the Excess is actually received, credit to Tenant against any Rent then or thereafter due under the Lease from Tenant, an amount equal to the Excess, until such time as the amount credited to Tenant equals the Excess Expenses previously paid by Tenant to Landlord pursuant to Section 5.B.

                  F. TAX CONTESTS. Landlord shall, when Landlord deems it necessary or appropriate, contest the assessed valuation of the Building, and Taxes (and the cost thereof shall be included as part of Taxes). In addition, if Landlord is not contesting and if Tenant requests that Landlord seek a reduction in the assessed valuation of the Building or contest any Taxes, Landlord, at Tenant's expense, shall in good faith and with all due diligence seek the reduction or contest the Tax, provided that the contest shall not result in delinquent payment of any Taxes. If Landlord contests Taxes at Tenant's request, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, expenses and the liabilities arising as a result of the contest. If Landlord does not institute any proceedings within thirty (30) days following Tenant's request, then Tenant may bring or carry on the proceeding in its own name, or Landlord's name, at Tenant's sole expense and Landlord shall, reasonably cooperate with Tenant in connection with the proceeding to ensure that Taxes for the Building are as low as reasonably possible.

         6. USE. Tenant agrees that it shall occupy and use the Office Premises only as business offices and/or other ancillary uses permitted by law and consistent with first class office buildings in the Chicago area's north suburban office market, and the Storage Area only for storage ancillary to Tenant's use of the Office Premises and for no other purposes. Tenant shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority and all covenants, conditions and restrictions of record which relate to the condition, use or occupancy of the Premises, including without limitation, those described in Section 6(d) of the proposed Redevelopment Agreement ("REDEVELOPMENT AGREEMENT") to be entered into by and between the City of Evanston ("CITY") and Landlord, in substantially the form of the draft thereof previously delivered by Landlord to Tenant.

         7. CONDITION OF PREMISES. Tenant's possession of the Premises for the conduct of business shall be conclusive evidence that the Premises were then in good order and satisfactory condition, subject to punchlist items as determined pursuant to the Workletter, latent defects in Landlord's Work within the Premises identified by Tenant in writing to Landlord within one (1) year following the Commencement Date and the Landlord Warranty. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as expressly set forth herein.

         8. BUILDING SERVICES.

                  A. BASIC SERVICES. During the Term, Landlord shall furnish the following services: (i) heating, ventilating and air conditioning to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Office Premises under normal business operations, consistent with seasonal air comfort at other first class office buildings in the Chicago area's north suburban office market and consistent with the HVAC specifications described in the Building Outline Specifications (as defined in Section 27), Monday through Friday from 7:00 A.M. to 6:00 P.M. and Saturday from 7:00 A.M. to 1:00 P.M.), with Sundays and Holidays (as hereafter defined) excepted; (ii) hot and cold water for use in all lavatories from the regular supply of the Building; (iii) janitor service in the Office Premises and common areas of the Building, as set forth in the Cleaning Specifications attached as EXHIBIT F to this Lease, weekends and Holidays excepted, including periodic outside window washing of the perimeter windows in the Office Premises not less than twice per year;
         (iv) passenger elevator service for the Office Premises in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; and (v) freight elevator service daily, weekends and Holidays excepted, upon request of Tenant and subject to scheduling and reasonable charges by Landlord (based upon Landlord's actual cost of providing the freight elevator service).

                  B. ELECTRICITY. The Premises shall be separately metered for electrical use for lighting and business machines (however, power for building systems shall not be separately metered). Electricity shall be distributed to the Premises by the electric utility company serving the Building (which shall be Commonwealth Edison, provided that Landlord may elect not to utilize Commonwealth Edison, so long as Landlord obtains competitive bids from other electric utility providers, and selects the lowest responsible bidder, after consultation with Tenant). Tenant at its cost shall make all necessary arrangements with the electric utility company providing service to the Building for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises shall be paid for by Tenant.

                  C. TELEPHONES. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for telephone service. Landlord shall permit Tenant to connect to Landlord's telephone cables on such reasonable terms and conditions as Landlord may prescribe (and Landlord shall install in the Building at no cost to Tenant the copper risers and fiber optic connection described in the Base Building Work). In no event does Landlord make any representation or warranty with respect to telephone service in the Building and Landlord shall have no liability with respect thereto. Further, any access by Tenant or its representatives to any of the telephone closets, risers or other telephone cables at the Building, shall be coordinated with Landlord and shall be subject to Landlord's reasonable regulations relating thereto. Tenant shall be entitled to Tenant's Proportionate Share of riser space available at the Building, at no additional charge to Tenant.

                  D. ADDITIONAL SERVICE; SUPPLEMENTAL AIR CONDITIONING UNITS. If Tenant requests Landlord to provide services for the Office Premises in addition to those stated above (including services at times other than those stated above), Landlord shall, unless the services are commercially unobtainable, provide Tenant with the services, and Tenant shall pay all related costs and charges incurred by Landlord in providing the service (including any capital expenditures incurred by Landlord in connection with providing the service), within thirty (30) days following Landlord's written request for reimbursement; provided that if the service is also being provided to other tenants of the Building as well, Tenant shall pay Landlord as a charge therefor, Landlord's reasonable rates then established at the Building for the furnishing of the services. If Tenant fails to make any payment for additional services, Landlord may, after five (5) days' written notice to Tenant, in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any additional service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. Without limitation of the foregoing, if Tenant desires ventilation, air conditioning or heat during times or on days for which Landlord is not required to provide those services pursuant to Section 8.A., Landlord shall provide the service to Tenant provided that (a) Tenant notifies Landlord before 2:00 P.M. on any business day on which Tenant desires ventilation, air conditioning or heat after hours on such business day, or before 2:00 P.M. on the business day immediately preceding any Holiday or weekend day for which Tenant desires the additional service, and (b) Tenant shall pay Landlord, Landlord's then after-hours HVAC charges in connection with the after-hours service. Landlord's charges for after-hours HVAC shall be based upon all actual direct and indirect costs to Landlord in providing the service (but shall not reflect any "mark-up" by

         Landlord). Landlord, on or before the beginning of each calendar year of the Term, shall provide Tenant with a schedule of its anticipated after hour HVAC charges, which shall not be adjusted during the calendar year for which it applies, unless Landlord's out-of-pocket costs of providing HVAC services increases. In addition, if Landlord reasonably determines that Tenant's concentration of personnel or equipment at the Premises is not consistent with ordinary and customary office usage and adversely affects the temperature or humidity in the Premises or the Building, Landlord may install (or require Tenant to install) supplementary air conditioning units in the Premises, and Tenant shall pay all of the costs of installation, operation and maintenance thereof (other than supplemental air conditioning installed as part of Landlord's Work, the cost of which shall be allocated pursuant to Section 27 and the Workletter Agreement).

                  E. FAILURE OR DELAY IN FURNISHING SERVICES. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or (except as hereinafter provided) relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, if any of the services described in Sections 8.A.(i), (ii) (limited to water supplied to base building washrooms) or (iv) or Section 8.B. above are interrupted for any reason, resulting in a material impairment to Tenant's ability to conduct a substantial portion of Tenant's customary business operations at the Premises, and Tenant is unable to conduct a substantial portion of its customary operations from the Premises as a result thereof for a period of three (3) consecutive business days, then, as Tenant's sole recourse therefor, Base Rent, and Additional Rent shall abate as of the date of the interruption and thereafter until the service is restored so that the material impairment is cured or until Tenant is able to occupy the Premises for the conduct of a substantial portion of its customary business operations therefrom (whichever first occurs). Tenant shall not, however, have any right to abate Base Rent or Additional Rent if the service is restored within three (3) business days following the date of the interruption. Landlord shall use commercially reasonable efforts to minimize any failure, delay, interruption or diminution in furnishing any service described above. Nothing contained herein shall be deemed to diminish any rental abatement rights of Tenant arising out of a casualty to the extent provided for in Section 15.

                  F. HOLIDAYS. For purposes of this Section 8, "HOLIDAYS" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other day customarily designated as a holiday by landlords operating first-class office buildings in the Chicago area's north suburban office market.

                  G. OPERATING STANDARDS. During the Term, Landlord shall operate the Building in accordance with the standards set forth in EXHIBIT G attached to this Lease.

                  H. PROPERTY MANAGEMENT. Prior to entering into any management agreement for the Building, or any renewal thereof, Landlord shall notify Tenant of the proposed business terms thereof, and shall demonstrate that they reflect market terms. Tenant shall have the right to approve the terms, which approval shall not be unreasonably withheld, conditioned or delayed and shall be given or withheld within forty (40) days following Landlord's request, by written notice to Landlord, which response, if it is a disapproval shall specify the reasons for disapproval and the terms, based upon bona fide written proposals from reputable third party managers providing for a similar scope of services, received by Tenant and delivered to Landlord, which are acceptable to Tenant. If Tenant has not responded to Landlord's request for approval, within forty (40) days following such request, Landlord shall give Tenant a second notice requesting such approval, and if Tenant fails to respond within five
         (5) days following the second notice, Tenant's consent shall be deemed given.

                  I. OPERATING BUDGET. On or prior to ninety (90) days before the beginning of each full calendar year of the Term, Landlord shall submit to Tenant a proposed operating budget for the Project, detailing the anticipated Taxes and Expenses for the following calendar year, including without limitation, anticipated capital expenditures. The proposed operating budget shall be subject to Tenant's approval, not to be unreasonably withheld, conditioned or delayed. Tenant shall notify Landlord in writing of its approval or disapproval of the operating budget (with any disapproval specifying in detail Tenant's objections to particular line items therein) within thirty (30) days following Landlord's request for approval. If Tenant fails to respond within the thirty (30) day period, Landlord shall give Tenant a second notice requesting approval and if Tenant fails to respond within five (5) days following the second notice, the proposed operating budget shall be deemed approved. Landlord shall use reasonable efforts to operate the Building in accordance with the approved operating budget; provided, however, that Landlord and Tenant acknowledge that the operating budget is only an estimate of anticipated expenditures, and nothing contained herein shall be deemed (i) to limit Tenant's obligation to pay Expenses, Excess Expenses or other items of Additional Rent under
         Section 5, whether or not actual Expenses, Excess Expenses or other Additional Rent exceed those in the operating budget or (ii) to preclude Landlord from incurring expenditures in excess of or in addition to those set forth in the operating budget, to the extent required in connection with the performance of Landlord's obligations under this Lease or deemed necessary or desirable by Landlord in connection with the prudent operation of the Project. If the parties are unable to agree upon an operating budget, until an operating budget is approved, Landlord shall use reasonable efforts, to the extent possible, to operate the Project in accordance with the most recently approved operating budget, subject to the terms and conditions set forth above and subject to increase for increases in costs for items outside of Landlord's control and which Landlord has knowledge of (i.e., taxes, insurance costs, utilities and other similar costs).

         9. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on EXHIBIT H attached to this Lease, with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any of the Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance with the Rules and Regulations, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of the Rules and Regulations which are applicable to all tenants generally.

         10. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant (except as expressly indicated below) and without liability to Tenant, and the exercise of any of Landlord's reserved rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) if mandated by the post office or other governmental body, to change the street address of the Building; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building or elsewhere at the Project (subject, however, to the approval rights of Tenant set forth in Section 35 and the other limitations contained therein); (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building or the Common Areas, provided that any repairs, decorations, alterations, additions or improvements to be performed within the Premises which will interfere with Tenant's ability to operate its business therein, shall, except in the case of an emergency, be performed by Landlord after ordinary business hours, except that Tenant agrees to pay Landlord for overtime and similar expenses incurred if the work is done other than during ordinary business hours at Tenant's request (and Landlord is not otherwise obligated to perform the work after ordinary business hours), and in connection with the foregoing purposes to enter upon the Premises, temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of Common Areas (provided that, in the absence of an emergency, Landlord shall (1) give at least forty-eight (48) hours' notice to Tenant prior to entry upon the Premises under this Section 10(c), except for entry for routine repairs, maintenance and/or cleaning, and
(2) use all reasonable efforts not to materially interfere with Tenant's business operations at the Premises during the course of any actions taken within the Premises under this Section 10(c)); (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises;
(e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Premises at reasonable times during normal business hours (provided that Landlord shall only have the right to show the Premises to prospective tenants during the last twelve (12) months of the Term and while any Default (as defined in Section 19) under this Lease is continuing) and, while any Default is continuing, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that Tenant shall have the right to approve the location of any such installation not otherwise provided as part of the Base Building (which approval shall not be unreasonably withheld); (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Building or the Project; and (i) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at times and in a manner as Landlord shall reasonably direct, at Tenant's sole risk and responsibility.

         11.      MAINTENANCE AND REPAIRS.

                  A. TENANT'S OBLIGATIONS. Tenant, at its expense, shall maintain and keep the Premises (other than elevator lobby areas), including all tenant improvements therein, in good order and repair, and in accordance with all applicable laws, ordinances and other legal requirements, at all times during the Term, including correcting all defects in the design of the Tenant Improvements. Subject to the terms of Section 15, Tenant shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials. All repairs, maintenance and other work (i) affecting structural or other Base Building components of the Building,
         (ii) affecting Building systems, or (iii) otherwise involving the use of paint or other materials which could result in odors penetrating other tenant premises or Common Areas at the Building, shall, in each instance, be completed under the supervision of Landlord, if Landlord so elects, and shall otherwise be performed in accordance with the same terms and requirements as set forth in Section 12. If Tenant fails to perform any of its obligations set forth in this Section 11.A, Landlord may, in its sole discretion and upon thirty (30) days prior notice to Tenant (except in the case of emergencies, when no notice shall be required), without limitation of any other rights or remedies available to Landlord, perform the same, and Tenant shall pay to Landlord the actual direct and indirect costs incurred by Landlord in performing Tenant's obligations, within thirty (30) days following Landlord's written demand (accompanied by invoices evidencing the amount incurred). Tenant shall have no responsibility to maintain or repair any items which Landlord is specifically obligated to maintain or repair pursuant to Section 11.B.

                  B. LANDLORD'S OBLIGATIONS. Subject to the provisions of
         Section 15, Landlord shall maintain and make necessary repairs to the foundations, roof, exterior walls, and structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building, the public corridors, washrooms and lobbies of the Building and the restrooms and elevator lobbies on each floor of the Building which are within the Premises, except that Landlord shall not be responsible for: (i) the maintenance or repair of any floor or wall coverings in the Premises or any of the systems which are located within the Premises and are supplemental or special to the Building's standard systems; (ii) the cost of performing any maintenance or repairs whether to the Premises or to the Building, caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, except to the extent of insurance proceeds, if any, actually collected by Landlord with regard to the damage necessitating the repairs; and (iii) correcting and/or repairing any defects in the Tenant Improvements resulting from any defects in the design thereof. Landlord shall have no responsibility to maintain or repair any items which Tenant is specifically obligated to repair pursuant to Section 11.A.

           12.      ALTERATIONS.

                  A. REQUIREMENTS. Except as provided in Section 12.D., Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an "ALTERATION") without the prior written consent of Landlord (not to be unreasonably withheld, as hereinafter provided). Subject to the terms of Section 12.D., if Tenant proposes to make any alteration requiring Landlord's consent, Tenant shall, prior to commencing the alteration, submit to Landlord for Landlord's prior written approval detailed plans and specifications. In addition, following approval of the detailed plans and specifications for any alteration by Landlord, and prior to commencing the alteration, Tenant shall also submit to Landlord, for Landlord's approval: (i) the names, addresses and, if required by any Mortgagee or Ground Lessor (as those terms are defined in Section 23), copies of contracts for all contractors; (ii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iii) certificates of insurance (including builders risk) in form and amounts required by Landlord, naming Landlord, its managing agent and any other parties reasonably designated by Landlord as additional insureds; (iv) payment and performance bonds from sureties and in form and amount satisfactory to Landlord, in its discretion, with respect to any alteration, the cost of which Landlord determines, in its reasonable discretion, will exceed Five Hundred Thousand and No/100 Dollars ($500,000.00), showing Landlord as dual obligee; and (v) all other documents and information as Landlord may reasonably request in connection with the proposed alteration. If Tenant requests that Landlord perform any construction management or supervisory services relative to any alterations (other than in connection with the Tenant Improvements, for which Landlord will not charge a fee) and if Landlord agrees to perform the services, then Tenant agrees to pay Landlord market rate charges for the services, to be agreed upon by Landlord and Tenant. In addition, Tenant shall reimburse Landlord within thirty (30) days following Landlord's written request, for any out-of-pocket costs incurred by Landlord for review of architectural and engineering plans and specifications; provided that prior to incurring any charges for review of plans and specifications, Landlord shall notify Tenant of its intention to engage an architect and/or engineer to review the same and the anticipated cost of the review. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of the plans and specifications or the quality of workmanship or the compliance of the alteration with applicable law. Tenant shall pay the entire cost of the alteration. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements, as well as such reasonable construction rules and regulations for the Building as may be promulgated by Landlord from time to time (including, without limitation, any rules governing usage of and charges for elevator service). Each alteration shall be performed in harmony with Landlord's employees, contractors and other tenants and in a manner so as not to interfere with any other tenant's occupancy and, at Landlord's option, Landlord shall have the right, to monitor the progress of all alterations. In connection with each alteration, Tenant shall utilize union labor, unless otherwise consented to by Landlord. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only FF&E) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove any alteration at Tenant's sole cost and expense, provided at the time of approval of the alteration by Landlord, Landlord has notified Tenant that Landlord will require removal and the alteration does not constitute a standard office installation (e.g., vaults, safes, internal stairwells, raised floors, and other similar items).

                  B. LIENS. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in the alteration. Tenant shall not permit any mechanics' lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. Landlord and Tenant shall notify each other promptly following receipt by the applicable party of notice of any lien filed. If any mechanics' lien is filed, Tenant shall within thirty (30) days thereafter have the lien released of record or deliver to Landlord a bond or title insurance in form, amount, and issued by a surety or title company satisfactory to Landlord, in its sole discretion, indemnifying Landlord against all costs and liabilities resulting from the lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have the lien released or to deliver a satisfactory bond or title insurance to Landlord in accordance with the preceding sentence, Landlord, without investigating the validity of the lien, may (without limiting any other rights or remedies available to Landlord), upon five (5) business days' prior notice to Tenant, pay or discharge the same, and Tenant shall reimburse Landlord within thirty
         (30) days following Landlord's demand for the amount so paid by Landlord, including Landlord's reasonable expenses and reasonable attorneys' fees. If Tenant delivers the bond or title insurance to Landlord with respect to the lien, Tenant shall thereafter have the right and duty to diligently contest the lien; provided that Tenant shall, in any event, have the lien released of record prior to final enforcement thereof.

                  C. REASONABLE CONSENT. Landlord agrees not to unreasonably withhold or delay its consent to any alterations; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord's reasonable opinion, the work: would adversely affect Building systems, the structure of the Building or the safety of its occupants; would increase Landlord's cost of repairs, insurance or furnishing services or otherwise adversely affect Landlord's ability to efficiently operate the Building or furnish services to Tenant or other tenants; involves toxic or hazardous materials in any unlawful manner; or requires entry into another tenant's premises or use of public areas (other than use of public areas for movement of materials to the Premises). The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not any other reasons are similar or dissimilar to the foregoing. In addition, if Tenant requests Landlord's approval of any plans and specifications for alterations or of any of the other items described in Section 12.A, Landlord shall have fifteen (15) days following receipt of Tenant's request for approval of each of such items to notify Tenant of Landlord's approval or disapproval. If Landlord fails to respond to Tenant within the fifteen (15) day period, Tenant shall deliver a second notice to Landlord, stating in bold type on the first page thereof "URGENT - DELAY NOTICE," which notice shall specify the matter or item for which Tenant is seeking approval and shall state that if Landlord fails to respond within three (3) business days following receipt of the notice, such matter or item will be deemed approved by Landlord. If Landlord fails to respond to the second notice within three (3) business days following receipt, the matters for which approval has been sought shall be deemed approved.

                  D. NON-STRUCTURAL ALTERATIONS. Notwithstanding the foregoing provisions of this Section 12, Tenant may perform certain interior decorating or other non-structural alterations to the Premises, such as carpeting, painting (so long as the odors from the same do not materially or unreasonably interfere with any other tenant's operations), hanging artwork or wall coverings, cabling, installing furniture systems, installing cubicle systems or other similar interior decorating improvements or non-structural alterations, without obtaining Landlord's consent therefor (but subject to satisfaction of all of the other requirements of this Section 12), but only if (i) the items do not affect the Building structure or systems, the public areas of the Building or any other tenant space, (ii) such items are not visible from outside of the Premises, (iii) the hard costs of construction for the proposed alterations does not exceed the sum of $500,000.00 with respect to any proposed alteration project, taken as a whole, and (iv) Tenant gives prior written notice to Landlord of the items, including a description of the contemplated work and the types of materials being used. Approval of plans and specifications shall not be required for the foregoing interior decorating or non-structural items, where plans and specifications are not reasonably appropriate for the work to be performed.

                  E. ALTERATIONS TO STORAGE AREA. Notwithstanding anything to the contrary in Sections 12.A through 12.D of this Lease, Tenant shall not have the right to make any alterations to the Storage Area, except for the installation of racking and shelving (which may be installed by Tenant without Landlord's prior consent but otherwise subject to Tenant's compliance with all of the other terms and conditions of this
         Section 12 applicable to alterations).

         13. INSURANCE. In consideration of the leasing of the Premises at the rent stated herein, Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

                  A.       TENANT'S INSURANCE.  Throughout the Term:


                  (i) Tenant, at its sole cost and expense but for the mutual benefit of Landlord and Tenant (when used in this Section 13.A(i) the term "LANDLORD" shall include Landlord, its constituent members and the partners, directors, officers, agents, servants and employees of each of them), agrees to purchase and keep in force and effect during the term hereof, insurance under policies issued by insurers of recognized responsibility licensed to do business in the State of Illinois with a Best's rating of A-/VIII or better on all alterations, additions, and improvements located at the Premises (other than the Tenant Improvements), and on all personal property and FF&E located in the Premises, protecting Landlord and Tenant (including Tenant's partners, directors, officers, agents, servants and employees) from damage or other loss caused by fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of the applicable property. Tenant's property insurance shall provide that it is specific and non-contributory and shall contain a replacement cost endorsement. Tenant's insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under the policies. Landlord shall have no right or interest in insurance proceeds under this Section 13.A. which relate to Tenant's trade fixtures and personalty (including FF&E, unless paid for by Landlord pursuant to the Workletter Agreement) and which do not relate to the Tenant Improvements and shall not be an additional insured with respect to the insurance covering Tenant's trade fixtures, personalty or FF&E (other than any items paid for by Landlord pursuant to the Workletter Agreement).

                  (ii) Tenant also agrees to maintain commercial general liability insurance with the broad form commercial liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, covering Tenant (including Tenant's partners, directors, officers, agents, servants and employees) as the insured party, and naming Landlord, each Mortgagee, and each Ground Lessor, against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of at least Two Million Dollars ($2,000,000.00) per occurrence.

                  (iii) Tenant also agrees to maintain Workers' Compensation and Employers' Liability insurance in such amounts as is required under applicable law, together with such other insurance or coverages as Landlord reasonably requests, consistent with insurance requirements of tenants at other comparable first-class office buildings in the Chicago area's north suburban office market.

         Tenant shall, prior to commencement of the Term and thereafter at least thirty (30) days prior to any renewal or replacement of such policies, furnish to Landlord certificates, in form and substance satisfactory to Landlord, issued by the insurers and binding upon the insurers, evidencing all of the coverages required under this Section 13, which certificates shall state (and the underlying policies shall provide) that the insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant. Any certificate shall also confirm to the satisfaction of the insured parties that the policies are primary insurance. If Tenant shall fail to procure the insurance required pursuant to this Section 13, Landlord may at its option, after giving Tenant no less than ten (10) business days prior written notice of its election to do so and without limiting any other rights or remedies available to Landlord, procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefor. All such policies maintained by Tenant pursuant to this Section 13.A shall contain commercially reasonable deductibles.

                  B. LANDLORD'S INSURANCE. Landlord agrees to purchase and keep in force and effect replacement cost "all risk" property insurance on the core and shell of the Building(as described in Section 15.E. below) and on the Tenant Improvements, containing, a clause pursuant to which the insurance carrier waives all rights of subrogation against Tenant with respect to losses payable under the policy. Landlord shall also purchase and keep in full force and effect (without limitation of other coverages deemed prudent by Landlord) (i) commercial general liability insurance (including contractual liability insurance covering Landlord's indemnity obligations hereunder) with liability limits no less than the amounts specified in Section 13.A(ii), and (ii) Workers' Compensation and Employers' liability insurance, in commercially reasonable amounts or as otherwise required by applicable law. All such policies shall contain commercially reasonable deductibles.

                  C. RISK OF LOSS. By this Section 13, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under the insurance policies described above. Landlord and Tenant agree that applicable portions of all monies collected from their respective insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

                  D. GENERAL WAIVER. In addition to and without limiting or being limited by any other releases or waivers of claims in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other's respective agents, members, partners, shareholders, officers and employees (collectively, the "RELEASED PARTIES"), for loss, damage or destruction to any of its property (including the Premises, the Building and their contents), the elements of which are insured against or which would have been insured against had the party suffering the loss, damage or destruction maintained the property or physical damage insurance policies required under this
         Section 13. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.

           14.      TENANT'S RESPONSIBILITIES.

                  A. WAIVER OF CLAIMS. To the extent permitted by law, Tenant releases Landlord, its constituent members and their respective officers, directors, employees agents, successors and assigns (herein the "LANDLORD PARTIES") from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Building or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act of neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents and servants, except where resulting from the willful misconduct or negligence of any of the Landlord Parties. If any damage, whether to the Premises or to the Building or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, agents, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option and without limiting any other rights or remedies available to Landlord, repair such damage and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord within ten (10) business days of demand for the total costs of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering the damage. Tenant shall not be liable for any damage caused by its acts or neglect if Landlord has recovered the full amount of the damage from proceeds of insurance policies and, the insurance company has waived its right of subrogation against Tenant.

                  B. INDEMNITY. To the extent permitted by law, Tenant agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all actions, claims, demands, costs and expenses, including reasonable attorneys' fees and expense for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant alterations or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or from any willful or negligent act or omission of Tenant, its agents, servants, employees or invitees, in or about the Premises, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering the claims or liabilities and excluding any claims resulting solely from the willful misconduct or negligent acts of any of the Landlord Parties. In case of any action or proceeding brought against the Landlord Parties by reason of any claim being indemnified by Tenant hereunder, upon notice from Landlord, Tenant shall defend such action or proceeding by counsel reasonably satisfactory to Landlord.

                  C. INDEMNITY BY LANDLORD. In addition to and without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord agrees to indemnify, defend by counsel reasonably acceptable to Tenant and hold Tenant, its constituent shareholders, and their respective officers, directors, members, partners, agents, employees, successors and assigns (collectively, the "TENANT PARTIES") harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including court costs and reasonable attorneys' fees and expenses, imposed on them in connection with injury to or death of third parties, other than the Tenant Parties, occurring in connection with Landlord's performance of Landlord's Work, or otherwise occurring within the Common Areas of the Building, or with respect to damage to or theft, loss or loss of the use of property of third parties, other than Tenant Parties, occurring within the Common Areas of the Building, but only to the extent that the foregoing losses, damages, liabilities, claims, liens, costs and expenses arise from or are caused directly or indirectly by any negligent act or omission or wilful misconduct of Landlord, or any of its employees, agents, officers, directors, members or partners. Such third parties shall not be deemed third party beneficiaries to this Lease.

                  D. LANDLORD'S NEGLIGENCE. Subject to the provisions of Section 13.B. and Section 13.C., to the extent permitted by law, no agreement of Tenant in this Lease shall be deemed to exempt Landlord from liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building.

            15.      DAMAGE OR DESTRUCTION BY CASUALTY.

                  A.       TERMINATION OF LEASE, REPAIR BY LANDLORD.

                  (i) If the Premises or the Building shall be damaged by fire or other casualty, then Landlord, so long as Landlord's Mortgagee(s) or Ground Lessor(s), if any, are obligated or agree to make insurance proceeds available for restoration or, if the Mortgagee(s) or Ground Lessor(s) are not obligated to make insurance proceeds available for restoration or do not agree to do so, and Landlord elects to fund any shortfall, shall proceed with reasonable promptness to repair and restore the core and shell of the Building (including any elements thereof within the Premises) and the Tenant Improvements (but not any alterations or FF&E) so as to render the Premises tenantable, subject to the terms and conditions hereinafter set forth and subject to zoning laws and building codes then in effect. Landlord shall, with reasonable promptness after the occurrence of the damage, (a) engage an architect to estimate the length of time that will be required to substantially complete the repair and restoration of the core and shell of the Building or the core and shell of the Premises and the Tenant Improvements, as the case may be, necessitated by such damage and Landlord shall use reasonable efforts to ensure that the architect provides the estimate as soon as reasonably possible, and (b) obtain a determination from the Mortgagee(s) or Ground Lessor(s), if any, as to whether insurance proceeds will be made available for restoration and, in each case, Landlord shall notify Tenant ("CASUALTY NOTICE") of the determination as to length of time for repair, and if there are Mortgagee(s) or Ground Lessor(s) whether the Mortgagee(s) or Ground Lessor(s) will make proceeds available for restoration and/or whether Landlord will fund any shortfall(s) from its own funds or other sources (and if Landlord elects to fund any shortfall, Landlord shall provide Tenant with reasonable evidence of the availability of funds to cover the shortfall). If there are Mortgagee(s) or Ground Lessor(s), and the Mortgagee(s) or Ground Lessor(s) are unwilling to make proceeds of insurance available for restoration (and Landlord does not elect to cover any shortfall) this Lease shall terminate effective as of the date of the Casualty Notice to Tenant, if Tenant is not in occupancy, or on the date which is sixty
         (60) days following the Casualty Notice, if Tenant remains in occupancy of any portion of the Premises. If the Mortgagee(s) or Ground Lessor(s) agree to or are obligated to make proceeds available for restoration or Landlord elects to fund any shortfall, Tenant shall remain obligated under this Lease, this Lease shall not terminate as a result of the casualty and shall remain in full force and effect, and Tenant hereby waives any right to terminate as a result of a casualty, except as hereinafter specifically provided. Notwithstanding the foregoing, if the estimate of the amount of time required to substantially complete the repair and restoration will exceed two hundred seventy (270) days from the date the damage occurred, then Tenant shall have the right to terminate this Lease effective as of the date of notice of the election by giving written notice to Landlord of termination within twenty (20) days after Landlord gives Tenant the Casualty Notice. Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building (including any elements thereof within the Premises) and the Tenant Improvements (other than FF&E) to an equal or better condition as existed prior to the damage and so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if the repairs and restoration are not in fact completed within the time period estimated by Landlord's architect, as aforesaid, or within said two hundred seventy (270) days. However, if the repairs and restoration are not completed by a date ("OUTSIDE DATE") which is thirty (30) days after the expiration of the time period estimated by Landlord's architect as aforesaid (which Outside Date shall be extended by the number of days of delay caused by Tenant or Force Majeure, except that in no event shall the Outside Date be extended by more than ninety (90) days as a result of delays caused by Force Majeure) then Tenant may terminate this Lease, effective as of the date of notice of such election, by giving written notice to Landlord within the thirty
         (30) day period after said Outside Date (as the same may be extended), but prior to substantial completion of repair or restoration.

                           (ii) Notwithstanding anything to the contrary herein set forth:

                                (a) Landlord shall have no duty pursuant to this
                           Section 15 to repair or restore any portion of Tenant's alterations or any other improvements or additions made by or on behalf of Tenant in the Premises following installation of the Tenant Improvements, including any FF&E; and

                                (b) Landlord shall not be obligated (but may, at
                           its option, so elect) to repair or restore the Premises or Building if the damage is due to any casualty which Landlord is not required to insure against pursuant to this Lease, or is otherwise uninsurable (provided that if Landlord elects not to so repair or restore the Premises as a result of any matter described in this clause (b), Landlord shall promptly notify Tenant of Landlord's election, and, Tenant shall thereafter have the right to terminate this Lease effective upon written notice thereof to Landlord given not later than ten (10) business days after Tenant's receipt of notice of Landlord's election).

                  B. REPAIR BY TENANT. If this Lease is not terminated pursuant to this Section 15, Tenant shall, in accordance with Section 12, proceed with reasonable promptness to repair and restore all of Tenant's alterations, all FF&E and all other alterations, additions and improvements in the Premises other than the Tenant Improvements, and other than any repairs or restoration required to be made by Landlord pursuant to Section 15.A. above, to as near the condition which existed prior to the fire or other casualty as is reasonably possible. If Landlord allows Tenant to perform work concurrent with Landlord's work, then Tenant shall fully cooperate with Landlord in coordinating any work being performed by Tenant under this Section 15.B with work being performed by Landlord under Section 15.A. above.

                  C. ABATEMENT OF RENT. If any fire or casualty damage renders the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 15 by reason of the damage, then Rent shall abate during the period beginning with the date of the damage and ending with the date which is the later of (i) when Landlord substantially completes its repair or restoration required hereunder and possession of the Premises is delivered to Tenant or (ii) the earlier of the date which is sixty (60) days following the date Landlord allows Tenant access to the Premises pursuant to Section 15.B to restore alterations and install FF&E in conjunction with Landlord's restoration work or the date Tenant occupies the restored portion of the Premises for purposes of conducting business therein. The abatement shall be in an amount bearing the same ratio to the total amount of Rent for the period as the portion of the Rentable Square Feet of the Premises which is untenantable and not used by Tenant from time to time bears to the Rentable Square Feet of the entire Premises. In the event of termination of this Lease pursuant to this Section 15, Rent shall be apportioned on a per diem basis and be paid to the date of the termination.

                  D. UNTENANTABILITY. As used in this Lease, the term "UNTENANTABLE" means (i)with respect to the Premises, material impairment to Tenant's ability to conduct a substantial portion of its customary business operations therefrom due to damage to the Premises, and (ii) with respect to any other portion of the Building, material impairment to continued occupancy for its intended use due to damage to the applicable portion of the Building. Notwithstanding anything contained to the contrary in this Section 15, neither the Premises nor any portion of the Premises shall be deemed untenantable if Landlord is not required to repair or restore same (or if Landlord is required to repair or restore same, then following the time Landlord has substantially completed the repair and restoration work required to be performed by Landlord under this Section 15), or if Tenant continues to actually occupy the subject portion of the Premises.

                  E. CORE AND SHELL. The term "CORE AND SHELL" shall mean and refer to the Base Building, including any elements thereof located within the Premises, and specifically excludes the Tenant Improvements, FF&E or any work related to tenant improvements constructed by or for Tenant or other tenants or installed within the Premises or within any other tenant's premises (except to the extent included as part of the Base Building hereunder).

         16.      EMINENT DOMAIN.

                  A. SUBSTANTIAL TAKING. If the entire Building, or a substantial part thereof, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or if any part of the Premises is so taken or condemned and Tenant elects by written notice to Landlord within thirty (30) days following the taking to terminate this Lease, the Term shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for the use or purpose or the effective date of the taking. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking or damaging of which would, in Landlord's opinion, prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Land or the Building is changed or any such street or alley is closed by any competent authority, and the taking, damage, change of grade or closing makes it necessary or desirable to remodel the Building to conform to the taking, damage, change of grade or closing, Landlord shall have the right to terminate this Lease upon written notice to Tenant given not less than ninety (90) days prior to the date of termination designated in the notice. In either of the events above referred to, Rent shall be apportioned on a per diem basis and be payable to the date of the termination.

                  B. TAKING OF PART. If a part of the Building or the Premises is taken or condemned by any competent authority and this Lease is not terminated as provided in Section 16.A., the Lease shall be amended to reduce (if applicable) the monthly Base Rent, or to reduce or increase, as the case may be, the Tenant's Proportionate Share to reflect the Rentable Square Feet of the Premises or Building, as the case may be, remaining after the taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale), shall make necessary repairs and restorations to the Premises (including Tenant Improvements, but excluding any FF&E, Tenant's alterations, or any other improvements made by or on behalf of Tenant) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.

                  C. COMPENSATION. Landlord shall be entitled to receive the entire award (or sale proceeds) from any taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord all of Tenant's interest, if any, in the award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to any of Tenant's FF&E, alterations paid for by Tenant without any credit or allowance from Landlord, and with respect to Tenant's moving expenses, so long as there is no diminution of Landlord's award as a result, and subject to the rights of any Ground Lessor or Mortgagee of Landlord with respect thereto.

           17.      ASSIGNMENT AND SUBLETTING.

                  A. PROHIBITIONS. Except as provided in Section 17.D. and 17.I. below, Tenant shall not, either prior or subsequent to the commencement of the Term, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this Lease or by anyone other than Tenant and Tenant's employees (which shall be deemed to include Tenant's operating division known commonly as McDougal Littell, any other operating division of Tenant or any operating division of any entity wholly owned by Tenant), without the prior consent of Landlord in each instance, not to be unreasonably withheld, conditioned or delayed (subject to the terms and conditions hereafter set forth), with respect to any matters described in Section 17.A.(i) and (iii), and which may be withheld in Landlord's sole discretion, with respect to the matters described in Section 17.A(ii) and (iv). In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, except as provided by law, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Any of the foregoing performed or attempted in violation of the provisions of this Section shall be null and void.

                  B. CONTINUING LIABILITY. No assignment, subletting, use, occupancy, transfer or encumbrance by Tenant shall operate to relieve Tenant from any covenant, liability or obligation hereunder except to the extent, if any, expressly provided for in any written consent of Landlord to the foregoing given pursuant to the terms of Section 17.G, and no consent to any of the foregoing, shall be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all of Landlord's reasonable costs, charges and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

                  C. NOTICE OF PROPOSED ASSIGNMENT OF SUBLETTING. Subject to the terms of Section 17.I. below if Tenant desires to assign this Lease or to sublease all or any portion of the Premises, Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than ten (10) business days nor more than six (6) months after the date of the giving of Tenant's notice to Landlord; provided, however, that in connection with an assignment or subletting arising out of a merger, consolidation, dissolution, reorganization or other similar corporate transaction, the six (6) month period shall be automatically extended, so long as Tenant is diligently negotiating the terms of the transaction) to assign this Lease or sublet all or any part of the Premises for the balance or any part of the Term and, Landlord shall within ten (10) business days after its receipt of Tenant's notice, consent or refuse to consent to the proposed assignment or sublease (which consent shall not be unreasonably withheld, as described in Section 17.D. below). Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information, as Landlord deems reasonably necessary, to permit Landlord to determine (i) the financial responsibility of any prospective assignee or subtenant; (ii) the character and the nature of the business of the proposed assignee or subtenant, and (iii) whether Landlord has the right under this Lease to withhold consent to the proposed assignment or sublease. If Landlord fails to respond to Tenant's request for approval within the ten (10) business day period, Landlord shall be deemed to have consented to the proposed assignment or subletting.

                  D. GROUNDS FOR WITHHOLDING CONSENT. Landlord will not unreasonably withhold or delay its consent to Tenant's proposed assignment of this Lease or subletting of the space covered by Tenant's notice to a "REPUTABLE TENANT", as hereinafter defined. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent, Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this Lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) Tenant is then in default hereunder (provided that if the default is cured within applicable cure periods, Tenant shall again have the right to propose the assignment or subletting to Landlord for its consent hereunder); (ii) the proposed assignee or sublessee is a governmental or quasi-governmental agency, foreign or domestic, and its status as a governmental or quasi- governmental agency will in any way effect the obligations of Tenant (or such assignee or sublessee) to pay or reimburse Landlord for Taxes; (iii) the proposed assignee or sublessee is a tenant in the Building (and Landlord has space available or coming available within the Building sufficient to accommodate the proposed subtenant within three (3) months of the commencement date of the proposed sublease) or a party with whom Landlord is negotiating a lease of space in the Building with (provided that if Landlord withholds consent because Landlord is negotiating with the assignee or sublessee, Landlord shall provide Tenant with written evidence of the terms upon which Landlord and the assignee or sublessee are negotiating a lease of space in the Building); (iv) the assignment or sublease would violate any of the terms of this Lease; or (v) the proposed use would be inconsistent with the nature of the Building. As used herein, the term "REPUTABLE TENANT" shall mean, with respect to any proposed assignee or subtenant, an assignee or subtenant that in Landlord's reasonable judgment, satisfies all of the following criteria: (i) the financial condition of the transferee (a) in the case of an assignment is in Landlord's judgment
         (1) sufficient to enable the assignee to perform its obligations under this Lease and (2) is either equal to or greater than Tenant's and each entity remaining liable on the Lease as of the date of the assignment or if the assignee's financial condition is not equal to or greater than Tenant's (and each entity remaining liable on the Lease) as of the date of the assignment, then the assignee's financial condition must be sufficient in Landlord's reasonable judgment, to preclude any increase in the interest rate applicable to any debt secured by the Project, or to preclude any adverse impact on Landlord's ability to finance or refinance the Project at rates and on terms equivalent to those that would be available if Tenant had remained the tenant under the Lease, or (b) in the case of a subletting, is sufficient to enable the transferee to perform its obligations under the proposed sublease; (ii) the transferee has not in the five (5) year period immediately preceding the assignment or subletting been the subject of any state or federal bankruptcy, insolvency or other similar proceeding, and has not within the five (5) year period made an assignment for the benefit of creditors, admitted its inability to pay its debts when due, or taken any other similar actions; and (iii) the transferee has a use which is consistent with the use permitted under this Lease and with the first class nature of the Building. Notwithstanding anything to the contrary herein, so long as Landlord has approximately comparable space in the Building available for lease or coming available for lease in the Building within three (3) months of the proposed commencement date of any sublease, Tenant shall not have the right to offer to sublease or to enter into a sublease for all or any portion of the Premises (except for a sublease permitted pursuant to Section 17.I), which offer or sublease is for a net effective rental which is less than the net effective rental that Landlord is then quoting for space in the Building, and Landlord shall have no obligation to approve any such sublease which has a net effective rental rate which is less than the net effective rental rate which Landlord is quoting for space in the Building.

                  E. EXCESS RENT PAYMENT. If Tenant (as Tenant or debtor-in-possession) shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other monetary or non-monetary consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional Rent one-half (1/2) of the excess rent or other consideration, immediately upon receipt under any such assignment or, in the case of a sublease, (i) on the later of the first day of each month during the term of any sublease, or the day of receipt from such subtenant, one-half (1/2) of the excess of all rent and other consideration paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, one-half (1/2) of the excess of all rent and other consideration due from the subtenant for the month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a rentable area basis to the space sublet), and (ii) immediately upon the receipt thereof, one-half (1/2) of any other consideration realized by Tenant from the subletting. Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein. Whenever reference is made to the "EXCESS" of rent or other consideration, such excess shall be reduced by charging (until Tenant has recouped such amount in full) against the rent or other consideration paid by the assignee or subtenant, reasonable brokerage commissions, leasehold improvements costs and other tenant concessions which Tenant has paid or given in connection with assigning the Lease or subleasing the applicable portion of the Premises, as well as the then unamortized portion of any amount paid directly by Tenant for Tenant Improvements pursuant to the Workletter Agreement, which amount shall be deemed amortized, on a straight line basis over the Term, without interest.

                  F. LEASE ASSUMPTION; SUBTENANT ATTORNMENT. If Tenant shall assign this Lease, then, as a condition to the effectiveness of the assignment, the assignee shall expressly assume all of the obligations of Tenant under this Lease in a written instrument mutually acceptable to Landlord and the assignee, with an unexecuted copy thereof being delivered to Landlord not later than ten (10) days prior to the effective date of the assignment and an executed copy of the assignment being delivered to Landlord not later than fifteen (15) days after the effective date of the assignment. If Tenant shall sublease any part of the Premises, then as a condition to the effectiveness of the sublease, Tenant shall obtain and furnish to Landlord, not later than ten (10) days prior to the effective date of the sublease and in form reasonably satisfactory to Landlord and the subtenant, an unexecuted copy of the proposed written agreement of the subtenant to the effect that the subtenant will attorn to Landlord, at Landlord's option and written request (at Landlord's sole election), if this Lease terminates before the expiration of the sublease, with an executed copy of the written agreement being delivered to Landlord not later than fifteen (15) days after the effective date of the sublease. Tenant shall, not later than fifteen (15) days after the effective date of any the assignment or sublease, deliver to Landlord a certified copy of the instrument of assignment or sublease.

                  G. RELEASE. In connection with any proposed assignment of this Lease, if Tenant desires to be released from its obligations under this Lease, Tenant shall request a release at the time of requesting Landlord's consent to the assignment, and Landlord shall not withhold its consent to a release of Tenant's obligations under this Lease accruing from and after the assignment, provided (i) the proposed transferee is "investment grade" as hereinafter described or if the proposed assignee is not considered "investment grade" because it does not have issued and outstanding publicly traded securities and is privately held, Landlord shall have determined, in its good faith discretion, that the financial condition of the assignee is sufficient to enable commercial lenders who provide long term debt secured by leased properties, using commercial underwriting standards, to provide financing on a long term basis for the Project in an amount equal to or greater than the amounts which could be obtained if the assignee had a credit rating equivalent to that of an "investment grade" assignee, and upon terms at least as favorable to Landlord as the terms that would be available if the assignee were considered "investment grade", (ii) each of the Mortgagee's and Ground Lessor's, if any, consent in writing to the release, and (iii) Landlord otherwise is obligated to, and has granted its consent to, the assignment pursuant to this Section 17. For purposes of this Section 17.G, a proposed transferee shall be considered "investment grade" if the transferee (A) has, at the time of the proposed transfer, and at all times throughout the Compliance Period (as hereinafter defined) had, issued and outstanding publicly traded securities ("SECURITIES") listed on a "national securities exchange", as defined in the Securities Exchange Act of 1934, and (B) at the time of the proposed transfer, the Securities have, and at all times throughout the Compliance Period the Securities had, a credit rating from Standard & Poors, Dun & Bradstreet, Moody's Investor Services or Duff & Phelps of at least BBB-. As used

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
         herein, the term "Compliance Period" shall mean the period from the date of the filing of the most recent annual report for the proposed transferee with the Securities and Exchange Commission ("SEC") until and through and including the date of the proposed transfer; provided that if the most recent annual report has been filed within six (6) months of the date of the proposed transfer, the Compliance Period shall be deemed to be the period from the date of the filing of the annual report for the proposed transferee which preceded the most recent annual report filed, until and through and including the date of the proposed transfer. Tenant shall not, however, be released as a result of a transfer to a Tenant Affiliate, regardless of whether the Tenant Affiliate is "investment grade" unless the Tenant Affiliate is an entity resulting from the merger, reorganization or consolidation of another entity with Tenant or is an entity which acquires all or substantially all of the assets of Tenant and all of the requirements of this Section 17.G for a release have been met.

                  H. CORPORATION, PARTNERSHIP AND LIMITED LIABILITY COMPANY TRANSFERS. If Tenant is a corporation, any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 17. If Tenant is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or any change in any partner's or member's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 17. The term "CONTROL" as used in this Lease means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant, whether through the ownership of voting securities or beneficial interest or otherwise. Notwithstanding any of the foregoing, the provisions of this Section 17.H. shall not apply to any entity the outstanding voting stock of which is listed at the time of a transaction referred to herein on a "NATIONAL SECURITIES EXCHANGE", as defined in the Securities Exchange Act of 1934.

                  I. PERMITTED TRANSFERS. Notwithstanding any of the foregoing, Landlord's consent under Sections 17.C. and 17.D. shall not be required for an assignment or sublet to a Tenant Affiliate, and Landlord shall not collect any excess rent under Section 17.E. as a result of an assignment or sublet to a Tenant Affiliate, as long as (i) Tenant gives reasonable prior notice to Landlord of the assignment or sublet (provided that in the case of an assignment or subletting to a Tenant Affiliate arising out of a merger, consolidation, dissolution or reorganization of Tenant, or any other similar corporate transaction, prior notice shall not be required, so long as Tenant notifies Landlord of the transaction promptly following the consummation of the transaction or when corporate policy permits, if earlier); and (ii) if an assignment, the assignee assumes the obligations of Tenant under this Lease. As used herein, the term "TENANT AFFILIATE" shall mean any entity (i) which acquires all or substantially all of the assets of or ownership interests in the original Tenant under this Lease for a purpose other than to circumvent the provisions of this Article 17; (ii) which results from a merger or consolidation with the original Tenant under this Lease; or (iii) which is controlled by, controls, or is under common control with, the Tenant under this Lease. For purposes of the foregoing, the term "CONTROL" shall have the meaning described in Section 17.H. Except as provided in this Section 17.I. all terms of this Section 17 shall apply with respect to an assignment or sublet to a Tenant Affiliate (including, without limitation, the terms of Section 17.B. regarding the continued liability of the "TENANT" making the assignment or sublease, as well as the continued liability of each prior "TENANT" and of and any guarantor(s) of this Lease, except as provided in Section 17.G relating to releases).

                18. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If, in connection with the approval of plans for any alterations, Landlord notifies Tenant in accordance with Section 12 that Landlord requires Tenant to remove any of such alterations, then at Landlord's request, Tenant shall remove the applicable alterations, and the removal shall be done in a good and workmanlike manner, and upon the removal Tenant shall restore the Premises to its condition prior to the installation of such alterations (as the case may be), in each case on or before the expiration of the Term or Tenant's right to possession. Tenant shall not, however, be obligated to remove the Tenant Improvements (as defined in the Workletter Agreement) or any associated telephone, data and power wiring and cabling at the expiration or earlier termination of the Term. If Tenant does not remove the applicable alterations on or before the expiration of the Term or termination of Tenant's right to possession, then Landlord, without limiting any other rights or remedies available to Landlord, may remove the same and restore the Premises, and Tenant shall pay the reasonable cost of the removal and restoration to Landlord within thirty (30) days following Landlord's written demand. Notwithstanding the foregoing, it is understood and agreed that Tenant shall remove its FF&E (other than any associated telephone, data and power wiring and cabling installed in connection with the Tenant Improvements) from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. As used herein, the term "FF&E" shall mean all of Tenant's furniture, equipment, trade fixtures, and all other items of non-affixed personal property and associated telephone, data and power wiring and cabling from time to time within the Premises, including without limitation, the categories of items listed in EXHIBIT I attached to this Lease. On or about the Commencement Date, Landlord and Tenant shall prepare and agree upon an updated list of the FF&E within the Premises, which shall be insured by Tenant under this Lease and shall be removed by Tenant upon the expiration of the Term or Tenant's right of possession. If Tenant does not remove the FF&E (other than cabling and wiring as described above), Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option and without limiting any other rights or remedies available to Landlord, the items shall be deemed abandoned, in which event Landlord may cause the items to be removed and disposed of at Tenant's expense, which shall be Landlord's reasonable cost of removal (less any net proceeds received by Landlord from the sale thereof), without notice to Tenant and without obligation to compensate Tenant.

                19. DEFAULTS AND REMEDIES.

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
                  A. EVIDENCE OF DEFAULT. The occurrence or existence of any one or more of the following shall constitute a "DEFAULT" by Tenant under this Lease: (i) Tenant fails to pay any installment or other payment of Rent when due (provided that Tenant shall have five (5) days after written notice of the failure to cure the default on the first two (and only two) occasions thereof occurring in any twelve (12) consecutive month period during the Term); (ii)Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease and fails to cure the default within thirty (30) days after written notice thereof to Tenant (provided that the thirty (30) day period shall be extended for the time reasonably required to complete the cure, not exceeding, in any event, an additional ninety (90) day period, if the failure cannot reasonably be cured within the thirty (30) day period and Tenant commences to cure such failure within the thirty (30) day period and thereafter diligently and continuously proceeds to cure the failure and provided further that if the default is not reasonably susceptible of being cured within the ninety (90) day period, and Tenant is diligently proceeding with the cure, the ninety (90) day period shall be extended while Tenant is diligently curing, so long as the default does not cause a default under any Mortgage or Ground Lease (each, as hereinafter defined in Section 23.A), create any risk to life, health or safety at the Project or otherwise cause Landlord to be in default under any lease or other agreement to which Landlord is a party or bound); (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process; (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan or reorganization or arrangement under any Chapter of the United States Bankruptcy Code (or any similar law for the relief of debtors), or any amendment, replacement, or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action, is not discharged within ninety (90) days after filing of the petition; (vi) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors;
         (vi) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within sixty (60) days after the appointment; (vii) any action taken by or against Tenant to reorganize or modify Tenant's capital structure, which in the case of an involuntary action, is not discharged within sixty (60) days after the action; or (ix) upon the dissolution of Tenant.

                  B. RIGHT OF RE-ENTRY. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any termination pursuant to the preceding sentence, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord in the condition required for surrender set forth in this Lease. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

                  C. TERMINATION OF RIGHT TO POSSESSION. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. If Landlord terminates Tenant's right to possession, but not the Lease, Landlord shall use reasonable efforts to mitigate Tenant's damages as required by applicable law and to relet the Premises on such terms as Landlord shall reasonably deem appropriate (and Landlord hereby reaffirms its obligations under applicable law to mitigate damages); provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairs and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If the consideration actually received by Landlord is greater than the amount necessary to pay the full amount of the monthly Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

                  D. TERMINATION OF LEASE. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of the termination through the stated expiration date of the Term hereof plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from the fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of six and one-half percent (6.5%) per annum.

                  E. OTHER REMEDIES. Upon the occurrence of a Default, and without limiting any other rights or remedies available to Landlord, Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing the obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

                  F. BANKRUPTCY. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

                  G. WAIVER OF TRIAL BY JURY. To the fullest extent permitted by law, Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

                  H. VENUE. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in Chicago, Illinois, or state courts located in Cook County, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

                  I. LANDLORD DEFAULT. Landlord shall be in default under this Lease if Landlord fails to perform any obligation required of Landlord under the terms of this Lease and fails to cure the default within thirty (30) days after written notice thereof by Tenant to Landlord specifying the nature of Landlord's failure to perform; provided that the thirty (30) day period shall be extended for the time reasonably required to complete the cure, not exceeding an additional ninety (90) day period, if the failure cannot reasonably be cured within the thirty
         (30) day period and if Landlord commences performance within the thirty
         (30) day period and thereafter diligently and continuously proceeds to cure the failure and provided further that if the default is not reasonably susceptible of being cured within the ninety (90) day period, and Landlord is diligently proceeding with the cure, the ninety
         (90) day period shall be extended while Landlord is diligently curing, so long as the failure does not create any risk to life, health or safety at the Project. If Landlord fails to cure any such default within the time period specified above, and such default materially interferes with Tenant's ability to use and occupy the Premises, Tenant may elect, by ten (10) days' prior written notice to Landlord, as its sole remedy, to cure the default, and the reasonable costs of Tenant incurred in curing the default, shall be reimbursed by Landlord to Tenant within ten (10) days following Tenant's written demand therefor, accompanied by appropriate invoices. Notwithstanding the foregoing, this Section shall not apply to Landlord's obligations under Section 27, and Tenant's sole rights and remedies with respect to any failure of Landlord to perform under Landlord's obligations under Section 27 shall be exclusively governed by Section 27.

         20. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay (i) Base Rent during the first thirty (30) days of the holdover at one hundred fifty percent (150%) of the Base Rent in effect immediately preceding such holdover, and thereafter pay Base Rent during the holdover in an amount equal to two hundred percent (200%) of the Base Rent in effect immediately preceding such holdover, plus (ii) Additional Rent and all other amounts otherwise payable under the Lease (including, without limitation, Excess Expenses) computed on a per diem basis for each day that Tenant remains in possession and Tenant shall perform all of its other obligations under the Lease. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over, provided, however, that so long as Tenant pays the holdover rent described herein above, and the holdover terminates and Tenant vacates the Premises in the condition required by the Lease on or before the date which is the earlier of sixty (60) days following the expiration of the Term or the termination of Tenant's right of possession, Tenant shall have no liability to Landlord for consequential damages; otherwise, Tenant shall be so liable. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any Lease or right of tenancy between Landlord and Tenant.

         21. CERTAIN REGULATORY MATTERS.

                  A. HAZARDOUS SUBSTANCES. Except for Landlord's obligations expressly described in Section 21.B., Tenant shall comply , at its sole expense, with all laws relating to the protection of public health, safety and welfare and with all environmental laws (hereinafter defined) in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant, except for minor quantities of cleaning materials and other items not inconsistent with office use and, in any event, in compliance with all applicable laws. Tenant further agrees that no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination). The term "HAZARDOUS SUBSTANCES" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation PCB's, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental laws or that would pose a health, safety or environmental hazard. If Tenant is notified of any investigation or violation of any environmental law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or if Landlord reasonably believes that a violation of environmental law exists, Landlord may, upon notice to Tenant, conduct such tests and studies relating to compliance by Tenant with environmental laws or the alleged presence of Hazardous Substances upon the Premises as Landlord reasonably deems necessary or desirable, and to the extent the tests and studies indicate non-compliance by Tenant with environmental laws or the presence of Hazardous Substances upon the Premises based upon Tenant's activities, then Tenant shall pay the cost of the tests and studies. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have, assumed any responsibility to Tenant or any other party for compliance with environmental laws, as a result of the exercise or non-exercise of Landlord's rights. Tenant shall indemnify, defend, protect and hold harmless Landlord, its constituent members, and their respective officers, directors, members, partners, agents, employees, successors and assigns, from and against any and all loss, claim, expense, liability and costs (including attorneys' fees) arising out of or in any way related to the presence of any Hazardous Substance introduced to the Premises during the Term by Tenant, its agents, employees, contractors, subcontractors, subtenants or invitees.

                  B. LANDLORD RESPONSIBILITY. As to any Hazardous Substances (as now defined) existing in the Premises or the Building or the Land on the Commencement Date in violation of applicable environmental laws, Landlord shall remove or otherwise remediate the Hazardous Substances to the extent required by law (as now existing), at Landlord's sole cost and expense. Tenant shall cooperate with Landlord in allowing proper access to the Premises to perform the foregoing removal or remediation activities, and shall use reasonable efforts not to take any action which may worsen any environmental condition once discovered. Landlord shall restore any damage caused to the Premises as a result of access by Landlord under this Section 21.B., to the extent the damage was not caused by Tenant's negligence or willful misconduct or Tenant's breach of its obligations hereunder. In any entry into the Premises under this Section 21.B., Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business operations at the Premises. In addition, Landlord shall, at Tenant's request, either enforce the City's obligations under the Redevelopment Agreement with respect to Hazardous Substances or assign its rights with respect to Hazardous Substances under the Redevelopment Agreement to Tenant.

                  C. AMERICANS WITH DISABILITIES ACT. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C.
         Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA"), establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business is deemed a "PUBLIC ACCOMMODATION" or "COMMERCIAL FACILITY", (2) whether such requirements are "READILY ACHIEVABLE", and
         (3) whether a given alteration affects a primary function area or triggers "PATH OF TRAVEL" requirements. The parties hereby agree that:
         (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas of the Building, except as provided below, and Landlord shall perform all work required for such compliance, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including paying the costs in connection with the Tenant Improvements and any other leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, subject, however, to Landlord's obligations under the Workletter Agreement to perform certain construction and to fund certain costs, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "PATH OF TRAVEL" requirements triggered by any improvements or alterations in the Premises made by Tenant after the Commencement Date. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

                  D. ENVIRONMENTAL LAWS. As used in this Lease, the term "ENVIRONMENTAL LAWS" means any applicable state, local, or federal statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders) together with all related amendments, implementing, preservation, conservation or regulation of the environment, and regulations and reauthorizations pertaining to the protection, preservation, conservation or regulation of the environment, including but not limited to: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C.Section 2601 et seq.; the Clean Air Act, 42 U.S.C.Section 7401 et seq.; and the Clean Water Act, 33 U.S.C.Section 1251 et seq.

             22. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time within thirty (30) days' following actual receipt by Tenant of a written request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying, to the extent factually accurate: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of the modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto (or if Tenant believes that such matters are not accurate, a full and complete explanation thereof); and (vii) such additional matters as may be reasonably requested by Landlord, it being agreed that the certificate may be relied upon by any prospective purchaser, investor, mortgagee, or other person having or acquiring a direct or indirect interest in the Building. If Tenant fails to execute and deliver any certificate within thirty (30) days after receipt of Landlord's request, then Tenant's failure shall be deemed a "DEFAULT" hereunder, without any further notice or cure periods being required under this Lease.

             23. SUBORDINATION.

                  A. SUBORDINATION OF LEASE. Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Building, the Project, and/or the Land, or any part thereof or any interest therein, may sell and lease back the Land or any part thereof, and may encumber the leasehold estate under any sale and leaseback arrangement with a mortgage or trust deed. Any such mortgage or trust deed is herein called a "MORTGAGE" and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a "MORTGAGEE." Any such lease of the land underlying the Building or Project (or any part thereof) is herein called a "GROUND LEASE" and the lessor under any such lease is herein called a "GROUND LESSOR." This Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof, subject to the non-disturbance rights hereinafter set forth. Notwithstanding the foregoing, Landlord shall provide Tenant with a non-disturbance agreement from any Mortgagee or Ground Lessor existing as of the date of execution of this Lease and any future Mortgagee or Ground Lessor, which agreement shall be on the Mortgagee's or Ground Lessor's customary form with changes thereto as reasonably requested by Tenant, and may include the provisions set forth below in this Section 23. Tenant agrees to execute and deliver to Landlord any further instruments consenting to or confirming the subordination of this Lease to any Mortgage and to any Ground Lease and containing any other reasonable provisions which may be requested in writing by Landlord within thirty (30) days after Tenant's receipt of Landlord's written request; provided that any such instrument shall also include recognition and non-disturbance provisions to the effect that the Mortgagee or Ground Lessor, as the case may be, will not disturb Tenant's continued occupancy of the Premises under this Lease so long as Tenant is not in Default hereunder, which recognition and non-disturbance provisions may contain such other terms and conditions as are contained in the Mortgagee's or Ground Lessor's customary form of subordination, non-disturbance and attornment agreement, with changes thereto as reasonably requested by Tenant, and including customary notice and cure rights in favor of the Mortgagee or Ground Lessor.

                  B. RIGHTS OF SUCCESSORS. If any Mortgage is foreclosed, or Landlord's interest under this Lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:

                           (i) no person or entity which as the result of any of
                  the foregoing has succeeded to the interest of Landlord in this Lease (any such person or entity being hereafter called a "SUCCESSOR") shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to Landlord's interest in this Lease, nor shall any Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor (provided further, however, that nothing herein shall be deemed to limit a Successor's obligations under this Lease which are required to be performed from and after the date the Successor succeeds to Landlord's interest hereunder).

                           (ii) upon request of any Successor, Tenant will
                  attorn to the Successor, as Landlord under this Lease, subject to the provisions of this Section 23, and will execute and deliver such instruments as may be necessary or appropriate to evidence the attornment within twenty (20) days after receipt of a written request to do so.

                           (iii) no Successor shall be bound to recognize any
                  prepayment by more than thirty (30) days of Base Rent, Additional Rent or Excess Expenses from the date when otherwise due hereunder.

                           (iv) no Successor shall be bound to recognize any
                  amendment or modification of this Lease made without the written consent of the Mortgagee or Ground Lessor (as the case may be).

                  C. SUBORDINATION OF MORTGAGE. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this Lease by sending Tenant notice in writing subordinating all or any part of its Mortgage to this Lease, and Tenant agrees to execute and deliver to the Mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its

         Mortgage to this Lease and containing any other provisions which may be requested in writing by the Mortgagee within thirty (30) days after Tenant's receipt of a written request.

         24. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. In addition, if Tenant's quiet enjoyment of the Premises is interfered with by any party other than Landlord, and the existence of such parties rights would give rise to a claim in favor of Landlord under its title insurance policy for the Project, Landlord shall, at Tenant's request, diligently enforce its rights under the title policy, and Tenant shall reimburse Landlord for the reasonable out of pocket costs incurred by Landlord in connection with enforcement of its rights under the title policy (to the extent not reimbursed by the title company) within thirty (30) days following Landlord's request for reimbursement, accompanied by invoices evidencing the costs incurred. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

         25. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Section 1 hereof (the "BROKER") and McCall and Almy in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's constituent members and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord represents to Tenant that Landlord has dealt only with Broker and McCall and Almy in connection with this Lease and that, insofar as Landlord knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Landlord agrees to indemnify, defend and hold Tenant and Tenant's constituent partners and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker and McCall and Almy, claiming to have acted by or on behalf of Landlord in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker; however, Landlord shall not be responsible for the payment of any commission to McCall and Almy.

         26. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed, sent by recognized overnight courier or hand delivered to Landlord or Tenant, as the case may be, at the following address:

         If to Landlord:                    Davis Church Office Development,
                                            L.L.C.
                                            c/o Mesirow Stein Real Estate
                                            350 North Clark Street
                                            Chicago, Illinois  60601
                                            Attn.: Mike Szkatulski

         With a copy to:                    Mesirow Stein Real Estate
                                            350 North Clark Street
                                            Chicago, Illinois 60601
                                            Attn: Denny Block

         And a copy to:                     Piper Marbury Rudnick & Wolfe
                                            203 North LaSalle
                                            Chicago, Illinois  60601
                                            Attn.: Robert H. Goldman, Esq.

         If to Tenant:                      Houghton Mifflin Company
                                            222 Berkeley Street
                                            Boston, Massachusetts  02116-3764
                                            Attn.:  Director of Corporate
                                                    Services

         With a copy to:                    Houghton Mifflin Company
                                            222 Berkeley Street
                                            Boston, Massachusetts 02116-3764
                                            Attn.: General Counsel

         And a copy to:                     McCall & Almy, Inc.
                                            One Post Office Square
                                            Boston, Massachusetts 02109
                                            Attn: David Richardson



         And a copy to:                     Mark Bartelstein & Associates
                                            222 West Ontario
                                            Suite 600
                                            Chicago, Illinois 60610
                                            Attn: Rick Smith, Esq.

or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon actual receipt or upon delivery (if delivered by hand) or upon refusal to accept delivery.

         27.      BASE BUILDING; TENANT IMPROVEMENTS.

                            A. LANDLORD'S WORK.

                           (i) Landlord, at Landlord's sole cost and expense,
                  agrees to construct, or cause to be constructed, the core and shell of the Building ("BASE BUILDING" or "BASE BUILDING WORK") substantially in accordance with the plan development drawings and core and shell description ("PLAN DEVELOPMENT DRAWINGS

                  AND DESCRIPTION") attached to this Lease as EXHIBIT J, as such Plan Development Drawings and Description have been or are hereafter developed into the Design Documents, and as modified from time to time, all subject to the limitations on Scope Changes described hereinbelow. For purposes of this Section, "DESIGN DOCUMENTS" shall mean the Plan Development Drawings and Description as further developed into final plans and specifications. In addition to Landlord's obligations to provide Tenant with copies of all construction drawings and plans and specifications, as hereinafter described, Landlord shall notify Tenant of any material changes to the Design Documents which are not within the scope of the Plan Development Drawings and Description (collectively, "SCOPE CHANGES"). No material Scope Changes affecting Tenant rights hereunder in any material respect shall be made unless Landlord obtains Tenant's consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed, and which consent shall be given or withheld within five (5) business days following such request by Landlord; provided that if Tenant fails to respond within the five (5) business day period, Landlord shall give Tenant an additional notice requesting Tenant's consent, and if Tenant fails to respond within two (2) business days following the second request, Tenant's consent shall be deemed given). In addition, Landlord shall provide Tenant with copies of any construction drawings and plans and specifications, including the Design Documents and progress and construction administration documents, for the Base Building Work, as they are developed; provided further, that following completion of the construction drawings for the Base Building Work, any changes made thereafter shall be highlighted on the copies delivered to Tenant. In addition, Tenant may from time to time request changes in the Design Documents, which changes shall be subject to Landlord's approval, not to be unreasonably withheld or delayed, so long as the changes do not delay Substantial Completion of Landlord's Work, Tenant pays all increased costs of Landlord's Work resulting from the changes, and the changes do not otherwise adversely affect the costs of operating, insuring or maintaining the Building or affect the ability of Landlord to lease the balance of the Building not leased to Tenant or reduce the Rentable Square Feet of the Building.

                           (ii) Landlord also agrees to construct, or cause to
                  be constructed the Tenant Improvements, all as more particularly described and defined in, and subject to all of the terms and conditions of the Workletter Agreement ("WORKLETTER AGREEMENT") attached to this Lease as EXHIBIT K and to wire Tenant's workstations installed as part of the FF&E with telephone, data and electrical wiring ("WORKSTATION WIRING"). The Base Building, Tenant Improvements and Workstation Wiring are collectively referred to in this Lease as "LANDLORD'S WORK".

                           B. SUBSTANTIALLY COMPLETE. Landlord agrees to use all
reasonable efforts to Substantially Complete Landlord's Work and to deliver possession of each floor of the Premises to Tenant, on or before the Projected Delivery Date for the applicable floor set for the Delivery Schedule, with each such date subject to extension for delays actually caused by Force Majeure (hereinafter defined) and Tenant Delays (hereinafter defined), and subject to Tenant's termination rights under Section 27.D. Failure of Landlord's Work to be Substantially Completed and/or of Landlord to deliver possession of any floor on or before the Projected Delivery Date for such floor shall be subject to the terms of Section 4.E. and the terms and conditions hereinafter provided.

                           (i) "FORCE MAJEURE" means any of the following which
                  causes delays, to the extent that such delays are outside of Landlord's reasonable control to avoid: war, insurrection; strikes; lockouts; labor trouble; riots; theft; vandalism; floods; fires; casualties; acts of God; accidents; acts of the public enemy; epidemic; quarantine; freight embargos; lack of transportation; governmental or municipal restrictions, laws, moratoria, regulations or priorities; unexpected or unanticipated soil or environmental conditions; unexpected weather conditions; inability to obtain materials, electricity, gas or other fuel or water or utilities; defective supplies, equipment or material used or to be used in construction of the Building; non-delivery or late delivery of supplies, equipment or materials to be used in construction of the Building; any act or failure to act of any governmental agency or authority or of any other public or quasi-public authority, including, without limitation, any delay in the issuance of or the non-issuance of any governmental permits, licenses, consents or other approvals necessary for Landlord to commence and complete construction of the Building and Landlord's Work in accordance with this Lease; where the delay is not the result of Landlord's actions or failure to act; utility company requirements, actions or failure to act; and any other delays beyond Landlord's reasonable control. If a Force Majeure delay occurs Landlord and Tenant shall promptly meet and discuss ways of alleviating the delay.

                           (ii) "TENANT DELAY" means any of the following, to
                  the extent they actually cause delays in Substantial Completion of Landlord's Work: (a) delay caused by any default by Tenant or its agents in Tenant's obligations under this Lease, (b) delays caused by Tenant's access to the Premises (including access by Tenant's agents, contractors, architects, space planners, brokers, or consultants) prior to the Commencement Date which unreasonably interferes with Substantial Completion, (c) delays resulting from Tenant's failure to install any FF&E in sufficient time to enable Landlord to perform the Workstation Wiring prior to the applicable Projected Delivery Date (unless Landlord has failed to provide Tenant with sufficient access to the applicable portion of the Premises to do so), (c) any event, condition or circumstance defined as a Tenant Delay in the Workletter Agreement, or (d) any other delay of any kind or nature caused by Tenant (including its agents, contractors, architects, space planners, brokers or consultants). For purpose of the foregoing, the term "CAUSED BY" shall mean that the particular delay (i.e., whether in meeting "SUBSTANTIAL COMPLETION" requirements or the Construction Commencement Date or Outside Completion Date as hereinafter defined in Section 27.D) would not otherwise have occurred in the absence of such specified act or failure to act by Tenant (or its agents, contractors, architects, space planners, brokers or consultants). Landlord shall give Tenant notice of any claim of Tenant Delay within the earlier of

                  (A) three (3) business days following receipt by Landlord of actual knowledge of the matters giving rise to such claim or
                  (B) ten (10) business days following receipt by Landlord's general contractor of actual knowledge of the matters giving rise to such claim, and, if Landlord fails to so give such timely notice, then Landlord may not claim "TENANT DELAY" with respect to any period of delay occurring prior to Landlord's delivery of such notice to Tenant. If Tenant disputes Landlord's determination as to whether a Tenant Delay has occurred or the length thereof, Tenant shall notify Landlord in writing ("TENANT DELAY DISPUTE NOTICE") within three (3) business days following receipt of Landlord's notice of Tenant Delays whereupon the dispute shall be resolved in accordance with Section 27.E. If Tenant fails to give a timely Tenant Delay Dispute Notice, Tenant shall be deemed to have waived any right to contest the claim of Tenant Delay asserted by Landlord.

                           (iii) "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETE" or "SUBSTANTIALLY COMPLETED" shall mean that Landlord's Work (or the portion thereof applicable to any floor within the Premises) has been substantially completed except for such minor, insubstantial details of construction, decoration or mechanical adjustments as would not materially interfere with the use of the Building as an office building or Tenant's occupancy of the Premises, or applicable floor thereof, as the context requires, for office purposes. If Substantial Completion of Landlord's Work as a whole, or for any floor or floors, is delayed in whole or in part by any Tenant Delay, then Substantial Completion shall be deemed to have occurred as of such date as the Landlord's Work, as a whole, or for such floor or floors, as the context requires, would have been so completed but for such Tenant Delay. Substantial Completion shall be conclusively evidenced by a certificate of Landlord's architect.

                  C. HOLDOVER COSTS. If Landlord's Work is not "SUBSTANTIALLY COMPLETE" (as defined above) on or before May 1, 2002, subject to extensions for delays in Substantial Completion caused by Tenant Delay (as used herein, the "HOLDOVER DATE"), then Tenant shall have the following recourse (except for the remedy described in Section 27.D. below and the extension of the Commencement Date pursuant to Section 4.E) as Tenant's sole and exclusive remedies hereunder, and subject to the terms and conditions hereinafter set forth.

                           (i) Subject to the terms hereinafter set forth,
                  Tenant shall be entitled to payment from Landlord of an amount equal to its actual Holdover Costs (as hereinafter defined) incurred from and after the Holdover Date and through the Holdover Costs Period (as hereinafter defined).

                           (ii) The term "HOLDOVER COSTS" means any (A) rental
                  costs (including base rent and additional rent, such as Tenant's share of taxes and expenses) for holdover under Tenant's Existing Leases (hereinafter defined) in excess of the rental costs due or which would have otherwise been due hereunder (without taking into account any rent abatement) accruing from and after the later of (1) the Holdover Date, or
                  (2) the date of early cancellation elected by Tenant under the applicable Existing Leases, through the Commencement Date, plus (B) any rental costs

                  (including base rent and additional rent) for temporary space leased by Tenant (not to exceed 120,000 rentable square feet in the aggregate) in excess of the base rent and additional rent due or which would otherwise have been due hereunder for rentable square footage within the Office Premises equal to the lesser of 120,000 rentable square feet or the rentable square footage of the temporary space (without taking into account any rent abatement from the Holdover Date until the Commencement Date) and continuing through the Commencement Date (the "HOLDOVER COSTS PERIOD"), all subject to Section 27.D below plus (C) reasonable storage costs incurred by Tenant during the Holdover Costs Period as a result of the delay in Substantial Completion. Tenant will use good faith efforts to prevent or minimize Holdover Costs, including, without limitation, consultation and cooperation with Landlord in its negotiations with Tenant's existing landlords. Tenant shall also notify Landlord of its exercise of cancellation rights under the Existing Leases, concurrently with or prior to the exercise of such rights. In addition, as and when floors are Substantially Completed, Tenant shall utilize best efforts to move out of the space covered by any Existing Leases and interim leases, so as to minimize Holdover Costs.

                           (iii) If Substantial Completion is delayed beyond the
                  Projected Final Delivery Date as a result of Tenant Delay or Force Majeure (i.e., meaning such delay beyond the Projected Final Delivery Date would not have occurred in the absence of such Tenant Delay or Force Majeure), then notwithstanding anything to the contrary above, Landlord shall have no obligation to pay Holdover Costs attributable to the period from the Holdover Date until the date which is the number of days after the Holdover Date equal to the number of days of Tenant Delay plus the number of days of Force Majeure delay.

                           (iv) Tenant represents that it has delivered to
                  Landlord a true and correct copy of its present leases (the "EXISTING LEASES") relative to space at 1560 Sherman Avenue and 1603 Orrington Street in the City of Evanston, Illinois. Tenant hereby agrees that it shall not amend or otherwise modify the Existing Leases following the date hereof in any manner which increases the Holdover Costs, and to the extent any of such Existing Leases are so modified or amended, Landlord shall have no obligation to pay any additional Holdover Costs resulting therefrom.

                           (v) Landlord shall have the right along with Tenant
                  to jointly negotiate with each of the existing landlords under the Existing Leases, so as to reduce the amount and extent of Holdover Costs hereunder, and Tenant agrees to cooperate with Landlord in all reasonable respects (but at no out-of-pocket cost to Tenant) relative to any such negotiations to enable Landlord and Tenant to minimize the Holdover Costs.

                           (vi) Notwithstanding anything contained herein to the
                  contrary, if Tenant terminates this Lease pursuant to Section 27.D below, Tenant shall have no right to any Holdover Costs under this Section 27.C accruing on and after the date Tenant terminates this Lease.

          D. MILESTONE DATES. If Landlord fails to commence construction of the Building on or before February 1, 2001 (which for purposes hereof shall mean the commencement of work on footings, foundations and/or caissons for the Building) ("CONSTRUCTION COMMENCEMENT DATE"), for any reason other than Tenant Delay, Landlord shall notify Tenant of such event (herein, a "FAILED MILESTONE NOTICE"), promptly after Landlord becomes aware of the same, whereupon Tenant shall have the right to terminate the Lease by written notice to Landlord, given at any time on or before the earlier to occur of thirty (30) days following the date of Tenant's receipt of the Failed Milestone Notice or the commencement of construction, whereupon this Lease shall terminate and the parties shall have no further rights or obligations hereunder. In addition, without limitation of any rights or obligations described in this Section 27.D, if the Substantial Completion of Landlord's Work has not occurred on or before January 2, 2003 ("OUTSIDE COMPLETION DATE"), for any reason other than as a result of Tenant Delay, and if this Lease is then in full force and effect, then, Tenant shall have the right by written notice to Landlord given at any time after the Outside Completion Date and prior to the Substantial Completion of Landlord's Work to terminate this Lease as of the date of such notice, whereupon neither party shall have any further rights or obligations hereunder. Without limitation of the foregoing terms of this Section 27.D., it is understood and agreed that, if Tenant exercises its termination rights under this
     Section 27.D., Tenant shall not be entitled to any Holdover Costs described in Section 27.C. above accruing from and after the date of termination, and that if the termination is a result of Landlord's failure to commence construction by the Construction Commencement Date, no Holdover Costs shall accrue and the terms of said Section 27.C. shall thereafter be deemed null and void.

     E. TENANT DELAY DISPUTES. If Tenant gives a Tenant Delay Dispute Notice in accordance with Section 27.B(ii), promptly following Landlord's receipt of the Tenant Delay Dispute Notice, representatives of Landlord and Tenant shall meet and attempt in good faith to negotiate a resolution of the dispute. If within fifteen (15) days following Landlord's receipt of the Tenant Delay Dispute Notice, representatives of Landlord and Tenant are unable to resolve the dispute, then within fifteen (15) days following the end of such negotiation period, the chief executive officer of Landlord and either the chief executive officer of Tenant or the president of McDougal Littell shall meet and attempt to resolve the dispute. If such parties are unable to resolve the dispute within three (3) days following their initial meeting, either Landlord or Tenant may elect, by written notice to the other, to submit the dispute to binding arbitration, to be conducted at the offices of the American Arbitration Association in Chicago, Illinois, pursuant to the construction arbitration rules and procedures of the American Arbitration Association.

     28. MISCELLANEOUS.

          A. SUCCESSORS AND ASSIGNS. Subject to Section 17 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties. Notwithstanding the foregoing, if Landlord assigns this Lease (other than an assignment for security purposes) at any time prior to Substantial Completion, Landlord shall cause to be delivered to Tenant a completion guaranty executed by Mesirow Stein Development Services, Inc. in the form of EXHIBIT L to this Lease.

          B. ENTIRE AGREEMENT. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

          C. TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

          D. EXECUTION AND DELIVERY. Submission of this instrument for examination by Tenant does not constitute a reservation of space or an option for Lease, and it is not effective until execution and delivery by both Landlord and Tenant.

          E. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

          F. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

          G. ATTORNEYS' FEES. Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing this Lease or incurred by Landlord as a result of any litigation in which Tenant causes Landlord, without Landlord's fault, to become involved. Landlord shall pay to Tenant all costs and expenses, including reasonable attorneys' fees, incurred by Tenant in enforcing this Lease or incurred by Tenant as a result of any litigation in which Landlord causes Tenant, without Tenant's fault, to become involved.

          H. TENANT; JOINT AND SEVERAL LIABILITY. The word "TENANT" whenever used herein shall be construed to mean Tenant or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, the liability of each shall be joint and several and any one person or entity comprising Tenant may give any notice or approval required or permitted to be given by Tenant under this Lease and such notice or approval shall be deemed binding upon all persons or entities comprising Tenant and may be relied upon by Landlord as if such notice or approval had been given by all persons or entities comprising Tenant.

          I. FORCE MAJEURE. Without limiting or being limited by any of the provisions of this Lease, but subject to the terms of Section 27 hereof, if Landlord fails to perform timely any of the terms, covenants or conditions of this Lease on Landlord's part

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
     to be performed, and such failure is due in whole or in part to Force Majeure, then Landlord shall not be deemed in default under this Lease as a result of such failure. Following the occurrence of any event of Force Majeure, at Tenant's request, Landlord and Tenant shall meet to determine methods for alleviating the Force Majeure event. The foregoing shall not, however, affect any rental abatement rights expressly provided for in the Lease. The terms of this Section 28.I. shall not apply with respect to the obligations of Landlord described in Section 27 hereof, and in lieu thereof, the express provisions dealing with "FORCE MAJEURE" delays as described in Section 27 shall apply relative to Landlord's obligations thereunder, as and to the extent expressly set forth in Section 27.

          J. CAPTIONS. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease. References to "SECTION" or "SECTIONS" in this Lease shall be deemed to refer to the applicable Section or Sections of this Lease.

          K. NO WAIVER. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

          L. LANDLORD. The term "LANDLORD" as used in this Lease means only the owner of Landlord's interest in the Premises from time to time. Upon any assignment, conveyance or sale, once or successively, of Landlord's interest in the Premises or any assignment of this Lease by Landlord, the Landlord making the assignment conveyance or sale shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the assignment, conveyance or sale, and Tenant agrees to look solely to the assignee, grantee or purchaser, with respect thereto. The holder of a Mortgage on the Building shall not be deemed to be an assignee, grantee or purchaser under this Section 28.L unless and until the foreclosure of the Mortgage or the conveyance or transfer of Landlord's interest under this Lease in lieu of foreclosure, and then subject to the provisions of Section 23. This Lease shall not be affected by any assignment, conveyance or sale, and Tenant agrees to attorn to the assignee, grantee or purchaser.

          M. LANDLORD ACCESS TO PREMISES. Landlord or Landlord's agents shall have the right to enter upon the Premises, to inspect the Premises, to perform janitorial and other services and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable, without such action constituting an eviction of Tenant in whole or in part or giving rise to an abatement of Rent, by reason of loss or interruption of business of Tenant, or otherwise, provided that in connection with any such entry, to the extent Landlord's activities would materially interfere with Tenant's ability to operate its business in the Premises, except in an emergency, Landlord shall perform such activities after normal business hours. Landlord shall also have the right

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
     at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not interfere with Tenant's access to the Premises or the Building in a permanent and material adverse manner. In any entry into the Premises under this Section 28.M. (other than in the case of an emergency or to perform services required of Landlord hereunder), Landlord shall give Tenant reasonable prior notice of entry, shall allow a representative of Tenant to accompany Landlord, and shall use reasonable efforts to minimize interference with Tenant's operations therefrom.

          N. LIMITATION OF LIABILITY. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such Landlord, and any negative capital account of a partner or member in a partnership or limited liability company which is a Landlord, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Landlord, shall not be deemed to be assets of the partnership or limited liability company which is the Landlord. No directors, officers, employees, managers, members, or shareholders of any corporation or limited liability company which is Landlord shall have any personal liability arising from or in connection with this Lease.

          O. CITY DOCUMENTS. Landlord shall promptly following receipt of any notice from the City under the Redevelopment Agreement or City Parking Lease (as defined in Section 34), forward a copy of same to Tenant.

     29. CERTAIN RIGHTS TO LEASE VACANT SPACE. From and after the Lease Date until the date which is the earlier to occur of the date the Building (other than the Retail Area) has been fully leased or the date which is eighteen (18) months following the Commencement Date (the "LEASE-UP PERIOD"), Landlord shall, on a monthly basis and additionally upon Tenant's request from time to time during the Lease-up Period, provide Tenant with written reports (each, a "VACANT SPACE REPORT"), identifying those portions of the Building (other than the Retail Area) for which Landlord has not yet entered into a lease or into a letter of intent to lease or for which Landlord has not sent out a proposal to lease (which Landlord is then negotiating), with any party (including Tenant) or for which Landlord has previously entered into a lease with a party other than Tenant, which lease has terminated (such portions, as they may be modified from time to time as a result of leasing activity in the Building, are referred to as the "VACANT SPACE"). From time to time during the Lease-up Period, Tenant may elect to lease all or a portion of the Vacant Space, the exact area, configuration, and location of which shall be designated by Tenant, and finalized by Landlord as provided in Section 29.E, within the parameters set forth below, upon and subject to all of the terms and conditions set forth in this Section 29.

          A. EXERCISE. Tenant's right to lease the Vacant Space identified in a Vacant Space Report shall be exercisable by written notice ("VACANT SPACE EXERCISE

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
NOTICE") from Tenant to Landlord given at any time after receipt of the Vacant Space Report and prior to Tenant's receipt of written notice from Landlord that Landlord has sent out a proposal to a potential tenant for a lease for all or a portion of the Vacant Space, whereupon Tenant's right to lease such space shall terminate while Landlord is negotiating with the potential tenant (provided, however, that if a letter of intent, term sheet or lease has not been entered into with the prospective tenant within three (3) months following delivery of the proposal to the prospective tenant, the applicable space shall be considered Vacant Space again and shall be included in the next Vacant Space Report). The Vacant Space Exercise Notice shall indicate the Rentable Square Feet desired by Tenant to comprise the Vacant Space to be leased, and the general configuration and location thereof, all within the parameters described in Section 29.B. below.

         B. VACANT SPACE EXERCISE NOTICE. Each Vacant Space Exercise Notice above shall designate the portion of the Vacant Space to be leased by Tenant, subject to the following conditions:

               (i) the area of the Vacant Space to be leased by Tenant shall be the Rentable Square Feet amount designated by Tenant (subject to adjustment by Landlord as provided in Section 29.B (iii)), shall not be more than the Rentable Square Footage of the Vacant Space described in the most recent Vacant Space Report and shall not be less than 5,000 Rentable Square Feet; and

               (ii) the Vacant Space to be leased by Tenant pursuant to such Vacant Space Exercise Notice shall be on such floor or floors within the Building as designated by Tenant; provided that such Vacant Space shall be, if at all possible, contiguous to the other space then included as part of the Premises hereunder; and

               (iii) the balance of any floor which contains Vacant Space and which is not being entirely leased by Tenant hereunder pursuant to such Vacant Space Exercise Notice shall, in Landlord's judgment, have a size and configuration reasonably required for leasing to third parties (including access to restrooms, Common Areas and elevator lobbies) and shall comply (or without the necessity of extraordinary expense can be made to comply) with applicable legal requirements (or Landlord may adjust the size and configuration of the Vacant Space to be leased by Tenant to the extent necessary to satisfy the foregoing criteria).

         C. CONDITIONS TO EXERCISE. Tenant may only exercise its rights under this Section 29 and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said right this Lease is in full force and effect and Tenant is not in Default under this Lease.

         D. TERMS OF LEASE. If Tenant has validly exercised its option to lease all or a portion of the Vacant Space, then the applicable Vacant Space shall be included as part of the Premises for all purposes hereof, subject to all of the terms, conditions and provisions of this Lease. Without limitation of the foregoing:


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
               (i) Base Rent per Rentable Square Foot for the applicable Vacant Space shall be at the same respective rates from time to time as Base Rent for the initial Office Premises or Storage Area, as applicable;

               (ii) the Rentable Square Feet of the Office Premises and/or Storage Area, shall be increased by the Rentable Square Feet of the applicable Vacant Space and Tenant's Proportionate Share shall be accordingly adjusted if the Vacant Space is not basement space;

               (iii) the term of the demise covering the applicable Vacant Space shall commence on the later to occur of the Commencement Date or the earlier of the date which is one hundred fifty (150) days following the date of Landlord's receipt of the Vacant Space Exercise Notice or the date of substantial completion of the Vacant Space Improvements (as defined in Section 29.D(iv)) and shall expire simultaneously with the expiration or earlier termination of the Term of this Lease, including any extension or renewal thereof; and

               (iv) if the Vacant Space Exercise Notice is given by Tenant before October 1, 2001 and is accompanied by a detailed space plan for the applicable Vacant Space, the tenant improvements for the applicable Vacant Space shall be completed by Landlord as part of Landlord's Work pursuant to Section 27 and the Workletter Agreement and the Delivery Schedule shall be adjusted to reflect the addition of such space. If the Vacant Space Exercise Notice is given by Tenant on or after October 1, 2001, any tenant improvements for the Vacant Space ("VACANT SPACE IMPROVEMENTS") shall be completed by Tenant at Tenant's cost (except as hereinafter provided) pursuant to the requirements of
          Section 12 (although the Vacant Space Improvements shall be considered Tenant Improvements for purposes of removal pursuant to Section 18), and Landlord shall make a contribution towards the cost of the Vacant Space Improvements in the amount of Thirty Two and 50/100 Dollars ($32.50) per Rentable Square Foot of the applicable Vacant Space ("VACANT SPACE ALLOWANCE") to be disbursed as hereinafter provided. The Vacant Space Allowance shall be utilized by Tenant to pay for items covered under Section 13.1 of the Workletter Agreement with respect to the Vacant Space Improvements; provided that no more than $.50 per Rentable Square Foot may be utilized to pay architectural and engineering fees and the Vacant Space Allowance may not be utilized for FF&E or Workstation Wiring. Notwithstanding the foregoing, if the applicable Vacant Space has previously been built out and occupied by another tenant whose lease has terminated or is storage space within the basement of the Building, Landlord shall not be obligated to fund any Vacant Space Allowance or construct any tenant improvements therein.

               (v) Landlord shall disburse the Vacant Space Allowance to Tenant (or to the contractor(s) performing the Vacant Space Improvements as, Landlord may elect), in progress payments, with each payment to be made within thirty (30) days following Tenant's written request for payment (to be given no more than monthly), provided all of the following conditions have been satisfied:


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
               (a) prior to any disbursement of the Vacant Space Allowance, Tenant shall have provided Landlord, the Mortgagee(s), the Ground Lessor(s) and the title insurance company disbursing the Vacant Space Allowance and/or insuring the Building ("TITLE COMPANY"), if any, with such customary assurances and undertakings that Tenant will, and has the ability to, pay the amounts by which the costs of the Vacant Space Improvements will exceed the Vacant Space Allowance, as reasonably determined by Landlord ("VACANT SPACE EXCESS COSTS"), as they may reasonably require, and shall further execute such documents and instruments, including indemnities as the Mortgagee(s), Ground Lessor(s) and Title Company may require in connection therewith, including assurances of lien-free completion. The costs of the Vacant Space Improvements shall be funded from the Vacant Space Allowance, and from Tenant's funds, on a pari passu basis;

               (b) each progress payment shall be for work performed during the preceding month less a retainage of ten percent (10%) of each progress payment ("RETAINAGE") and each request for a progress payment shall be accompanied by a certificate from Tenant certifying the costs incurred and/or paid in the preceding month, the names of each contractor and subcontractor to whom payment is due and the amount thereof, and shall also be accompanied by copies of conditional waivers and releases of lien upon progress payment, in form satisfactory to Landlord, from all contractors, subcontractors and material suppliers covering all work and materials (provided that as long as the general contractor's lien waiver has been obtained, Tenant may submit subcontractor lien waivers within thirty (30) days after the progress payment, subject to Landlord's receipt of title endorsements satisfactory to Landlord, and the approval of any Mortgagee or any Ground Lessor) as well as a certificate from the architect supervising the Vacant Space Improvements, in form satisfactory to Landlord, certifying the status of the work to date, and that the work is being completed in accordance with the plans and specifications therefor approved by Landlord in accordance with Section 12, in accordance with all applicable legal requirements, and in accordance with all other requirements of Section 12. In addition, Tenant shall fund its proportionate share of each progress payment prior to or concurrently with the disbursement of the applicable portion of the Vacant Space Allowance;

               (c) with respect to the final disbursement of the Vacant Space Allowance (including Retainage), Landlord shall have received certifications from the architect supervising the Vacant Space Improvements, that the Vacant Space Improvements have been completed in accordance with the plans and specifications therefor approved by Landlord pursuant to Section 12, and in accordance with all applicable legal requirements, and that all other requirements of Section 12 applicable to the Vacant Space Improvements have been met;


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
               (d) with respect to the final disbursement of the Vacant Space Allowance (including Retainage), Landlord shall have received contractors' affidavits and suppliers' affidavits (for suppliers with lien rights) and waivers of lien satisfactory to Landlord evidencing that the Vacant Space Improvements have been completed and that all costs of the Vacant Space Improvements have been paid in full (or will be paid in full out of the final disbursement of the Vacant Space Allowance) and evidence satisfactory to Landlord, the Mortgagee(s), Ground Lessor(s), and Title Company that Tenant has paid or concurrently with the disbursement is paying all costs of the Vacant Space Improvements in excess of the Vacant Space Allowance; and

               (e) Tenant shall not be in default under any of the terms and provisions of this Lease at the time of any disbursement of the Vacant Space Allowance.

          (vi) Disbursement of any portion of the Vacant Space Allowance shall not be deemed a waiver of Tenant's obligation to comply with any of the terms of Section 12. Tenant shall be solely responsible for the completeness of the contractor's affidavits and waivers of lien and approval of any work done, and Landlord shall have no responsibility therefor.

          E. AMENDMENT. If Tenant has validly exercised its right to lease any Vacant Space, within thirty (30) days after request by either party hereto Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Vacant Space being leased by Tenant as determined in accordance herewith, which shall include a final floor plan or floor plans to be prepared by or on behalf of Landlord showing the exact area, location and configuration of the Vacant Space determined in accordance with this Section 29, which Vacant Space shall contain that number of Rentable Square Feet designated by Tenant in accordance with this Section 29, subject to Landlord's right to adjust the size and configuration of the Vacant Space pursuant to
     Section 29.B(iii).

     30. RIGHT OF FIRST OFFER. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant the right to lease, on the terms and conditions hereinafter set forth, each portion of the space in the Building (the "FIRST OFFER SPACE") which is not otherwise being leased by Tenant hereunder and (i) has not yet been leased at the time the First Offer Period (hereinafter defined) commences or (ii) becomes available for lease as a result of the termination of the lease of an existing tenant therein during the First Offer Period.

          A. NOTICE. If Landlord becomes aware that any portion of the First Offer Space has or will become available for lease as a result of the expiration or termination of any lease thereof during the First Offer Period or if, as of the commencement of the First Offer Period, any portion of the First Offer Space has not yet been leased to Tenant or any other party, Landlord shall prior to leasing any portion of the First Offer Space for a term commencing during the First Offer Period, give Tenant written notice of the location and

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
     number of Rentable Square Feet of the First Offer Space, the anticipated date as determined by Landlord, which the First Offer Space will become available (the "FIRST OFFER SPACE COMMENCEMENT DATE") and Landlord's determination of the Market Rental Rate (as defined in Section 33) for such portion of the First Offer Space and, if applicable, the amount of any market tenant improvement allowance, to the extent provided for in Section 30.E.(iv). The First Offer Space Commencement Date shall not be less than sixty (60) days after the date such notice is given by Landlord. In no event shall the First Offer Space Commencement Date be earlier than the date which is eighteen (18) months following the Commencement Date.

          B. EXERCISE. Tenant's right to lease the First Offer Space described in any First Offer Notice shall be exercisable by written notice from Tenant to Landlord of Tenant's election to lease the applicable First Offer Space (a "FIRST OFFER EXERCISE NOTICE") given not later than ten (10) business days after Landlord's notice is given, time being of the essence. If such right is not so exercised, Tenant's right of first offer shall thereupon terminate as to such portion of the First Offer Space, and Landlord may thereafter lease and grant options to lease such portion of the First Offer Space without notice to Tenant and free of any right in Tenant under this Section 30, provided that Landlord shall have leased or granted an option to lease such First Offer Space within the period ending six (6) months following the date of the First Offer Notice regarding such First Offer Space plus, if Landlord is negotiating with a particular potential tenant at the time such period expires, such additional period (not to exceed an additional four (4) months) during which Landlord diligently continues to negotiate with such potential tenant (and Landlord shall, at Tenant's request, provide Tenant with signed written evidence of the ongoing negotiation); otherwise, Landlord shall not enter into a lease or grant an option in any such portion of the First Offer Space without again giving the notice referred to above. In addition, if Landlord enters into a lease or grants any options with respect to any such First Offer Space, then, at the end of such lease (including any renewals thereof, whether or not pursuant to renewal options granted therein) and the expiration of all such other options, Tenant shall again have first offer rights with respect to such space under this Section 30, to the extent Landlord again proposes to lease or grant options to lease any portion thereof for a term commencing during the First Offer Period.

          C. ENTIRE SPACE. Tenant may not elect to lease less than the entire area of the First Offer Space described in a First Offer Notice; provided, however, that if the First Offer Space consists of a full floor or full floors, Tenant may elect to lease less than all of the space on one of the full floors (which election shall be made by delivery of a floor plan for the partial floor at the time of delivery of the First Exercise Notice) so long as Landlord is not then negotiating in good faith a lease or letter of intent for the full floor (and Landlord shall, at Tenant's request, provide Tenant with signed written evidence of the negotiation), and the balance of the floor not being leased by Tenant is of a size and configuration which in Landlord's judgment, is reasonably required for leasing to third parties (including access to restrooms, Common Areas and elevator lobbies) and shall comply (or without the necessity of extraordinary expense can be made to comply) with applicable legal requirements (or Landlord may adjust the size and configuration of the First Offer Space for the partial floor to the extent necessary to satisfy the foregoing requirements).


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
               D. CONDITIONS TO EXERCISE. Tenant may only exercise its right to lease the First Offer Space described in a First Offer Notice, and any exercise thereof shall only be effective, if at the time of Tenant's exercise of said right and on the pertinent First Offer Space Commencement Date, this Lease is in full force and effect and Tenant is not in Default under this Lease.

               E. TERMS OF LEASE. If Tenant has validly exercised its right to lease a portion of the First Offer Space, then effective as of the First Offer Space Commencement Date such portion of the First Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease, except that:

                    (i) Base Rent per Rentable Square Foot for such portion of the First Offer Space shall be equal to the Market Rental Rate for such First Offer Space. If Tenant disagrees with Landlord's determination of the Market Rental Rate set forth in the First Offer Notice, the Market Rental Rate shall be determined by arbitration in accordance with the procedures set forth in
               Section 33, provided Tenant has given Landlord timely notice of its disagreement in accordance with Section 33;

                    (ii) the Rentable Square Feet of the Office Premises and/or
               Storage Area, as applicable, shall be increased by the Rentable Square Feet of such portion of the First Offer Space and Tenant's Proportionate Share, if applicable, shall be adjusted to reflect the added square footage;

                    (iii) the term of the demise covering such portion of the
               First Offer Space shall commence on the later of the date of delivery of the First Offer Space to Tenant or the First Offer Space Commencement Date and shall expire simultaneously with the expiration of the Term of this Lease, including any extension or renewal thereof;

                    (iv) the First Offer Space shall be rented in its "AS IS"
               condition as of the First Offer Space Commencement Date (inasmuch as tenant construction periods and/or tenant improvement work and allowances, if any, will be reflected in the Market Rental Rate determined pursuant to Section 33 below) unless the First Offer Space has never been improved for use by another tenant and is not storage space within the basement of the Building, in which event Landlord shall provide Tenant with a market tenant improvement allowance (which shall also be determined pursuant to the procedures for determination of the Market Rental Rate set forth in Section 33) and shall be disbursed in accordance with the procedures for disbursement of the Vacant Space Allowance set forth in Section 29.D.(v); and

                    (v) if Tenant has validly exercised its right to lease a
               portion of the First Offer Space, on or before the First Offer Space Commencement Date Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to such portion of the First Offer Space as determined in accordance herewith.


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               F. POSSESSION. If Tenant has validly exercised its right to lease a portion of the First Offer Space, Landlord shall use commercially reasonable efforts to deliver possession of such First Offer Space to Tenant on the applicable First Offer Space Commencement Date, but in the event Landlord should be unable for any reason to do so, then, Landlord shall not be subject to any liability for failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this Lease either as to such portion of the First Offer Space or the balance of the Premises; provided, however, that under such circumstances, rent shall not commence as to such portion of the First Offer Space until Landlord is able to deliver possession. In addition, if notwithstanding Landlord's commercially reasonable efforts, Landlord is unable to deliver possession of the applicable First Offer Space to Tenant on or before the date which is one hundred twenty
          (120) days following the applicable First Offer Space Commencement Date, then Tenant, as its sole remedy, may elect to rescind the First Exercise Notice and its lease of the applicable First Offer Space, by written notice to Landlord given at any time prior to delivery of possession of the applicable First Offer Space.

               G. OTHER RIGHTS. Tenant's rights to lease the First Offer Space are also subject to any expansion options with respect to the First Offer Space or portions thereof granted in any lease of First Offer Space entered into by Landlord and a third party following notice to Tenant in accordance with this Section and Tenant's failure to lease such space pursuant to this Section, and to Landlord's right to extend or renew the lease of any tenant occupying any portion of the First Offer Space even if not pursuant to an option contained in its lease; provided that any first offer rights or rights of first refusal granted to a third party tenant shall be subordinate to Tenant's rights hereunder.

               H. FIRST OFFER PERIOD. As used herein, the term "FIRST OFFER PERIOD" shall mean the period commencing on the expiration of the Lease-up Period and continuing through the balance of the Term of this Lease, provided, however, that the First Offer Period shall not include the last one (1) year of the Term or any renewal thereof pursuant to Section 32, unless Tenant has exercised an option granted to Tenant, if any, in this Lease to extend the Term hereof for the applicable renewal period described in Section 32.

         31. EXPANSION OPTIONS. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant three (3) separate options to lease (collectively, the "OPTIONS" and individually, in the order of potential exercise, the "FIRST OPTION", the "SECOND OPTION" and the "THIRD OPTION"), on the terms and conditions hereinafter set forth, certain space to be designated by Landlord in connection with each Option (the "EXPANSION SPACE") which consists in the aggregate of all portions of the Building (other than the Retail
Area) which have not been leased to Tenant as of the Lease Date (the "TOTAL EXPANSION SPACE"). The exact area, configuration and location of the applicable Expansion Space for each Option shall be designated by Landlord within the parameters set forth below.

               A. EXERCISE DATES. Each of the Options to lease Expansion Space shall be exercisable by written notice (each, an "EXPANSION OPTION EXERCISE NOTICE") from Tenant to Landlord of Tenant's election to exercise the applicable Option given not later than

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
          the applicable latest exercise date designated below for such Option, time being of the essence, and the applicable Expansion Space shall be delivered to Tenant on the applicable date set forth below (each such date being referred to as an "EXPANSION SPACE COMMENCEMENT DATE"):


   EXPANSION                  LATEST                       EXPANSION SPACE
    OPTION                EXERCISE DATE                    COMMENCEMENT DATE
   ---------              -------------                    -----------------
First Option    End of the 24th full calendar month of    Beginning of 37th month of the
                the Term                                  Term
Second Option   End of 57th full calendar month of        Beginning of 73rd month of the
                the Term                                  term
Third Option    End of 93rd full calendar month of the    Beginning of 109th month of the
                Term Lease Year                           term

          If any Option is not exercised on or before the applicable latest exercise date described above for such Option, Landlord shall give Tenant written notice that Tenant has failed to exercise the Option, and if within two (2) business days following Tenant's receipt of the notice, Tenant fails to deliver to Landlord an Expansion Option Exercise Notice, the applicable Option shall terminate and Tenant shall not thereafter have any right to lease any portion of the Total Expansion Space pursuant to such Option (provided that any remaining Options which may thereafter be exercised shall continue in full force and effect). As to any such Option, Tenant may not elect to lease less than the entire area of the Expansion Space designated by Landlord for such Option (unless otherwise consented to by Landlord, in Landlord's sole discretion), in accordance with the parameters described in
          Section 31.B. below.

               B. DESIGNATION OF EXPANSION SPACE. Upon the exercise of the First Option, Landlord shall be obligated, upon the applicable Expansion Space Commencement Date, to deliver Expansion Space to Tenant which contains Rentable Square Footage approximately equal to 11,041 Rentable Square Feet, upon the exercise of the Second Option, Landlord shall be obligated, upon the applicable Expansion Space Commencement Date, to deliver Expansion Space of approximately 22,460 Rentable Square Feet, and upon the exercise of the Third Option, Landlord shall be obligated, upon the applicable Expansion Space Commencement Date, to deliver Expansion Space of approximately 22,688 Rentable Square Feet, in each case except as hereinafter provided. The exact location and configuration of the Expansion Space to be delivered in connection with each Option shall be designated by Landlord by written notice (each, an "EXPANSION SPACE DESIGNATION NOTICE") to Tenant, given within sixty (60) days of Landlord's receipt of the applicable Expansion Option Exercise Notice, identifying the location of the applicable Expansion Space, the Rentable Square Footage thereof, the configuration thereof, and the applicable Expansion Space Commencement Date. Landlord shall, to the extent reasonably possible, provide Expansion Space which is contiguous. Notwithstanding the foregoing, if Tenant exercises any rights to lease additional space pursuant to Sections 29 or 30 prior to the delivery of any Expansion Space, the square footage of the Expansion Space shall be reduced by the square footage of the space leased by Tenant pursuant to Sections 29 and 30, and if the square footage of the

          Premises leased by Tenant pursuant to Sections 29 and 30, exceeds the square footage of the applicable Expansion Space to be delivered, such excess square footage shall reduce the amount of square footage that Landlord is obligated to deliver in connection with the next Option or, if applicable, Options.

               C. CONDITIONS TO EXERCISE. Tenant may only exercise each Option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said option and on the applicable Expansion Space Commencement Date, this Lease is in full force and effect, Tenant is not in Default under this Lease.

               D. ADDITION OF EXPANSION SPACE. If Tenant has validly exercised any Option, then effective as of the applicable Expansion Space Commencement Date, the designated Expansion Space shall be included in the Office Premises, subject to all of the terms, conditions and provisions of this Lease, except that:

                    (i) With respect to the First Option only, Base Rent per
               Rentable Square Feet for the First Expansion Space shall be at the same rates as Base Rent for the initial Office Premises;

                    (ii) With respect to the Expansion Space leased pursuant to each of the Second Option and Third Option, Base Rent shall be an amount equal to the Market Rental Rate as of the applicable Expansion Space Commencement Date, as determined by Landlord (which determination shall be included within the Expansion Space Designation Notice); provided that if Tenant disagrees with Landlord's determination, the Market Rental Rate shall be determined by arbitration pursuant to Section 33, provided Tenant has given a timely notice of disagreement pursuant to Section 33;

                    (iii) Tenant's obligation to pay Rent with respect to any
               Expansion Space shall not commence until the date which is sixty
               (60) days following delivery of the Expansion Space to Tenant;

                    (iv) The Rentable Square Feet of the Office Premises shall be increased by the Rentable Square Feet of the applicable Expansion Space and Tenant's Proportionate Share shall be accordingly adjusted;

                    (v) The term of the demise covering the applicable Expansion
               Space shall commence on the applicable Expansion Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Term of this Lease, including any extension or renewal thereof; and

                    (vi) The applicable Expansion Space shall be rented in its
               "AS IS" condition as of the Expansion Space Commencement Date; provided that if the Expansion Space (or any portion thereof) has not previously been improved for another tenant's use, Tenant shall be entitled to a tenant improvement allowance equal to Thirty Dollars and No/100 ($30.00) multiplied by the number of Rentable Square

               Feet in the applicable Expansion Space (the "EXPANSION SPACE ALLOWANCE"). Any work performed by Tenant at the pertinent Expansion Space in order to ready the same for occupancy shall be performed in accordance with Section 12 hereof. The Expansion Space Allowance shall be disbursed by Landlord in accordance with, and subject to satisfaction of all of the conditions for disbursement of the Vacant Space Allowance, all as more particularly set forth in Section 29.D.(v).

               E. AMENDMENT. If Tenant has validly exercised an Option to lease any applicable Expansion Space, within thirty (30) days after request by either party given at any time following the delivery of the Expansion Space Designation Notice, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Expansion Space as determined in accordance herewith.

               F. POSSESSION. If Tenant has validly exercised any Option, Landlord shall use commercially reasonable efforts to deliver possession of the applicable Expansion Space on the applicable Expansion Space Commencement Date, provided that if Landlord should be unable to deliver possession of the applicable Expansion Space on the applicable Expansion Space Commencement Date for any reason which is not within Landlord's reasonable control, then Landlord shall not be subject to any liability for failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder, or be construed to extend the expiration of the Term of this Lease either as to the Expansion Space or the balance of the Premises. In addition, if notwithstanding Landlord's commercially reasonable efforts, Landlord is unable to deliver possession of the applicable Expansion Space to Tenant on or before the date which is one hundred twenty (120) days following the applicable Expansion Space Commencement Date, Tenant may, as its sole remedy, elect to rescind the exercise of the Expansion Option and its lease of the applicable Expansion Space by written notice to Landlord given at any time prior to deliver of possession of the applicable Expansion Space.

         32. RENEWAL OPTIONS. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant three (3) successive options to extend the Term of this Lease (collectively the "RENEWAL OPTIONS", and individually in the order of potential exercise, the "FIRST RENEWAL OPTION", "SECOND RENEWAL OPTION", and "THIRD RENEWAL OPTION") for all or a portion of the Premises (provided that in no event shall Tenant be entitled to exercise any Renewal Option if the Premises would be less than 120,000 Rentable Square Feet) on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for three (3) successive periods of five (5) years per Renewal Option (collectively, the "RENEWAL PERIODS" and individually a "RENEWAL PERIOD"), with the first Renewal Period to commence on the first day of the sixteenth (16th) Lease Year and end on the last day of the twentieth (20th) Lease Year; the second Renewal Period to commence on the first day of the twenty-first (21st) Lease Year and end on the last day of the twenty-fifth (25th) Lease Year and the third Renewal Period to commence on the first day of the twenty-sixth (26th) Lease Year and to end on the last day of the thirtieth (30th) Lease Year.

               A. EXERCISE. Each Renewal Option shall be exercisable by written notice from Tenant to Landlord of Tenant's election to extend the Term given not later than the date which is twelve (12) months prior to the commencement date for the applicable

          Renewal Period, time being of the essence, which notice shall also designate the portions of the Premises which will be subject to the Lease during the Renewal Period (which in no event shall be less than 120,000 Rentable Square Feet). If Tenant's notice does not designate the portions of the Premises to be subject to the Renewal Period, Tenant shall be deemed to have elected to extend as to the entire Premises. If the First Renewal Option is not timely exercised, Landlord shall notify Tenant in writing of the failure, and if within two (2) business days following receipt of Landlord's notice, Tenant fails to deliver written notice of exercise of such Renewal Option, all of the Renewal Options shall expire. If the First Renewal Option is timely exercised but the Second Renewal Option is not timely exercised, Landlord shall notify Tenant in writing of the failure, and if within two (2) business days following receipt of Landlord's notice, Tenant fails to deliver written notice of exercise of such Renewal Option, the Second Renewal Option and Third Renewal Option shall expire. If the Third Renewal Option is not timely exercised, Landlord shall notify Tenant in writing of the failure, and if within two (2) business days following receipt of Landlord's notice, Tenant fails to deliver written notice of exercise of such Renewal Option, the Third Renewal Option shall expire.

               B. CONDITIONS TO EXERCISE. Tenant may only exercise a Renewal Option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of the Renewal Option and on the commencement date of the applicable Renewal Period, this Lease is in full force and effect and Tenant is not in Default under this Lease.

               C. BASE RENT. Base Rent per Rentable Square Foot of the Premises payable during each Renewal Period with respect to all space included in the Premises as of the commencement of the applicable Renewal Period shall be equal to ninety percent (90%) of the Market Rental Rate for the Premises during such Renewal Period (which the parties acknowledge may be less than or more than the Base Rent payable during any one year period prior to the commencement of the applicable Renewal Period). Landlord shall give Tenant written notice of the proposed Market Rental Rate for the applicable Renewal Period within thirty (30) days following written request by Tenant made not earlier than fifteen (15) months prior to the commencement of the applicable Renewal Period. If Tenant disagrees with Landlord's determination of the Market Rental Rate for any Renewal Period, the determination of the Market Rental Rate for the Renewal Period shall be subject to arbitration pursuant to the procedures set forth in Section 33, provided Tenant has given a timely notice of disagreement pursuant to
          Section 33. The Base Rent for the first year of each Renewal Period shall not be subject to the adjustment described in the last sentence of Section 5.B(i). D. AMENDMENT. If Tenant has validly exercised any Renewal Option, within thirty --------- (30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the applicable Renewal Period as determined in accordance herewith, with such revisions to the rental provisions of this Lease as may be necessary to conform such provisions to the Market Rental Rate and reflecting any reduction in the size of the Premises..

               E. NO FURTHER EXTENSIONS. Tenant shall not have any option to extend the Term of this Lease beyond the expiration of the Third Renewal Period.

         33. MARKET RENTAL RATE.

               A. DEFINITION. As used herein, the term "MARKET RENTAL RATE" per Rentable Square Foot of the Premises shall mean (i) the annual rate of net rent reasonably determined by Landlord to be the prevailing market net rental rate for comparable tenants for leases of comparable space in comparable Class A office buildings in the Chicago area's north suburban office market (taking into consideration the duration of the term for which such space is being leased, location and/or floor level within the applicable building, when the applicable rate first becomes effective and other comparable factors; and reflecting (i.e., reduced, if applicable, to reflect any prevailing concessions which are not being provided to Tenant in kind) prevailing concessions, such as, but not limited to, rental concessions, tenant improvement work, design, construction and moving allowances, and time for construction of tenant improvements; and assuming that leasing commissions will be paid) for terms commencing on or about the time for which Market Rental Rate is being determined hereunder, plus (ii) additional components of the Market Rental Rate, which may include periodic adjustments and increases to adjust for inflation. Comparable arms length lease transactions at the Building and/or any other relevant information or factors which a qualified MAI appraiser would utilize in determining the prevailing market net rental rate applicable to space in the Building may be used by Landlord as factors for the determination of the Market Rental Rate and Landlord, at Tenant's request, shall provide Tenant with copies of the applicable portions of the leases with respect to space in the Building and other information being utilized by Landlord in connection with the determination.

               B. ARBITRATION.

               (i) If Tenant disagrees with Landlord's determination of the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) with respect to any First Offer Space under Section 30, any Expansion Space pursuant to Section 31, or any renewal of the Term under Section 32 (which, in each instance, Tenant must do, if at all, in writing setting forth Tenant's determination of the proposed Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) within thirty (30) days after notice of Landlord's determination) and if the parties cannot agree on the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) within thirty
          (30) days after Tenant's notice, then such dispute shall be determined by binding arbitration as hereinafter provided.

               (ii) Within ten (10) days following the expiration of the thirty
          (30) day period following Tenant's notice, Landlord and Tenant will each select (and notify the other party of the identity of) an arbitrator who shall be disinterested and shall either be a person who is a licensed real estate broker that is experienced in office leasing in the Chicago area's north suburban office market or that has been actively engaged in the development or leasing of first-class office buildings in the Chicago area's north suburban office market, in each case for a period not less than seven (7) years immediately preceding his or her appointment. If either party fails to notify the other party of the appointment of its arbitrator within the time specified, then the arbitrator appointed by the party who does so notify the other party shall be the sole arbitrator to determine the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) for the applicable Renewal Period and such arbitrator's determination shall be binding upon the parties.

               (iii) If two (2) arbitrators are chosen pursuant to Section 33.B(ii), the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed in an attempt to set the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) for the applicable Renewal Period. If the two (2) arbitrators agree, their determination of the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) shall be binding upon the parties.

               (iv) If the two (2) arbitrators so appointed fail to agree as to the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)), the two
          (2) arbitrators shall notify the parties in writing of their respective determinations of the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) and shall thereafter appoint a third arbitrator, using the criteria described above, and the third arbitrator shall notify the parties of its determination of the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) within thirty (30) days following the third arbitrator's appointment. If the two (2) arbitrators are not able to so agree upon a third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association, using the criteria described above.

               (v) If a third arbitrator is appointed, upon the third arbitrator's determination of the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)), such determination shall be averaged with the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) of the arbitrator whose Market Rental Rate was closest in amount to the third arbitrator's determination, and the average of such determinations shall constitute the Market Rental Rate (and/or, if applicable, the amount of any market tenant improvement allowance under Section 30.E.(iv)) and shall be binding upon the parties. Each party shall pay one-half (1/2) of the costs of the arbitration, provided that each party shall be required to pay directly the costs of the arbitrator that it appointed. If no determination is made prior to the date for commencement of payment of rent for which Market Rental Rate must be determined, then the determination of Landlord's arbitrator shall be used until the arbitration is completed. Upon the final determination Landlord shall promptly refund any overpayments to Tenant.

         34. PARKING. During the Term, Landlord shall provide to Tenant parking, as follows:

               A. AT-GRADE SPACES. Tenant shall be entitled to utilize all on-grade parking spaces, if any, constructed by Landlord upon the Land as part of the Project, at no cost to Tenant (other than costs reimbursable as part of Expenses).

               B. BUILDING PARKING GARAGE. In connection with the construction of the Building, Landlord shall construct a below grade parking garage on the Land (the "BUILDING PARKING GARAGE") and Tenant shall initially have the right to utilize the number of permits for parking in the Building Parking Garage which is equal to Tenant's Proportionate Share multiplied by the total number of spaces within the Building Parking Garage (i.e., with each parking permit related to the right to park one automobile) (the "BUILDING ALLOCATED PARKING"). On or before sixty
          (60) days prior to the Commencement Date, Tenant shall notify Landlord in writing as to how many parking permits (which in no event shall exceed the Building Allocated Parking) Tenant shall utilize as of the Commencement Date. If Tenant fails to notify Landlord in a timely manner, Landlord shall send Tenant a notice requesting that Tenant notify Landlord as to how many parking permits Tenant desires, and if within five (5) business days thereafter Tenant fails to respond, Tenant shall be deemed to have elected to utilize all of the Building Allocated Parking. If Tenant does not elect to utilize all of the Building Allocated Parking, Landlord shall have the right to issue parking permits to other tenants for the unutilized Building Allocated Parking, provided that any parking arrangements for the unutilized Building Allocated Parking shall provide that they are terminable upon no more than sixty (60) days prior notice from Landlord. At Tenant's election, upon sixty (60) days prior notice to Landlord, Landlord shall make available to Tenant any spaces not being utilized by Tenant out of the Building Allocated Parking prior to Tenant's notice. In addition, if Tenant has elected to utilize all of the Building Allocated Parking, at Tenant's request, Tenant shall also be placed on the Building Parking Garage's waiting list, and shall be notified when additional spaces become available; provided that all spaces made available to Tenant above the Building Allocated Parking shall be subject to a right in favor of Landlord to terminate Tenant's use thereof upon sixty (60) days prior notice to Tenant. Also, from time to time following the Commencement Date, Tenant may elect to terminate its use of some or all of the parking permits, upon no less than sixty
          (60) days prior written notice to Landlord, whereupon Tenant's rights to utilize the applicable parking permits shall terminate and Landlord shall have the right to issue parking permits to other tenants, subject to a right in favor of Landlord to terminate the use upon sixty (60) days prior notice to the holder of the permit to the extent such spaces are unutilized spaces from the Building Allocated Parking. If Tenant has terminated its use of parking permits within the Building Allocated Parking, at Tenant's election, upon sixty (60) days prior notice to Landlord, Tenant may elect to utilize such spaces, up to the Building Allocated Parking, and Landlord shall terminate any existing arrangements with third parties for use of the spaces. Tenant shall pay to Landlord a parking charge, monthly in advance, equal to the then applicable parking charge calculated on a per space, per month basis, that Landlord is obligated to pay the City under the City Parking Lease, as the parking charges may be adjusted from time to time under the City Parking Lease, multiplied by the number of parking permits Tenant has elected to utilize, which shall be due and payable concurrently with each payment of Base Rent, and the use of parking spaces within the Building Parking Garage shall be further subject to the terms and conditions, including reasonable parking rules and regulations, promulgated by Landlord, applicable from time to time to parking in the Building Parking Garage. The parking rules and regulations (and any revisions thereto) shall be subject to Tenant's prior written approval, not to be unreasonably withheld, conditioned or delayed and to be given within five (5) business days following Landlord's request; provided that if Tenant fails to respond within the five (5) business day period, Landlord shall give Tenant a second notice, and Tenant's consent shall be deemed given, if the second notice is not responded to within three (3) business days of Landlord's second written request for approval. Landlord shall not implement any changes to the parking rules and regulations, without at least sixty (60) days prior written notice to Tenant. In that connection, Tenant may be required to periodically execute standard parking agreements that are being utilized in the Building Parking Garage. Tenant shall pay parking charges for all parking permits provided for hereunder, whether or not Tenant does, in fact, utilize the parking permits and spaces, subject to the termination rights set forth above.

               C. OFFSITE PARKING. Pursuant to the terms of the Redevelopment Agreement, upon acquisition of the Land by Landlord, the City and Landlord shall enter into a Parking Lease ("CITY PARKING LEASE") substantially in the form attached to this Lease as EXHIBIT M, obligating the City to provide Landlord with certain parking spaces at the proposed Maple Street Garage at the northwest corner of Clark and Maple Street (the "MAPLE STREET PARKING STRUCTURE") and at the City's existing Sherman Avenue parking structure ("SHERMAN AVENUE PARKING STRUCTURE") (the Maple Street Parking Structure and Sherman Avenue Parking Structure are collectively the "CITY PARKING STRUCTURES") as designated by Landlord in accordance with the City Parking Lease; provided, however, until completion of the Maple Street Parking Structure, alternative parking for the parking spaces designated by Landlord to be located in the Maple Street Parking Structure shall be provided at the Sherman Avenue Parking Structure and during any redevelopment of the Sherman Avenue Parking Structure, to the extent there are not sufficient remaining spaces available from the City in the Sherman Avenue Parking Structure to accommodate the parking spaces designated by Landlord to be located in the Sherman Avenue Parking Structure, then the City shall put all such designated parking spaces in the Maple Avenue Parking Structure. The Parking Lease provides that the City shall be paid a quarterly rental payment at the market rate for the parking spaces provided. Any parking space provided pursuant to the Parking Lease shall be non-segregated and non-exclusive. Landlord shall initially allocate for use by Tenant's employees from the spaces leased pursuant to the City Parking Lease in the City Parking Structures, the number of spaces which is equal to (i) the Rentable Square Feet of the Office Premises as of the Completion Date, multiplied by 1.5, (ii) reduced by the number of spaces provided by Landlord to Tenant pursuant to Sections 34.A and B above (such sum being referred to as the "ADDITIONAL REQUIRED PARKING"). The Additional Required Parking shall be allocated by Landlord between the Sherman Avenue Parking Structure and the Maple Street Parking Structure pro rata based upon the allocation of Landlord's spaces under the City Parking Lease (as such allocation may change from time to time based upon the construction and reconstruction of the City Parking Structures) among the City Parking Structures (i.e., if fifty percent of the spaces given Landlord under the City Parking Lease are in the Maple Street Parking Structure and fifty percent are in the Sherman Avenue Parking Structure, fifty percent of the Additional Required Parking will be allocated to each such structure). Landlord shall offer to lease directly to Tenant's employees the Additional Required Parking for a monthly rate equal to the rate then being charged by the City under the City Parking Lease for the spaces (prorated to reflect a per month, per space rental amount) with the parking payment to be made directly by Tenant's employees to Landlord. Tenant shall require that all of Tenant's employees utilizing parking outside of the Building enter into parking agreements with Landlord to the extent Landlord has spaces available out of the Additional Required Parking. If Tenant's employees have not entered into parking leases covering all of the Additional Required Parking on or before the Commencement Date, Landlord may enter into parking leases with others for the portion of the Additional Required Parking not leased to Tenant's employees so long as those parking leases are terminable upon sixty (60) days prior notice to the user of the space, and if Tenant's employees thereafter choose to utilize the spaces (not to exceed the Additional Required Parking), Landlord shall exercise its termination rights and make the spaces available to Tenant's employees. In addition, if Tenant's employees are utilizing all of the Additional Required Parking, Landlord, at Tenant's request from time to time, shall put Tenant's employees on the waiting list for any spaces in excess of the Additional Required Parking, as they become available; provided that the right of Tenant's employees to utilize the excess spaces shall be terminable upon sixty (60) days prior notice from Landlord. In addition, from and after the Commencement Date if Tenant's employees have not elected to utilize or have terminated the use of some or all of the Additional Required Parking, and such spaces are subsequently leased to other parties, if Tenant's employees thereafter desire to use all or a portion of the unutilized Additional Required Parking, at Tenant's request, Landlord shall exercise its termination rights under the parking leases for the appropriate number of spaces requested by Tenant (not to exceed the Additional Required Parking) and shall make the spaces available for Tenant's employees upon such termination. In connection with their use of the Additional Required Parking, Tenant's employees shall comply with the terms of the City Parking Lease and any rules and regulations promulgated by the City or the operators of the City Parking Structures. To the extent Landlord has approval rights over the parking rules and regulations, Landlord shall not exercise such rights without Tenant's consent, not to be unreasonably withheld, conditioned or delayed. If Landlord defaults in the performance of its obligations under the City Parking Lease, and as a result of Landlord's default, Tenant's employees are precluded from utilizing any Additional Required Parking they have leased, the default by Landlord under the City Parking Lease shall also constitute a default by Landlord under this Lease.

               D. EXPANSION. If Tenant elects to expand the Premises pursuant to Sections 29, 30 or 31, in connection with each such expansion, Tenant shall have the right to utilize, the number of parking spaces within either the Building Parking Garage or the City Parking Structures, wherever available, equal to (i) the total parking spaces leased by Landlord pursuant to the City Parking Lease, plus (ii) the total number of spaces within the Building Parking Garage, multiplied by
          (iii) a fraction which has as its numerator the Rentable Square Feet of the expansion area and as its denominator the Rentable Square Feet of the Building ("EXPANSION PARKING ALLOCATION"). Tenant shall concurrently with the exercise of the expansion rights, notify Landlord as to the number of parking spaces Tenant would like to utilize (not to exceed the Expansion Parking Allocation) and Landlord shall provide such spaces, if they are not being leased by other tenants or licensees, or if they are being leased,

          Landlord shall exercise its sixty (60) day termination rights with respect to the spaces Tenant desires to use and thereafter provide the spaces to Tenant, up to the Expansion Parking Allocation, upon the terms and conditions set forth in Sections 34.B or 34.C, as applicable, (and Landlord shall also notify Tenant as to the allocation of the spaces among the Building Parking Garage and City Parking Structures, promptly following receipt of Tenant's notice requesting the spaces).

         35. SIGNAGE.

               A. TENANT'S SIGNAGE. As part of the Tenant Improvements, Landlord shall install for Tenant, and Tenant shall maintain during the Term hereof, at Tenant's expense, (a) subject to obtaining all applicable governmental approvals, exterior Building signage ("EXTERIOR SIGNAGE") identifying the Building as Tenant's headquarters; (b) identification signage for Tenant located in the first floor lobby of the Building (the "LOBBY SIGNAGE"), and (c) identification signage for Tenant located in the common corridors of any floors of the Building in which Tenant is leasing the full floor as part of the Premises hereunder ("ENTRY SIGNAGE"). The foregoing Exterior Signage, Lobby Signage and Entry Signage shall be located at areas mutually acceptable to Landlord and Tenant and identified in the plans and specifications for the Tenant Improvements provided for in the Workletter Agreement. The signage rights of Tenant set forth in this Section 35 are personal to the original named Tenant hereunder and to any permitted Tenant Affiliate assignee under Section 17 hereof, and no other party shall have the right to exercise such signage rights under this Section 35 without the express written consent of Landlord (at Landlord's sole discretion).

               B. OTHER EXTERIOR SIGNAGE. Landlord shall not install or grant any tenant (other than tenants of the Retail Area) signage identifying the tenant of the Building on the exterior of the Building or on the Land, except that Landlord may grant any tenant other than Tenant which leases a full floor in the Building with a minimum of 20,000 rentable square feet, the right to install exterior signage of moderate size (but smaller than Tenant's Exterior Signage) at grade level. The size, configuration and location of all exterior signage for tenants of the Building (other than tenants of the Retail Area) shall be subject to Tenant's approval, not to be unreasonably withheld, delayed, or conditioned (and to be deemed given if Tenant fails to approve or disapprove in writing, within ten (10) days following Landlord's request for approval). In addition, the retail tenants of the ground floor of the Building shall have the right to place exterior signage on the exterior of the Building, provided that all such exterior signage shall be smaller than Tenant's Exterior Signage and shall be consistent with the retail signage guidelines attached to this Lease as EXHIBIT N.

         36. RETAIL AREA. Landlord shall use commercially reasonable efforts to enforce the use and leasing restrictions set forth in the recorded documents entered into or to be entered into between Landlord and the owner of the Retail Area or otherwise applicable to the Retail Area relating to the operation of the Building and Retail Area (the "Restrictions"). In addition, Landlord shall not approve any "Type 2" restaurant use in the Retail Area over which Landlord has approval rights under the Restrictions, without the prior written consent of Tenant, not to be unreasonably withheld, conditioned or delayed.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease in manner sufficient to bind them as of the day and year first above written.


                           LANDLORD:

                           DAVIS CHURCH OFFICE
                           DEVELOPMENT, L.L.C., a Delaware limited
                           liability company


                           By:    MESIROW STEIN
                                  DEVELOPMENT SERVICES, INC.,
                                  an Illinois corporation, its Member


                                  By:
                                     ----------------------------------
                                  Name
                                       --------------------------------
                                  Title:
                                         ------------------------------



                           TENANT:

                                  HOUGHTON MIFFLIN COMPANY, a
                           Massachusetts corporation


                           By:
                               ----------------------------------------
                           Name:
                                 --------------------------------------
                           Its:
                                 --------------------------------------

                                    EXHIBIT A

                              PREMISES FLOOR PLANS

                                    EXHIBIT B

                           SQUARE FOOTAGE CALCULATIONS

                                    EXHIBIT C

                              BUILDING FLOOR PLANS

                                    EXHIBIT D

                                LEGAL DESCRIPTION

                                    EXHIBIT E

                             PRO FORMA RENTAL RATES

                                    EXHIBIT F

                             CLEANING SPECIFICATIONS

                                    EXHIBIT G

                               OPERATING STANDARDS

                                    EXHIBIT H

                              RULES AND REGULATIONS

         1. No sign, lettering, picture (excluding artwork within the Premises), notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises (except as otherwise permitted in Section 35 of the Lease) and if visible from the outside or public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.

         2. No article which is explosive or inherently dangerous is allowed in the Building.

         3. Tenant shall not represent itself as being associated with any company or corporation by which the Building is owned.

         4. Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed.

         5. No animals (except for dogs in the company of a blind person), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

         6. Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

         7. Tenant shall not waste electricity, water or air-conditioning and shall cooperate reasonably with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

         8. No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord's prior written approval.

         9. Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic or mechanical devices, then Landlord will, upon request, direct where and how connections and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord's approval.

         10. Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

         11. The weight, size and location of safes, furniture, equipment, machines and other large or bulky articles shall be subject to Landlord's reasonable approval and shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct and at Tenant's sole risk and cost. Prior to Tenant's removal of any of such articles from the Building, Tenant shall obtain written authorization from Landlord (which Landlord shall not unreasonably withhold or delay) and shall present such authorization to a designated employee of Landlord.

         12. Tenant shall not overload the safe capacity of the electrical wiring of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

         13. To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

         14. Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food cooking and preparation equipment and eating facilities for the benefit of its employees or guests, provided the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

         15. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises

         16. No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent (which consent shall be deemed given as to any such matters included as part of the plans and specifications for Tenant's Work or for subsequent alterations which are otherwise approved by Landlord).

         17. Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

         18. No smoking, eating, drinking or loitering is permitted in the common areas of the Building except in designated areas.

         19. Landlord may require that all persons who enter or leave the Building identify themselves to security guards, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building.

         20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building.


         21. Tenant shall cooperate and participate in all recycling programs established for the Building by Landlord or any governmental agency.

                                    EXHIBIT I

                                 FF&E CATEGORIES

                                    EXHIBIT J

            PLAN DEVELOPMENT DRAWINGS AND SHELL AND CORE DESCRIPTION

                                    EXHIBIT K

                              WORKLETTER AGREEMENT


         THIS WORKLETTER AGREEMENT ("AGREEMENT") is made and entered into this _____ day of ____________, _______, by and between DAVIS CHURCH OFFICE DEVELOPMENT, L.L.C., a Delaware limited liability company ("LANDLORD"), and HOUGHTON MIFFLIN COMPANY, a Massachusetts corporation ("TENANT").

         THE PARTIES ENTER INTO this Agreement based upon the following facts, intentions and understandings:

         A. Landlord and Tenant have entered into a Lease of even date herewith (the "LEASE"), for certain Premises (as defined in the Lease) in the Building (as defined in the Lease) to be constructed by Landlord in Evanston, Illinois as more particularly described therein. The capitalized terms used in this Agreement shall have the meanings set forth in the Lease, unless otherwise defined herein or in the project team directory ("PROJECT DIRECTORY") attached hereto as Schedule 1 and incorporated herein by reference.

         B. Certain tenant improvement work is to be completed by Landlord within the Premises upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the agreement to lease the Premises and pay rent and the mutual covenants contained herein, the parties agree as follows:

         22. TENANT IMPROVEMENTS. Landlord shall perform, or cause to be performed, the tenant improvements (the "TENANT IMPROVEMENTS") as shown on the Construction Documents (as hereinafter defined) approved by Landlord and Tenant, as provided in Paragraphs 5 and 6 below. Landlord currently intends to utilize Power Construction as its general contractor for the Tenant Improvements, but reserves the right to change the general contractor, so long as Landlord notifies Tenant of the change, which shall be subject to Tenant's reasonable approval.

         23. TENANT'S ARCHITECT. Tenant's Architect is designated in the Project Directory (such architect, or such other architect as may be selected by Tenant, and approved by Landlord in its reasonable discretion, in substitution for such firm, is hereinafter referred to as "TENANT'S ARCHITECT").

         24. LANDLORD'S ARCHITECT AND CONSULTING ENGINEERS. Landlord's Architect is designated in the Project Directory (such architect, or such other architect as may be selected by Landlord in substitution for such firm, is hereinafter referred to as "LANDLORD'S ARCHITECT"). Landlord's Architect is also utilizing certain consulting engineers for civil engineering and overseeing mechanical work, each of whom are designated in the Project Directory (such engineers, or such other engineers as may be selected by Landlord or Landlord's Architect in substitution for such firms, are hereinafter referred to as the "CONSULTING ENGINEERS").

         25.      PRELIMINARY TENANT IMPROVEMENTS PLANS

                  Attached hereto as Schedule 2 are preliminary plans for the Tenant Improvements to be constructed in the Premises ("PRELIMINARY TENANT IMPROVEMENT PLANS"), which have been approved by Landlord and Tenant for purposes of indicating the scope of work for the Tenant Improvements.

         26.      ARCHITECTURAL CONSTRUCTION DOCUMENTS.

                  26.1 Tenant shall cause Tenant's Architect to prepare and deliver on or before December 1, 2000, at Tenant's cost and expense, to Landlord, Landlord's Architect, the Consulting Engineers and the Design Build Subcontractors (hereinafter defined in Paragraph 6.2), preliminary construction drawings ("PRELIMINARY CONSTRUCTION DRAWINGS") containing sufficient information and detail to enable Landlord's Architect, the Consulting Engineers and the Design Build Subcontractors to begin preparation of the engineering construction drawings for the Tenant Improvements, including "backgrounds" for the Tenant Improvements for engineering use.

                  26.2 Tenant shall cause Tenant's Architect to prepare and deliver, at Tenant's cost and expense, completed architectural portions of the Construction Documents (the "ARCHITECTURAL CONSTRUCTION DOCUMENTS"), to Landlord and Tenant on or before February 1, 2001.

                  26.3 Within ten (10) business days following receipt by Landlord of the architectural Construction Documents referred to in Paragraph 5.1 above, Landlord shall indicate its acceptance or rejection of the architectural Construction Documents in writing. Landlord shall not unreasonably withhold its acceptance of the architectural Construction Documents, as long as they are consistent with the scope of work outlined in the Preliminary Tenant Improvements Plans and Specifications. If Landlord rejects the architectural Construction Documents, Landlord shall advise Tenant and Tenant's Architect of the reasons for Landlord's rejection.

                  26.4 If pursuant to Paragraph 5.3 above Landlord rejects the architectural Construction Documents, Tenant shall submit revised architectural Construction Documents to Landlord within twenty (20) business days following receipt by Tenant of written advice of the rejection and the reasons therefor. The submission of revised architectural Construction Documents shall be accompanied by a point by point written response from Tenant specifically responding to any disapprovals or other responses delivered by Landlord to Tenant.

                  26.5 If Tenant is required to submit revised architectural Construction Documents pursuant to Paragraph 5.4 above, Landlord shall indicate its acceptance or rejection of the revisions within five (5) business days following receipt by Landlord of the revised architectural Construction Documents. If Landlord rejects the revisions, Landlord shall advise Tenant and Tenant's Architect of the reasons for the rejection. If the rejection is based on Tenant's failure to remedy a reason or reasons for rejection specified by Landlord pursuant to

         Paragraph 5.3 above, the delay attributable to all further revisions of the architectural Construction Documents required to correct such reasons for rejection shall constitute Tenant Delay under Paragraph 12 below and accordingly shall not result in a delay in the Commencement Date or the rental and other obligations in the Lease.


                  26.6 The parties contemplate that the final Construction Documents will be completed and approved by all parties by March 26, 2001.

         27.      ENGINEERING CONSTRUCTION DOCUMENTS.

                  27.1 Landlord's Architect, Consulting Engineers, and/or the Design Build Subcontractors, as applicable, shall prepare and deliver to Landlord and Tenant, at Tenant's cost and expense (subject, however, to Paragraph 13), the applicable engineering portions of the Construction Documents, including, but not limited to, fire protection, H.V.A.C., electrical, life safety, plumbing and, if applicable, structural drawings and specifications (the "ENGINEERING CONSTRUCTION DOCUMENTS", which together with the architectural Construction Documents are collectively referred to as the "CONSTRUCTION DOCUMENTS").

                  27.2 Landlord and Tenant acknowledge that certain portions of the Tenant Improvements shall be designed and constructed by subcontractors of Landlord's general contractor on a design-build basis ("DESIGN-BUILD SUBCONTRACTORS"), that have been selected at the time Landlord bids the Base Building Work, including the H.V.A.C., electrical, plumbing, and life safety systems which are part of the Tenant Improvements. The Design Build Subcontractors shall be selected based upon competitive pricing for the building systems included in the Base Building Work and unit pricing for the Tenant Improvements (which unit pricing shall be subject to Tenant's approval, not to be unreasonably withheld, conditioned or delayed). Upon receipt of the Construction Drawings, Landlord's general contractor shall price the design-build portions of the Tenant Improvements with the Design Build Subcontractors, based upon unit-pricing and unique items and shall obtain Tenant's approval of the costs for each of the Design Build Subcontractors, which approval shall not be unreasonably withheld, conditioned or delayed. Any rejection must specify in writing the reasons for rejection, and the changes to the Construction Drawings or the costs needed to obtain Tenant's approval. If agreement on costs cannot be reached with the applicable Design Build Subcontractor, Landlord shall cause Landlord's general contractor to re-bid the applicable portion of the work, and the lowest responsive bidder shall be awarded the work. Any delays caused by rejection of costs of any Design Build Subcontractor and/or any rebidding shall be deemed Tenant Delay under Paragraph 12 below.

                  27.3 Following selection of the Design Build Subcontractors, Landlord shall cause Landlord's Architect, the Consulting Engineers and the Design Build Subcontractors, and Tenant shall cause Tenant's Architect, to coordinate the timely preparation of such engineering Construction Documents with the preparation of the architectural Construction Documents pursuant to Paragraph 5 above, allowing a minimum of two (2) months following receipt of the Preliminary Construction Documents, for preparation of the engineering Construction Documents, which shall be prepared concurrently with the final preparation of the architectural Construction Documents. Within ten
         (10) business days of receipt of the
         engineering Construction Documents, Tenant shall indicate its acceptance or rejection in writing. If Tenant rejects any portion of the engineering Construction Documents, Tenant shall advise Landlord in writing of the reasons for Tenant's rejection. Landlord's Architect, the Consulting Engineers or the Design Build Subcontractors, as the case may be, shall then, at Tenant's cost and expense unless such revisions are made necessary by reason of an error on the part of Landlord's Architect, the Consulting Engineers or the Design Build Subcontractors revise the applicable portion of the engineering Construction Documents within twenty (20) business days following receipt of Tenant's requested revisions. The revised engineering drawings shall be delivered to Tenant, and the revisions shall be subject to Tenant's approval or rejection, which shall be given in writing within five (5) business days of receipt. The final engineering Construction Documents approved by Tenant must also be approved by Landlord.

         28. COST SCHEDULE. Landlord shall, in consultation with its general contractor, within thirty(30) business days of Tenant's written approval of all of the Construction Documents, advise Tenant of the cost to Tenant, or where necessitated by the uniqueness of the item the cost estimate based on the best information then available to Landlord, for all Tenant Improvements, together with the installation costs thereof, by means of a schedule of costs and unit prices ("COST SCHEDULE"). Landlord shall require its general contractor to competitively bid each of the major subcontracts for the Tenant Improvements, either on a unit cost or total cost basis, including the work being performed by the Design Build Subcontractors (as more specifically provided in Paragraph 6.2) and shall reflect the bids and/or unit costs in the Cost Schedule. Tenant shall have five (5) business days to accept or reject the Cost Schedule in writing. If Tenant rejects the Cost Schedule, Tenant shall advise Landlord in writing of the reasons for such rejection, and shall work with Landlord, Landlord's Architect, the Consulting Engineers, the Design Build Subcontractors and Tenant's Architect to revise Tenant's construction requirements so that the Cost Schedule may be approved by Tenant. Tenant may not, however, disapprove or reject any portion of the Cost Schedule which is consistent with the unit prices previously approved in connection with the approval of any of the Design Build Subcontractors. Such revisions shall be made within five (5) business days after Tenant's written rejection of the Cost Schedule. Any delays caused by a rejection of the Cost Schedule and the necessary revisions shall constitute Tenant Delay under Paragraph 12 below.

         29. UNIQUE ITEMS. To the extent that the Construction Documents call for specialty items, items requiring extensive lead time or structural modifications, modifications to the Base Building Work and/or items involving extensive amounts of labor or would otherwise cause the build-out period for the Tenant Improvements for any floor of the Premises to exceed one hundred eighty
(180) days (collectively "UNIQUE ITEMS"), Landlord's general contractor, after such consultation with Tenant's Architect as may be necessary, shall deliver to Landlord and Tenant, upon completion and delivery of the Construction Documents, a list of such Unique Items. Tenant shall have the option to meet with Landlord's general contractor and Tenant's Architect regarding substitutions for such Unique Items within five (5) business days after receipt of Landlord's general contractor's list of Unique Items, and to substitute items for Unique Items which would not be classified as Unique Items by making such substitutions within five (5) business days after receipt of such list. Expenses associated with making the substitutions shall be borne by Tenant. Any delays in Substantial Completion of the Tenant Improvements attributable to Unique Items retained as part of the Tenant Improvements shall constitute Tenant Delay under Paragraph 12.

         30.      CHANGE ORDERS.

                  30.1 TENANT INITIATED CHANGES. Subsequent to Tenant's approval of the Construction Documents, Tenant may, by written direction to Landlord, initiate changes to the Construction Documents and construction contemplated thereby. Tenant shall be responsible for all costs and expenses attributable to any changes if the Costs of the Work (as defined in Paragraph 13), taking into account the change, will exceed the TI Allowance (as defined in Section 13). Notwithstanding anything contained herein to the contrary, Landlord shall not be required to execute any requested changes to the Construction Documents which (a) adversely affect mechanical, plumbing, electric, heating, ventilating, air cooling or life safety systems of the Building, (b) adversely affect any structural components of the Building or require any penetration of the floor or ceiling not originally contemplated in the Construction Documents, (c) would be visible from the outside of the Building, (d) would adversely affect other tenants of the Building or (e) would require Landlord to make changes or alterations to other portions of the Building and/or to the Base Building Work.

                  Landlord, upon receipt of Tenant's written direction, shall cause Landlord's Architect or the Consulting Engineers or Design Build Subcontractors, as the case may be, to promptly prepare, at Tenant's cost and expense, a written change proposal, together with appropriate construction drawings and specifications as required, if Landlord's Architect or the Consulting Engineers or Design Build Subcontractors, as the case may be, initially prepared the portion of the Construction Documents which are to be revised, otherwise, Tenant shall cause Tenant's Architect to prepare, at Tenant's cost and expense, such construction drawings and specifications. Said change proposal shall set forth the cost from Landlord's general contractor of said change including any costs for delay or out of sequence work and preparation costs for drawings and related work (or if the cost cannot reasonably be determined, the basis upon which such change proposal shall be billed, for example, time and materials plus applicable mark-up) and the impact of the change upon the scheduled date of Substantial Completion of the Tenant Improvements or, if the exact impact upon the scheduled date of Substantial Completion of the Tenant Improvements cannot reasonably be determined, the estimated impact upon the scheduled date of Substantial Completion of the Tenant Improvements. Tenant shall have three (3) business days from the receipt of said change order to accept or reject it. Accepted change proposals shall become change orders and be executed by Tenant upon receipt. No field work will proceed without written approval of said change order by Tenant. The costs of change orders shall be paid by Tenant within thirty (30) days of Tenant's acceptance of the change order if the Costs of the Work, taking into account the change order, will exceed the TI Allowance. If Tenant fails to make such payment to Landlord for change orders, Landlord shall not be obligated to perform such change order and may proceed to complete the Tenant Improvements pursuant to the approved Plans and Specifications.

                  All delays caused by Tenant initiated change orders, including, without limitation, any stoppage of the work during the change order review process, shall constitute Tenant Delay under Paragraph 12.

                  30.2 LANDLORD INITIATED CHANGES. Landlord may make minor changes in the Tenant Improvements arising during the construction process not requiring an adjustment to the Cost of the Work and not inconsistent with the intent hereof. In addition, after prior notice to Tenant (which notice need not be in writing), the Tenant Improvements shall be changed (and the Construction Documents will be revised by Tenant) to reflect changes required by any local government inspectors and the Cost of Work shall be increased by the cost of such changes or decreased by any savings resulting from such changes; provided, however, that if as a result of any such changes required by local government inspectors arising from any changes in applicable laws or interpretations thereof occurring after approval of the plans and specifications for the Tenant Improvements, the Cost of Work shall materially increase (i.e., by more than $25,000), then prior to implementing the change, Tenant may request changes to the plans and specifications in order to reduce the Cost of Work (and the time period for implementing Tenant's changes shall not constitute Tenant Delay, but shall be considered Force Majeure). Landlord shall notify Tenant of such increase or decrease by delivering to Tenant a change order, which shall be effective upon issuance by Landlord.

         31. CODE COMPLIANCE. Tenant shall be responsible to deliver Preliminary Construction Drawings and architectural Construction Documents in conformance with all applicable statutes, laws, ordinances, orders, codes, rules, regulations and building and fire codes, including, without limitation, the Americans With Disabilities Act and which do not require the use of asbestos or asbestos-containing materials. Landlord's, Landlord's Architect's or the Consulting Engineers' or Design Build Subcontractors' review of the architectural Construction Documents shall create no responsibility or liability on the part of Landlord for such compliance or their completeness or design sufficiency. Tenant shall be responsible for any delays in obtaining necessary permits and occupancy certificates caused by non-compliance of such Preliminary Construction Drawings and architectural Construction Documents with such statutes, laws, ordinances, orders, codes, rules and regulations, and such delays shall constitute Tenant Delay under Paragraph 12 below and under the Lease.

         32. SUBSTANTIAL COMPLETION. Landlord's Architect shall schedule a joint inspection with Tenant, and, if desired by Tenant, Tenant's Architect, Landlord's contractor and Landlord's representative of the Premises prior to occupancy by Tenant to determine if the Tenant Improvements are Substantially Complete and to establish a complete list of items which are unfinished or in need of corrective work (the "PUNCHLIST"). The Punchlist shall be signed by both Landlord's Architect and Tenant's Architect. Landlord's Architect shall certify Substantial Completion. Landlord shall proceed expeditiously to complete and/or correct any items listed on said Punchlist, during normal business hours. Tenant shall, at Tenant's expense, cause Tenant's Architect to review for accuracy and completeness "AS BUILT" drawings of the Tenant Improvements prepared by Landlord's contractor, make all necessary corrections thereto and make all additions necessary to reflect installations not shown thereon. Within thirty
(30) days after Substantial Completion of the Tenant Improvements, Tenant shall furnish one (1) complete reproducible set of such drawings acceptable to Landlord.

         33. DELAYS IN WORK. If Landlord shall be delayed in Substantially Completing the Tenant Improvements for any reason set forth in the following subparagraphs 12.1 through 12.9 below (each, a "TENANT DELAY"), then neither the Commencement Date of the Lease nor the payment of Rent thereunder shall be affected or deferred on account of such Tenant Delay. Landlord shall notify

Tenant in writing within three (3) business days following Landlord's actual knowledge of the occurrence of the event constituting a Tenant Delay, that such event is or will result in a Tenant Delay under this Workletter Agreement (provided that if Landlord fails to give a timely notice, then Landlord may not claim "Tenant Delay" with respect to any period of delay occurring prior to Landlord's delivery of such notice to Tenant). The following constitute Tenant
Delay:

                  33.1 Tenant's failure to furnish the initial Preliminary Construction Drawings and architectural Construction Documents or the information required for the preparation of the same or the engineering Construction Documents as and when required hereby or other Tenant delay under Paragraph 4, 5, 6 and 10 above;

                  33.2 Tenant's failure to approve the Cost Schedule within the time period required hereby or other Tenant delay under Paragraph 7 above;

                  33.3 Tenant's request for or use of Unique Items;

                  33.4 Tenant's failure to pay for any portions of the Tenant Improvements as and when payable by Tenant hereunder;

                  33.5 Tenant's changes in the work or the Construction Documents (notwithstanding Landlord's approval of any such changes) or other Tenant delay under Paragraph 9 above;

                  33.6 Landlord's determination that modifications to the Base Building Work are necessary in order to accommodate the Tenant Improvements;

                  33.7 the entry by Tenant or Tenant's contractors, suppliers, vendors or other agents in or about the Premises or Building or other Tenant delay under Paragraph 15 below;

                  33.8 Landlord's inability to commence the Tenant Improvements on or before September 1, 2001 due to the failure to have final Construction Documents and the Cost Schedule approved by both parties on or before May 15, 2001 for any reason other than Landlord's arbitrary objections to, or disapproval of, such items or Landlords' failure to respond to Tenant's submittals as and when required hereunder; or

                  33.9 any other act, omission or delay by Tenant, its agents or contractors or persons employed by any of such persons delaying Substantial Completion of the Tenant Improvements or otherwise described as a "Tenant Delay" in this Workletter Agreement.

         [OPEN: TENANT WANTS BINDING ARBITRATION FOR DISPUTES REGARDING TENANT DELAYS]

         34.      COST OF THE WORK, TENANT IMPROVEMENT ALLOWANCE AND
                  MOVING ALLOWANCE.

                  34.1 For purposes hereof, the "COST OF THE WORK" shall mean and include the following costs attributable to the Tenant
         Improvements: (a) the cost of all materials and labor; (b) general conditions (including rubbish removal, hoisting, permits, temporary facilities, safety and protection, cleaning, tools, blueprints and reproduction, telephone, temporary power, field supervision and the like); (c) premium cost of workers compensation, public liability, casualty and other insurance charged by contractors'; (d) contractors' charges for overhead and fees; (e) architectural, engineering and consulting fees incurred by Landlord and Tenant, including fees payable to any Design Build Subcontractor; and (f) utility costs. Costs of the Work shall not include any supervisory fee for loading dock and elevator service. In addition, Landlord will serve as project manager for the Tenant Improvements at no additional charge. Hoisting charges for Base Tenant's furniture, fixtures and equipment shall be invoiced to and paid separately by Tenant, and not as part of Costs of the Work.

                  34.2 Provided that Tenant is not in Default, Landlord shall contribute in progress payments a maximum amount ("TENANT IMPROVEMENT ALLOWANCE") equal to (i) Thirty-Two Dollars and 50/100 Cents ($32.50) multiplied by (ii) the Rentable Square Feet of the Premises as of the Lease Date, as Landlord's share of the Cost of the Work (a portion of which, not to exceed $2.50 per Rentable Square Foot ("A&E ALLOWANCE") may be utilized for fees of Landlord's and Tenant's Architects and engineers, including the Design Build Subcontractors in connection with the Tenant Improvements) and Tenant shall pay Landlord, as Additional Rent under the Lease, any excess of the Cost of the Work over the amount of the Tenant Improvement Allowance ("EXCESS COSTS"). Landlord shall not be obligated to commence the work until either (i) Tenant has paid Landlord Landlords' estimate of such Excess Costs and all other costs and charges in connection with the Tenant Improvements for which Tenant is responsible hereunder or (ii) if, and only if, Landlord's lender and the title company are amenable to progress payments by Tenant of the Excess Costs (and do not require Landlord to deposit such funds), Tenant shall have provided Landlord, Landlord's lender and the title company with reasonable assurances that the Excess Costs are or will be available as construction proceeds. Landlord agrees to use such funds paid by Tenant, along with the Tenant Improvement Allowance, to pay the Costs of the Work in progress payments, as the work proceeds, and Tenant's funds shall be disbursed pari pasu with disbursements of the Tenant Improvement Allowance. If, after the Construction Documents have been approved or work has commenced, the Cost Schedule or Construction Documents are revised such that Tenant owes Landlord additional amounts on account of the Cost of the Work, Landlord shall not be obligated to proceed with the Tenant Improvements until Tenant has paid Landlord any such deficit or, to the extent permitted above, provided Landlord, Landlord's lender and the title company with reasonable assurances that the funds are or will be available as construction proceeds. Any such deficit owed by Tenant shall be paid to Landlord within thirty (30) days after issuance of the revised Cost Schedule. If the actual Cost of the Work is less than the Tenant Improvement Allowance, Tenant shall not be entitled to receive a payment or a credit for such difference. In addition, if Tenant has not deposited the Excess Costs with Landlord, to the extent permitted above, Tenant shall fund its proportionate share of each progress payment made by Landlord concurrently with the disbursement of the applicable portion of the Tenant Improvement Allowance, and if Tenant fails to do so, Landlord shall not be obligated to disburse the Tenant Improvement Allowance; provided further, however, that if the estimated costs of the Tenant Improvements do not exceed the product of 1.25 and the Tenant Improvements Allowance, and the title company and all Mortgagees and Ground Lessors approve, Tenant may fund the Excess Costs concurrently with the last construction draw made by Landlord to cover the costs of the Tenant Improvements.

                  34.3 Notwithstanding any thing contained herein to the contrary above, so long as Tenant is not in Default, upon Tenant's request, accompanied by invoices evidencing the amounts due, at any time following final approval of the Construction Documents by Landlord and Tenant, Landlord shall disburse out of the Tenant Improvement Allowance an amount not to exceed the A&E Allowance, to Landlord's and Tenant's Architects and engineers including the Design Build Subcontractors, to pay the costs incurred in connection with the preparation of the Construction Drawings. Tenant shall be responsible for paying all such costs in excess of the A&E Allowance.

                  13.4 Upon substantial completion of the Premises, Tenant's acceptance and occupancy thereof, and provided Tenant is not then in Default, Landlord shall pay to Tenant a moving allowance in an amount equal to $1.00 per Rentable Square Foot of the Premises (with the square footage of the Premises being determined as of the Lease Date) to reimburse Tenant for costs incurred in connection with moving into the Premises.

         35. FAILURE TO MAKE PAYMENTS. In the event Tenant fails to make any payment to Landlord as provided for in Paragraph 13 above, Landlord at its option may:

                  35.1     Stop all work.

                  35.2 Complete the Tenant Improvements, pursuant to the approved Construction Documents, and continue to hold Tenant liable for all costs due to Landlord. In such event all sums shall bear interest as provided for late payments in the Lease.

         These rights shall be cumulative and in addition to all other rights at law and equity of Landlord. Tenant's failure to pay any sum due hereunder shall constitute a default under the Lease.

         36.      ACCESS BY TENANT PRIOR TO COMMENCEMENT OF LEASE. [OPEN
ISSUE REGARDING PERIOD OF FREE RENT AFTER SUBSTANTIAL COMPLETIONS] Landlord, shall permit Tenant and Tenant's agents to enter the Premises no less than forty-five (45) days prior to the Commencement Date in order that Tenant may make the Premises ready for Tenant's use and occupancy by installation of FF&E. Tenant shall notify Landlord in writing prior to allowing any party to enter the Premises, and shall provide Landlord with, and update as needed, a list of parties authorized by Tenant to so enter. Such entry prior to the commencement of the term shall constitute a license only and not a lease and such license shall be conditioned upon (a) Tenant working in harmony and not interfering in any way with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers in doing Landlord's Work in the Building or with other tenants and occupants of the Building, (b) Tenant furnishing Landlord with evidence of such insurance as Landlord may reasonably require Tenant, Tenant's suppliers, vendors and contractors to carry against liabilities which may arise out of such entry (including, without limitation, any insurance required to be maintained by Tenant under the Lease), (c) Tenant's assuming full responsibility for any damages it causes and (d) each party entering being identified on the authorized entry list described above. Landlord shall have the right to withdraw such license if Tenant interferes in any way with the completion of Landlord's Work, causes any damage, or otherwise violates any of the terms of this Paragraph 15. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed, or installations made, in the Premises prior to the commencement of the term of the Lease, the same being at Tenant's sole risk, and Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its employees, contractors, agents and consultants from any and all liabilities, costs, damages, losses, suits, proceedings, injuries, fees and expenses (including, without limitation, attorneys' fees) arising in any way out of or in any way connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or the Building prior to the Commencement Date. Tenant shall not interfere with or impair the mandated coordination with labor unions provided for under the construction agreements for the Premises and the Building. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to be attached to or be placed upon Landlord's title or interest in the Premises, Building or underlying land and Tenant shall permit no mechanics lien, materials lien or other lien to be filed against the Premises, Building or underlying land. Tenant assumes full responsibility for any of its employees, agents or contractors admitted to the Premises pursuant to this paragraph, and does hereby indemnify Landlord as respects any claims which arise against Landlord because of their presence, or by or through said employees, agents or contractors. Without limitation of the other provisions of the Lease and this Agreement, any delay in Substantial Completion of the Tenant Improvements caused by entry hereunder prior to the commencement of the term shall constitute Tenant Delay under the Lease and Tenant Delay under Paragraph 12 above. Any increase in construction costs caused by out-of-sequence work or other disruption of the normal construction process to accommodate Tenant's access hereunder shall be a cost borne by Tenant.

         37.      MISCELLANEOUS.

                  37.1 HEADINGS. The headings are for convenience only.

                  37.2 ELECTION OF LAW. This Agreement shall be governed by the laws of the State of Illinois.

                  37.3 TIME IS OF THE ESSENCE. Time is of the essence in this Agreement.

                  37.4 ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement of Tenant and Landlord regarding Tenant Improvements.

                  37.5 AMENDMENT. This Agreement may only be amended in writing, duly executed by both Landlord and Tenant.

                  37.6 PAYMENTS. All payments to be made by Tenant pursuant to this Agreement shall be deemed Rent.

                  37.7 DATES. Any date specified herein which may fall on a Saturday, Sunday or holiday shall be deemed to be extended to the next day which is not a Saturday, Sunday or holiday.

                  37.8 NO WARRANTIES. All implied warranties, including, but not limited to, those of merchantability and fitness for a particular purpose, are expressly negated and waived by Tenant.

                  37.9 PREMISES ONLY. This Agreement shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

                  37.10 LANDLORD LIABILITY. The liability of Landlord hereunder or under an amendment hereto or any instrument or document executed in connection herewith shall be limited as provided in Section 28.N of the Lease.

         38. DESIGNATED REPRESENTATIVES; COOPERATION.

                  38.1 Landlord's and Tenant's representatives with the authority to give and receive notices, other materials and information relating to the Tenant Improvements, and approvals under this Agreement are listed in the Project Directory, and may be changed by Landlord or Tenant by giving written notice to the other party.

                  38.2 Tenant and Landlord agree to make their respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Tenant Improvements.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the first day aforewritten.

                                        LANDLORD:

                                        DAVIS CHURCH OFFICE
                                        DEVELOPMENT, L.L.C., a Delaware
                                        limited liability company


                                        By:____________________________

                                                 Name:_________________

                                                 Its:__________________


                                        TENANT:

                                        HOUGHTON MIFFLIN COMPANY, a
                                        Massachusetts corporation


                                        By:___________________________

                                                 Name:________________

                                                 Its:_________________

                                    EXHIBIT L

                               COMPLETION GUARANTY

                                    EXHIBIT M

                                  PARKING LEASE

                                    EXHIBIT N

                            RETAIL SIGNAGE GUIDELINES


                                       N-1